UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Under Rule 14a-12

SOTHEBY’S

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1334 York Avenue, New York, NY 10021 (212) 606-7000

March 22, 2018

Dear Fellow Stockholder:

On behalf of the Board of Directors of Sotheby’s, we are pleased to invite you to attend our 2018 Annual Meeting of Stockholders. The meeting will be held at our offices located at 1334 York Avenue, New York 10021, on Thursday, May 3, 2018, at 9:00 a.m., Eastern Daylight Savings Time.

This booklet includes the formal notice of the meeting, as well as the proxy statement. The proxy statement gives you information about the formal items of business to be voted on at the meeting and other information relevant to your voting decisions.

We are providing our stockholders access to the proxy materials and our 2017 annual report over the Internet. This allows us to provide you with the annual meeting information you need in a fast and efficient manner, while reducing the environmental impact of our annual meeting. On or about March 22, 2018, we will mail to stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and 2017 annual report online and how to vote online. If you receive such a Notice by mail, you will not receive a printed copy of the materials unless you specifically request one. However, the Notice contains instructions on how to request to receive printed copies of these materials and a proxy card by mail.

Your vote is very important to us. Regardless of the number of shares you own and whether or not you attend the meeting, please vote. You may vote by toll-free telephone, via the Internet or, if you request that the proxy materials be mailed to you, by completing, dating and signing the proxy card and returning it in the envelope provided. No postage is required if the proxy card is mailed in the United States. If present at the meeting, you may revoke your proxy and vote in person.

Attendance at the meeting will be limited to stockholders as of the record date, or their authorized representatives, and our guests.

We look forward to seeing you at the meeting.

Cordially,

Domenico De Sole

Chairman of the Board of Directors

Thomas S. Smith, Jr.

President and Chief Executive Officer

1334 York Avenue, New York, NY 10021 (212) 606-7000

March 22, 2018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 3, 2018

To the Stockholders of

SOTHEBY’S:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sotheby’s will be held at the Company’s offices, 1334 York Avenue, New York, NY 10021, on Thursday, May 3, 2018, at 9:00 a.m., Eastern Daylight Savings Time, for the following purposes:

•	To elect 11 directors;

•	To consider and vote upon an advisory proposal to approve executive compensation;

•	To consider and vote upon a proposal to approve a change in director compensation;

•	To adopt the 2018 Equity Incentive Plan;

•	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2018; and

•	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

The Board of Directors fixed the close of business on March 12, 2018 as the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting. At the close of business on March 12, 2018, there were 52,504,335 shares of our common stock entitled to vote at the meeting.

A complete list of stockholders entitled to vote at the meeting will be open to the examination of stockholders at the meeting and for a period of ten days prior to the meeting at our offices at 1334 York Avenue, New York, New York 10021, during ordinary business hours.

By Order of the Board of Directors

David G. Schwartz

Senior Vice President, Chief Securities Counsel

and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 3, 2018.

The proxy statement and 2017 Annual Report are available at https://investor.shareholder.com/bid/proxy.cfm.

1334 York Avenue

New York, New York 10021

PROXY STATEMENT

2018 Annual Meeting of Stockholders

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement carefully before voting.

2018 Annual Meeting

•	Date: May 3, 2018	•	Record Date: March 12, 2018
•	Time: 9:00 a.m. Eastern Daylight Savings Time	•	Location: Sotheby’s offices, 1334 York Avenue, New York, NY 10021

Matters to be Considered

Proposal	Board Vote Recommendation	Page Reference (for more information)
Item 1—Election of Directors	FOR each nominee	15
Item 2—Advisory Vote to Approve Executive Compensation	FOR	80
Item 3—Proposal to Approve Change to Director Compensation	FOR	81
Item 4—Proposed 2018 Equity Incentive Plan	FOR	82
Item 5—Ratification of Selection of Independent Registered Public Accounting Firm	FOR	100

2018 Proxy Statement	| 1

Proxy Summary

Director Nominees

Name/Age	Independent	Director Since	Principal Occupation	Committee Membership
Jessica M. Bibliowicz, 58	Yes	2014	Chairman, Weill Cornell Medicine	Audit Compensation (Chair) Nom. & Corp. Gov.
Linus W. L. Cheung, 69	Yes	2016	Retired CEO of Hong Kong Telecom	Audit Business Strategy
Kevin C. Conroy, 57	Yes	2014	President, Digital and New Platforms, Metro-Goldwyn-Mayer Inc.	Compensation Nom. & Corp. Gov. Business Strategy
Domenico De Sole, 74 (Chairman)	Yes	2013	Co-Founder and Chairman of Tom Ford International	Nom. & Corp. Gov. (Chair) Business Strategy Executive (Chair) Finance
The Duke of Devonshire, 73 (Deputy Chairman)	No	1994	Chancellor, University of Derby, England	Business Strategy Executive
Daniel S. Loeb, 56	Yes	2014	CEO, Third Point LLC	Nom. & Corp. Gov. Business Strategy Executive
Marsha E. Simms, 65	Yes	2011	Retired Partner, Weil, Gotshal & Manges LLP	Audit Nom. & Corp. Gov.
Thomas S. Smith, Jr., 52 (President and Chief Executive Officer)	No	2015	President and CEO of Sotheby’s	Business Strategy Executive Finance
Diana L. Taylor, 63	Yes	2007	Vice Chairman, Solera Capital LLC	Compensation Nom. & Corp. Gov. Executive Finance
Dennis M. Weibling, 66	Yes	2006	Managing Director, Rally Capital LLC	Audit (Chair) Compensation Executive Finance (Chair)
Harry J. Wilson, 46	Yes	2014	Founder and CEO, MAEVA Group LLC	Compensation Business Strategy (Chair) Finance

Average attendance at Board and Committee meetings by these members of the Board in 2017 was approximately 93%. All of the directors listed above attended at least 75% of the Board and Committee meetings on which they served in 2017.

2 |	2018 Proxy Statement

Proxy Summary

Statistical Information Regarding Our Director Nominees

The Board selection process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company.

Corporate Governance Highlights

We maintain corporate governance policies and practices that reflect what the Board of Directors believes are “best practices,” as well as those that we are required to comply with pursuant to the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission and the New York Stock Exchange on which our common stock is listed. These include:

•	83% of our current directors are independent

•	An independent Chairman of the Board with extensive responsibilities

•	Each of the Audit, Compensation, and Nominating and Corporate Governance Committees is composed exclusively of independent directors

•	Annual elections of all directors (not a staggered Board)

•	Majority voting for director elections, with plurality voting in contested elections

•	Robust stock ownership guidelines for executive officers and non-management directors

•	Annual Board and Committee self-evaluations

•	A robust claw-back policy

2018 Proxy Statement	| 3

Proxy Summary

2017 Corporate Highlights

During 2017, we continued to make substantial progress against our key strategic priorities, successfully repositioning the Company in the largest art segment, Contemporary Art; boosting the Company’s focus on private sales; adding to the Company’s offices in areas with growth opportunity, including India and the Middle East, as well as deepening the Company’s position in the crucial China market; focusing on the luxury markets of Jewelry and Watches and adding new leadership; and expanding the Company’s art advisory business into the field of artists, artist estates and foundations. We also focused on our capital allocation strategy, including by: implementing enterprise-wide financial methodologies to apply rigor to deal-making to improve margins; refinancing our senior notes and raising an additional $100 million in capital at a lower interest rate and with a longer maturity, and reducing Sotheby’s Financial Services credit facility commitments; and converting inventory to cash. In 2017, our stock price appreciated 29.5%.

For detailed information, see Compensation Discussion and Analysis on page 42.

Executive Compensation

The objectives of the executive compensation program are as follows:

•

Align executive and stockholder interests through the use of equity awards as a meaningful portion of overall executive compensation. We also maintain stock ownership guidelines for our CEO and his direct reports, and prohibit our executives from hedging or pledging common stock owned by them.

•	Pay-for-performance by evaluating performance against short-term goals that support our business strategy and long-term goals that measure the creation of sustainable stockholder value.

•

Achieve the right balance between cash and equity incentive pay, using cash to reward more recent performance and equity awards to encourage our named executives to continue to deliver results over a longer period of time.

•	Hire and retain talented executives to drive performance by paying competitive total compensation.

•	Affordability of Compensation, as compensation should not exceed what we can reasonably afford.

•	Provide limited perquisites that serve a reasonable business purpose and no more.

Our executive compensation for 2017 consisted of four components: base salary, annual cash bonus opportunity, performance share awards and, other than for the Chief Executive Officer, restricted stock units. Of these components, only base salary represents fixed compensation. Each of the other components is dependent upon our financial and operating performance as well as the performance of the individual executive.

4 |	2018 Proxy Statement

Proxy Summary

Over 98% of the votes cast on our 2017 advisory proposal on executive compensation were in favor of our executive compensation program.

For additional information about our executive compensation practices, see Compensation Discussion and Analysis on page 42.

The Company believes that our executive compensation program aligns the interests of our executives with our stockholders and closely reflects our compensation philosophy. As such, our Board recommends that stockholders vote FOR the advisory proposal on executive compensation.

2018 Proxy Statement	| 5

THE MEETING

Introduction

This proxy statement is being furnished to the stockholders of Sotheby’s, a Delaware corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2018 annual meeting of stockholders and at any adjournments thereof.

Date, Time and Place

The meeting will be held on May 3, 2018, at 9:00 a.m., Eastern Daylight Savings Time, at our offices located at 1334 York Avenue, New York, NY 10021.

Matters to be Considered

At the meeting, stockholders will be asked to:

•	Elect 11 directors;

•	To consider and vote upon an advisory proposal to approve executive compensation;

•	To consider and vote upon a proposal to approve a change in director compensation;

•	To adopt 2018 Equity Incentive Plan; and

•	To ratify the selection of our independent registered public accounting firm.

See ELECTION OF DIRECTORS, ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION, PROPOSAL TO APPROVE CHANGE TO DIRECTOR COMPENSATION, PROPOSED 2018 EQUITY INCENTIVE and RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. The Board of Directors does not know of any matters to be brought before the meeting other than as set forth in the notice of meeting. If any other matters properly come before the meeting, the persons named in the form of proxy or their substitutes will vote in accordance with their best judgment on such matters.

Internet Availability of Proxy Materials

This proxy statement and our Annual Report for the fiscal year ended December 31, 2017, containing financial and other information concerning our company, are available on the Investor Relations page of our website, www.sothebys.com. Additionally, and in accordance with Securities and Exchange Commission (“SEC”) rules, you may access our proxy statement at https://investor.shareholder.com/bid/proxy.cfm.

Under rules adopted by the SEC, we have elected to furnish the proxy statement and Annual Report to many of our stockholders via the Internet instead of mailing printed materials to each stockholder. We believe this is in the best interests of our stockholders because we can provide our stockholders with the information they need, while lowering the cost of delivery and reducing the environmental impact.

On or about March 22, 2018, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery) a “Notice of Internet Availability of Proxy

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The Meeting

Materials” (the “Notice”). If you received the Notice by mail, you will not automatically receive a printed copy of this proxy statement and our Annual Report in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials online. The Notice also instructs you on how you may submit your proxy via the Internet. If you previously requested electronic delivery, you will receive an e-mail providing you with the Notice, and if you previously requested paper delivery, you will receive a paper copy of the proxy materials by mail. We encourage you to receive all proxy materials in the future electronically to help us save printing costs and postage fees, as well as natural resources in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card or on the Investor Relations page of our website, www.sothebys.com.

You can receive a copy of our proxy materials by following the instructions (contained in the Notice) regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. Requests for printed copies of the proxy materials can be made by Internet at https://investor.shareholder.com/bid/proxy.cfm, by telephone at 1-212-894-1023 or by email at investor@sothebys.com by sending a blank email with your control number (the 12 digit identifying number in the box on the Notice) in the subject line.

Record Date; Shares Outstanding and Entitled to Vote; Quorum

Stockholders as of the record date, i.e., the close of business on March 12, 2018, are entitled to notice of and to vote at the meeting. As of the record date, there were 52,504,335 shares of common stock outstanding and entitled to vote, with each share entitled to one vote. Holders of a majority of the outstanding shares entitled to vote must be present in person or represented by proxy in order for action to be taken at the meeting.

Attending the Meeting

Only stockholders who owned shares as of the Record Date, or their duly appointed proxies, may attend the meeting. If you hold your shares through a broker, bank or other record owner, you will not be admitted to the meeting unless you bring a legal proxy or a copy of a statement (such as a brokerage statement) from your broker, bank or other record owner reflecting your stock ownership as of the Record Date. Additionally, in order to be admitted to the meeting, you must bring a driver’s license, passport or other form of government-issued identification to verify your identity.

Required Votes

Election of Directors. In uncontested director elections, like the one covered by this proxy statement, our directors are elected by the affirmative vote of the holders of a majority of the votes cast. Votes cast shall include direction to withhold authority and exclude abstentions with respect to that director’s election. Under the rules of the New York Stock Exchange (“NYSE”), brokers are not permitted to vote shares on the election of directors if they do not receive voting instructions from the beneficial owners of such shares. Such “broker non-votes” will be considered present for purposes of establishing a quorum, but will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on election of directors.

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The Meeting

Under Delaware law, an incumbent director who fails to receive the required vote “holds over,” or continues to serve as a director until his or her successor is elected and qualified. To address this “hold-over” issue, we have adopted a policy under which, in non-contested elections, if a director fails to win a majority of affirmative votes for his or her election, the director must immediately tender his or her resignation from the Board, and the Board will decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled meeting.

In the event of a “contested election” of directors, where there is more than one nominee competing for a director seat, directors are elected by an affirmative plurality of the votes cast.

Advisory Proposal on Executive Compensation. Approval of the advisory proposal on executive compensation requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the advisory proposal. Broker non-votes, as described under Election of Directors above, will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the advisory proposal. Because the vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Proposal to Approve Change to Director Compensation. Approval of the proposal to change director compensation requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the proposal. Broker non-votes, as described under Election of Directors above, will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the proposal. Although the vote is not required by law, in accordance with what the Board of Directors believes is best practice, the Company is providing stockholders with the opportunity to review and approve the proposed change to the compensation the Company pays to the Board of Directors, and the Board has agreed to abide by the stockholder vote.

Proposed 2018 Equity Incentive Plan. Approval of the proposed 2018 Equity Incentive Plan requires the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting. Abstentions will have the same effect as a vote against approving the proposal. Broker non-votes, as described under Election of Directors above, will not be considered in determining the number of votes necessary for approval and will have no effect on the outcome of the vote on the proposal.

Selection of Auditors. The ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the common stock present or represented by proxy and entitled to vote at the meeting, the Audit Committee of the Board of Directors will reconsider the selection of the independent registered public accounting firm, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of a new independent registered public

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The Meeting

accounting firm at any time during the year if they believe that this change would be in our and our stockholders’ best interests. Abstentions will have the same effect as a vote against ratification of the auditors.

Voting Recommendations

The Board of Directors recommends that you vote FOR each nominee for director named, FOR the advisory proposal on executive compensation, FOR the proposal to change director compensation, FOR adoption of the 2018 Equity Incentive Plan, and FOR ratification of the selection of our independent registered public accounting firm for 2018.

Voting and Revocation of Proxies

Stockholders who hold shares in their own name are requested to vote by proxy in one of three ways:

•

By Internet—You can vote via the Internet by following the instructions in the Notice or by visiting the Internet website at https://investor.shareholder.com/bid/proxy.cfm and following the on-screen instructions;

•	By Telephone—In the United States and Canada you can vote by telephone by following the instructions in the Notice or by calling 1-212-894-1023 (toll-free) and following the instructions; or

•	By Mail—You can vote by mail if you received a printed proxy card by dating, signing and promptly returning your proxy card in the postage prepaid envelope provided with the materials.

You may also vote in person. Common stock represented by properly executed proxies, received by us or voted by telephone or via the Internet, which are not revoked will be voted at the meeting in accordance with the instructions contained therein. Subject to the broker non-vote rules discussed above under Required Votes, if instructions are not given, proxies will be voted:

•	FOR election of each nominee for director named;

•	FOR the advisory proposal on executive compensation;

•	FOR the proposal to change director compensation;

•	FOR adoption of the 2018 Equity Incentive; and

•	FOR ratification of the selection of our independent registered public accounting firm.

Voting instructions, including instructions for both telephonic and Internet voting, are provided in the Notice or, if you received a printed proxy card, on the proxy card. The Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions, and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage

2018 Proxy Statement	| 9

The Meeting

charges from Internet access providers and telephone companies, which must be borne by the stockholder. If you do vote by Internet or telephone, it will not be necessary to return a proxy card.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If a stockholder neither returns a signed proxy card, votes by the Internet or by telephone, nor attends the meeting and votes in person, his or her shares will not be voted.

Any proxy signed and returned by a stockholder or voted by telephone or via the Internet may be revoked at any time before it is exercised by giving written notice of revocation to our Secretary, at our address set forth herein, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by voting in person at the meeting. Attendance at the meeting will not alone constitute revocation of a proxy.

Proxy Solicitation

We will bear the costs of solicitation of proxies for the meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged Morrow & Co., LLC to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $10,000, plus customary disbursements. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common stock held of record by them, and these custodians will be reimbursed for their reasonable expenses.

Independent Registered Public Accounting Firm

We have been advised that representatives of Deloitte & Touche LLP, our independent registered public accounting firm for 2017, will attend the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions of stockholders.

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The Meeting

Transfer Agent

Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

If By First Class Mail:

Computershare Investor Services

P.O. Box 505000

Louisville, KY 40233-5000

If By Overnight Courier:

Computershare Investor Services

462 South 4th Street

Louisville, KY 40202

website: www.computershare.com/investor

Telephone: (800) 368-5948 (in the U.S., Puerto Rico and Canada)

or (201) 680-6578 (outside the U.S., Puerto Rico and Canada)

2018 Proxy Statement	| 11

OWNERSHIP OF COMMON STOCK

Set forth below is certain information as of March 12, 2018 with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by:

•	each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities;

•	each director and nominee for director;

•	each of the executive officers named in the Summary Compensation Table under “Executive Compensation;” and

•	all of our directors and executive officers as a group.

Except as otherwise stated, the business address of each person listed is c/o Sotheby’s, 1334 York Avenue, New York, New York 10021. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.

Performance share units (“PSUs”) and restricted stock units (“RSUs”), issued as compensation to our executive officers, do not carry voting rights and may not be transferred, until they are earned or vest. Because officers holding PSUs and RSUs do not have voting or investment power, they are not considered the beneficial owner of the underlying common stock. For this reason, PSUs and RSUs are not included in the table below. For informational purposes, the number of PSUs and RSUs held by officers are provided in the footnotes to the table.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Taikang Life Insurance Co. Ltd. (a)	7,939,661		15.12%
Third Point LLC and Daniel S. Loeb (b)	6,664,597		12.69%
BlackRock, Inc. (c)	3,921,869		7.47%
The Vanguard Group (d)	3,878,885		7.39%
AllianceBernstein L.P. (e)	3,730,808		7.11%
Jessica M. Bibliowicz	12,037	(f)	*
Valentino D. Carlotti	0	(g)	*
Linus W. L. Cheung	2,523	(h)	*
Adam Chinn	69,382	(i)	*
Kevin Conroy	11,037	(j)	*
Domenico De Sole	56,292	(k)	*
Duke of Devonshire	68,581	(l)	*
David Goodman	5,889	(m)	*
Michael Goss	53,720	(n)	*
Olivier Reza (o)	8,037	(p)	*
Marsha E. Simms	14,887	(q)	*
Thomas S. Smith, Jr.	143,257	(r)	*
Diana L. Taylor	25,808	(s)	*
Dennis M. Weibling	116,892	(t)	*
Harry J. Wilson	31,037	(u)	*
All directors and executive officers as a group (20 persons)	7,305,515	(v)	13.91%

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Ownership of Common Stock

*	Less than 1%.

(a)	The business address of this beneficial owner is Taikang Life Building, 156 Fuxingmennei Street, Beijing, People’s Republic of China 100031. Based on a Schedule 13D/A filed on November 16, 2017 by Taikang Life Insurance Co. Ltd.

(b)	The business address of this beneficial owner is 390 Park Avenue, 19th Fl., New York, NY 10022. Based on a Schedule 13D/A filed on August 16, 2016 by a group consisting of Third Point LLC and Daniel S. Loeb, and Form 4’s filed by the group. Mr. Loeb, a member of our Board of Directors, is the managing member of Third Point LLC and controls Third Point LLC’s business activities. As such, Mr. Loeb may be deemed to be the beneficial owner of the shares held by Third Point LLC.

(c)	The business address of this beneficial owner is 55 East 52nd Street, New York, NY 10022. Based on a Schedule 13G/A filed on January 22, 2018 by a group consisting of BlackRock, Inc. and subsidiaries.

(d)	The business address of this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355. Based on a Schedule 13G/A filed on February 12, 2018 by a group consisting of The Vanguard Group, Inc. and subsidiaries.

(e)	The business address of this beneficial owner is 1345 Avenue of Americas, New York, NY 10105. Based on a Schedule 13G filed on February 13, 2018 by AllianceBernstein L.P.

(f)	Includes 8,037 shares that will be acquired upon the redemption of deferred stock units. Deferred stock units will be redeemed upon termination of the director’s service. See Director Compensation—Non-Employee Director Compensation Program below.

(g)	Does not include 8,070 PSUs and 21,732 RSUs held by Mr. Carlotti.

(h)	Consists of 2,523 shares that will be acquired upon the redemption of deferred stock units.

(i)	Does not include 49,481 PSUs and 14,410 RSUs held by Mr. Chinn.

(j)	Includes of 8,037 shares that will be acquired upon the redemption of deferred stock units.

(k)	Includes 23,187 shares that will be acquired upon the redemption of deferred stock units.

(l)	Includes 49,576 shares that will be acquired upon the redemption of deferred stock units.

(m)	Does not include 50,544 PSUs and 17,756 RSUs held by Mr. Goodman.

(n)	Does not include 47,664 PSUs and 42,999 RSUs held by Mr. Goss.

(o)	Mr. Reza will retire from the Board of Directors in May 2018.

(p)	Consists of 8,037 shares that will be acquired upon the redemption of deferred stock units.

(q)	Consists of 14,887 shares that will be acquired upon the redemption of deferred stock units.

(r)	Includes 17,230 shares of common stock held by his minor children. Does not include 358,115 PSUs and 47,485 RSUs held by Mr. Smith.

(s)	Consists of 25,808 shares that will be acquired upon the redemption of deferred stock units.

(t)	Includes 25,892 shares that will be acquired upon the redemption of deferred stock units. Does not include 17,469 RSUs held by Mr. Weibling.

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Ownership of Common Stock

(u)	Includes 8,037 shares that will be acquired upon the redemption of deferred stock units.

(v)	Includes 174,021 shares that may be acquired upon the redemption of deferred stock units held by directors. Does not include 165,108 RSUs and 556,742 PSUs held by executive officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than 10% stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that during the year ended December 31, 2017, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, with the exception of the following: Adam Chinn reported owning 45,000 shares of common stock on a Form 3 filed on February 6, 2017. However, at the time, Mr. Chinn actually owned 65,000 shares of common stock. Upon discovering the error, Mr. Chinn filed an amended Form 3 on March 2, 2017 to report the total number of shares.

14 |	2018 Proxy Statement

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

At the meeting, 11 directors are to be elected to serve until the next annual meeting or until their successors have been elected and qualified. Each of the following nominees is currently serving as a director.

Directors will be elected by a majority of the votes of the holders of shares of common stock present in person or represented by proxy at the meeting and entitled to vote at the meeting.

Name	Age	Year First Elected Director	Independent
Jessica M. Bibliowicz	58	2014	Yes
Linus W. L. Cheung	69	2016	Yes
Kevin C. Conroy	57	2014	Yes
Domenico De Sole	74	2013	Yes
The Duke of Devonshire	73	1994	No
Daniel S. Loeb	56	2014	Yes
Marsha E. Simms	65	2011	Yes
Thomas S. Smith, Jr.	52	2015	No
Diana L. Taylor	63	2007	Yes
Dennis M. Weibling	66	2006	Yes
Harry J. Wilson	46	2014	Yes

The Board of Directors affirmatively determined that, other than Mr. Smith and the Duke of Devonshire, all of the current directors are independent under the rules of the NYSE and the Company’s own independence categorical standards.

The persons named in the enclosed form of proxy have advised that, unless contrary instructions are received, they intend to vote FOR the 11 nominees named by the Board of Directors and listed on the following table. In case any of these nominees should become unavailable for any reason, the persons named in the enclosed form of proxy have advised that they will vote for such substitute nominees as the Board of Directors may propose.

On May 4, 2014, the Company entered into a support agreement (the “Third Point Support Agreement”) with Third Point LLC (“Third Point”), Daniel S. Loeb, Olivier Reza, Harry J. Wilson and other entities affiliated with Third Point pursuant to which the Company and Third Point settled a proxy contest for the election of directors. Pursuant to the Third Point Support Agreement, Mr. Loeb and Mr. Wilson are being nominated for re-election at the meeting.

On November 4, 2016, the Company entered in a support agreement (the “Taikang Support Agreement”) with Taikang Life Insurance Co. Ltd. (successor to Taikang Insurance Group) pursuant to which Mr. Cheung is being nominated for re-election at the meeting.

2018 Proxy Statement	| 15

Election of Directors

The Company’s Current Reports on Form 8-K, filed on May 7, 2014 and November 7, 2016, respectively, with the SEC, contains summaries of the Third Point Support Agreement and the Taikang Support Agreement, which are qualified in their entirety by reference to those agreements filed as exhibits to the Form 8-Ks.

Statistical Information Regarding Our Nominees

Jessica M. Bibliowicz Age: 58 Independent Director since: May 2014 Board Committees: Audit Compensation (Chair) Nominating and Corporate Governance

Background

Ms. Bibliowicz has served as senior advisor of Bridge Growth Partners, a private equity firm focusing on investments in the technology and financial services sectors, since September 2013. From April 1999 to May 2013, she served as Chief Executive Officer of National Financial Partners Corporation (“NFP”), a publicly traded company, and as Chairman of the Board from June 2003 until July 2013, when a private equity sponsor acquired the company. Ms. Bibliowicz was the President of NFP from April 1999 to April 2012. Before joining NFP, she served as President of John A. Levin & Co., a registered investment advisor, and as Executive Vice President and Head of Smith Barney Mutual Funds. Ms. Bibliowicz currently serves as a trustee of Prudential Insurance Funds. She is also a member of the Board of Trustees of Cornell University, the Chairman of the Board of Overseers of Weill Cornell Medicine, and a member of the Board of Directors of Jazz at Lincoln Center.

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Election of Directors

Experience and Qualifications

Ms. Bibliowicz has served as Chief Executive Officer of a public financial services company for many years. In addition, she is a current and past director of several public companies and has extensive finance and banking experience.

Other Public Directorships

The Asia Pacific Fund, Inc. (since 2006); Realogy Holdings Corp. (2013-2016)

Linus W. L. Cheung Age: 69 Independent Director since: November 2016 Board Committees: Audit Business Strategy

Background

Mr. Cheung has served as a Director since November 2016. He was Chairman of Asia Television Limited from 2008 to 2009, Chief Executive Officer of Hong Kong Telecom from 1994 to 2000 and, following Hong Kong Telecom’s merger with Pacific Century Cyberworks (“PCCW”) in 2000, PCCW’s Deputy Chairman until 2004. Prior to that, Mr. Cheung served with Cathay Pacific Airways for 23 years, leaving in 1994 as Deputy Managing Director. Mr. Cheung serves on the boards of China Unicom (HK) Ltd. since 2004 and HKR International Ltd. since 2006, and previously served on the boards of Cathay Pacific Airways (1992-1994), Hong Kong Telecom (1994-2000), Cable and Wireless plc (1994-2000), and Taikang Insurance (2004-2011).

Experience and Qualifications

Mr. Cheung’s qualifications for service on the Board include (i) serving as Chief Executive Officer and other senior executive positions of public companies over several decades, (ii) present and past directorships on public company boards and extensive knowledge and experience as an art collector.

Kevin C. Conroy Age: 57 Independent Director since: May 2014 Board Committees: Compensation Nominating and Corporate Governance Business Strategy

Background

Mr. Conroy has served as President, Digital and New Platforms, of Metro-Goldwyn-Mayer Inc. since July 2016. From January 2009 to March 2016, he was Chief Strategy & Data Officer and President, Enterprise Development, at Univision Communications, Inc., the leading media company serving Hispanic America. From 2001 to 2008, he served in a variety of senior programming, product, marketing and operating roles at AOL LLC (a global web services company), most recently as AOL’s Executive Vice President of Global Products and Marketing. From 1995 to 2001, Mr. Conroy served in a number of roles with Bertelsmann AG (a transnational media corporation), including as Chief Marketing Officer & President, New Technology, BMG Entertainment.

2018 Proxy Statement	| 17

Election of Directors

Experience and Qualifications

Mr. Conroy has served in senior leadership positions with a global public company focused on digital, marketing, advertising and media development, each of which are areas of ongoing importance to the Company, (ii) public company board service with a major global consumer products company, (iii) in-depth international management experience, (iv) extensive background in managing popular global brands, including AOL, AIM, Netscape and Moviefone, and (v) recognition as one of the most accomplished executives in the consumer internet and online media business, with a focus on developing new growth opportunities and building partnerships in the technology space.

Other Public Directorships

Newell Brands Inc. (formerly Newell Rubbermaid Inc.) (2011-2018)

Domenico De Sole Chairman of the Board Age: 74 Independent Director since: December 2013 Board Committees: Nominating and Corporate Governance (Chair) Executive (Chair) Business Strategy Finance

Background

Mr. De Sole became Chairman of the Board of Sotheby’s in March 2015 and previously served as Lead Independent Director until assuming the Chairman position. He is co-founder and has served as Chairman of luxury retailer Tom Ford International since 2005 and was President and Chief Executive Officer of Gucci Group N.V. from 1994 to 2004. From 1984 to 1994, Mr. De Sole served as Chief Executive Officer of Gucci America. He is currently a director of Ermenegildo Zegna, a privately held high-end luxury manufacturer and retailer, and Pirelli & C SpA, a company listed on the Milan Stock Exchange. Mr. De Sole is a member of the Dean’s Advisory Board of Harvard Law School.

Experience and Qualifications

Mr. De Sole service includes (i) numerous leadership positions with global, high-end luxury branded businesses in key markets Sotheby’s has targeted for growth, including Asia and Europe, (ii) significant global public company management and director experience over many years, including developing strategies and initiatives to support the financing, capital allocation, growth and relationship needs of those businesses, (iii) strong familiarity with the art and collectibles business as a longtime contemporary art and wine collector, (iv) significant legal experience and (v) deep and enduring global relationships in the high-end fashion, luxury goods category.

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Election of Directors

Other Public Directorships

Gap, Inc. (since 2004); Newell Brands Inc. (formerly Newell Rubbermaid Inc.) (since 2007); The Procter & Gamble Company (2001-2005); Bausch & Lomb Incorporated (1996-2007); Delta Air Lines, Inc. (2005-2007)

The Duke of Devonshire Deputy Chairman of the Board Age: 73 Director since: September 1994 Board Committees: Executive Business Strategy

Background

The Duke of Devonshire KCVO, CBE, DL, formerly Marquess of Hartington, has served as Deputy Chairman of the Board since April 1996. In March 2008, he was appointed Chancellor of the University of Derby, England. Since 2007, the Duke has been a Trustee of the Storm King Arts Center in New York. The Duke of Devonshire assists in the management of family estates in England and Ireland, as well as The Devonshire Hotels and Restaurants Group, which operates several highly rated hotels in England, including a well-known luxury hotel. He also oversees the Devonshire Collection, a world-renowned private art collection based at Chatsworth. The Duke served as a Trustee of the Wallace Collection, a major London fine arts museum, from 2007 to 2015. From 2012 to 2015, he served as a Trustee of Derby Museums, and on retiring became Patron. The Duke is President of the Arkwright Society, at Sir Richard Arkwright’s Cromford Mills in Derbyshire, a World Heritage Site.

Experience and Qualifications

The Duke of Devonshire has (i) served as a trustee of numerous museums and arts organizations, such as the Wallace Collection and the Sheffield Galleries & Museums Trust, (ii) experience as a collector of important and historic works of art, and (iii) administered high profile organizations with a strong client-care element, including the Ascot Racecourse and Chatsworth.

Daniel S. Loeb Age: 56 Independent Director since: May 2014 Board Committees: Nominating and Corporate Governance Executive Business Strategy

Background

Mr. Loeb is the Chief Executive Officer of Third Point LLC, a New York-based investment management firm he founded in 1995. He has served on several philanthropic boards. Mr. Loeb graduated with an A.B. in Economics from Columbia University in 1983.

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Election of Directors

Experience and Qualifications

Mr. Loeb has (i) finance and investment management expertise, (ii) experience evaluating and interacting with public companies and (iii) knowledge of art acquired through his experiences as a collector of modern and contemporary art.

Other Public Directorships

Yahoo! Inc. (2012-2013)

Marsha E. Simms Age: 65 Independent Director since: May 2011 Board Committees: Audit Nominating and Corporate Governance

Background

Ms. Simms served as a partner of the international law firm Weil, Gotshal & Manges LLP from 1986 until her retirement in 2010. She practiced in the firm’s Corporate Department, primarily in bank finance and corporate debt restructuring and has over 30 years’ experience negotiating financings and restructurings for major corporations, including for the Company. Ms. Simms was recognized as a leading lawyer in the banking and finance field by Chambers Global and Chambers USA and was named as one of America’s Top Black Lawyers by Black Enterprise Magazine. She served as the Content Officer for the Business Law Section of the American Bar Association in 2011 and was the recipient of the 2010 Jean Allard Glass Cutter Award, given by the Business Law Section to a woman who has cut through barriers to attain high accomplishment in business law. She is a trustee of the Rockefeller Brothers Fund, a philanthropic organization, where she chairs the audit committee and is a member of the executive committee and a life trustee of WNET, New York’s public television station, where she chaired the audit committee. Ms. Simms is also a member of the Council (board of directors) of the American Law Institute and a member of the Board of Directors of The Academy of Political Science.

Experience and Qualifications

Ms. Simms has (i) substantial legal and financial skills, including finance and debt restructuring, (ii) knowledge of the Company’s business and finances as a result of her representation of the Company in numerous corporate finance transactions and (iii) governance background attained from service on non-profit boards and committees.

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Election of Directors

Thomas S. Smith, Jr. President and Chief Executive Officer Age: 52 Director since: March 2015 Board Committees: Executive Business Strategy Finance

Background

Mr. Smith has served as President and Chief Executive Officer of the Company in March 2015. From February 2014 to March 2015, he served as President and Chief Executive Officer of The Madison Square Garden Company, a diversified media, entertainment and sports company. From 2009 to February 2014, Mr. Smith was President, Local Media, of Cablevision, as well as responsible for Cablevision Media Sales. From 2000 to 2009, he worked for Reed Elsevier Group PLC, a worldwide media company, where he last served as chief executive officer of the company’s U.S. business-to-business division, Reed Business Information (RBI). He currently serves as an Adjunct Professor at NYU Stern School of Business.

Experience and Qualifications

Mr. Smith’s has (i) C-level public company strategic and management experience in the information, media, and entertainment industries, (ii) extensive experience managing influential client relationships and (iii) proven digital experience in a number of industries.

Diana L. Taylor Age: 63 Independent Director since: April 2007 Board Committees: Compensation Nominating and Corporate Governance Executive Finance

Background

Ms. Taylor has served as Vice Chairman of Solera Capital LLC, a private equity firm, since May 2014. From April 2007 to April 2014, Ms. Taylor served as Managing Director of Wolfensohn & Co., an investment banking firm. From June 2003 to March 2007, Ms. Taylor served as Superintendent of Banks for the State of New York, a position to which she was appointed by Governor George Pataki. Prior to her appointment, she held a number of senior government and private sector positions, including Chief Financial Officer of the Long Island Power Authority and Vice President of KeySpan Energy. From 1980 to 1996, Ms. Taylor was an investment banker. She worked at Smith Barney, Harris Upham, Lehman Brothers, and Donaldson, Lufkin & Jenrette before joining M.R. Beal & Co. as a founding partner. In 2009, she served briefly as a director of Fannie Mae and Allianz Global Investors. She was required to leave both boards when she was nominated to become a director of Citigroup. Ms. Taylor serves on several not-for-profit boards, including ACCION, the Hudson River Park Trust, and Hotbread Kitchen, each of which she chairs, and the Mayo Clinic, GEMS and the Economic Club of New York, among others. She is a member of the Council on Foreign Relations.

2018 Proxy Statement	| 21

Election of Directors

Experience and Qualifications

Ms. Taylor has (i) extensive investment banking, finance and accounting experience, (ii) served as chief financial officer of a significant public utility, including ensuring costs are aligned with operations and the needs of the business without compromising service, and (iii) served as Banking Superintendent for the State of New York, providing helpful financial regulatory background for the Company’s art financing activities.

Other Public Directorships

Citigroup Inc. (since 2009); Brookfield Asset Management (since 2013); Brookfield Properties Partners (2008-2013)

Dennis M. Weibling Age: 66 Independent Director since: May 2006 Board Committees: Audit (Chair) Compensation Executive Finance (Chair)

Background

Mr. Weibling served as the Company’s Interim Chief Financial Officer from January 1, 2016 until March 28, 2016. Since 2004, he has served as the Managing Director of Rally Capital, LLC, a private equity fund. From 2006 to 2014, Mr. Weibling served as a board member and Chairman of Telesphere Networks Ltd. From October 1993 to December 2001, he served as President of Eagle River, Inc. and then as Vice Chairman of Eagle River Investments until November 2003, both being ventures of Craig McCaw. He is also a trustee of the trusts created by the estate of Keith W. McCaw. Mr. Weibling currently serves as a member of the Seattle Pacific University Foundation.

Experience and Qualifications

Mr. Weibling (i) is an audit committee financial expert with extensive public accounting experience, (ii) has served on and chaired numerous audit committees of public and private companies and (iii) has financial and strategic experience as the managing director of a private equity firm, including investing in and growing businesses and new business lines.

Other Public Directorships

Nextel Partners, Inc. (1995-2005); Nextel Communications, Inc. (1995-2006); XO Communications (1995-2003)

22 |	2018 Proxy Statement

Election of Directors

Harry J. Wilson Age: 46 Independent Director since: May 2014 Board Committees: Compensation Business Strategy (Chair) Finance

Background

Mr. Wilson has served as the Founder and Chief Executive Officer of MAEVA Group, LLC since its founding in January 2011 and has extensive expertise in corporate restructurings, turnarounds and corporate transformations. In 2010, Mr. Wilson was the Republican nominee for New York State Comptroller. In 2009, Mr. Wilson served as one of the four leaders of the Auto Task Force responsible for the Treasury’s role in the restructuring of General Motors and Chrysler. From 2003 through 2008, Mr. Wilson worked at credit investment fund Silver Point Capital, finishing his tenure there as a partner. From 1999 until 2003, Mr. Wilson worked at The Blackstone Group. Earlier in his career, Mr. Wilson worked at the private equity firm Clayton, Dubilier & Rice and in the investment banking division of Goldman, Sachs & Co. Mr. Wilson currently serves on the following non-public boards of directors: Youth, INC, a venture philanthropy nonprofit focused on troubled New York City youth, Scarsdale Maroon & White and The Hellenic Initiative, and is Chairman of Save Our States and the Save Our States Action Fund and Co-Chair of MAEVA Social Capital, Inc. Mr. Wilson graduated with an A.B. in government, with honors, from Harvard College in 1993 and received an MBA from Harvard Business School in 1999.

Experience and Qualifications

Mr. Wilson has (i) comprehensive financial and capital allocation strategy experience, (ii) extensive experience with companies undergoing important strategic transitions and (iii) interaction with companies in a wide range of capacities, including serving as a director for a number of public and private companies.

Other Public Directorships

Visteon Corporation (since 2011); Yahoo! (2012-2013); YRC Worldwide (2011-2014)

The Board of Directors recommends that you vote FOR the election of all nominees for Director.

2018 Proxy Statement	| 23

RETIRING DIRECTOR

The following person is currently serving as a director, but is retiring in May 2018 and is not standing for re-election:

Olivier Reza Age: 44 Independent Director since: May 2014 Board Committees: Audit Business Strategy Finance

Background

Mr. Reza is the Founder and Managing Partner of Myro Capital, LLC, which provides management and financial advisory services to family members and associated entities. Since 2009, Mr. Reza has served as President of Reza Gem SAS, a private French company that is associated with Alexandre Reza’s jewelry business. The Reza jewelry collection is considered one of the most important collections of rare gems and jewelry in the world. Previously, Mr. Reza served as Managing Director in the Mergers and Acquisitions group at Lazard Freres & Co LLC in New York, where he spent ten years working on transactions in a wide range of industries.

24 |	2018 Proxy Statement

DIRECTOR COMPENSATION

The following table sets forth compensation information for 2017 for each person who served as a non-employee member of our Board of Directors during 2017. Thomas S. Smith, Jr., our President and Chief Executive Officer, is not included in this table as he receives no compensation for his service as a director. The compensation received during 2017 by Mr. Smith as an employee of the Company is shown in the Summary Compensation Table elsewhere in this proxy statement.

Although the non-employee director compensation year commences on the date of the annual meeting of stockholders and ends on the next annual meeting date (May to May), the cash payments and stock awards listed in the table below represent cash payments and stock awards for the calendar year 2017 service in compliance with the disclosure requirements for this table. No directors hold options to purchase common stock of the Company.

2017 Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation (2)	Total
Jessica M. Bibliowicz	$90,000	$75,000	$—	$165,000
Linus W. L. Cheung	$65,000	$75,000	$—	$140,000
Kevin C. Conroy	$70,000	$75,000	$—	$145,000
Domenico De Sole	$50,000	$250,000	$—	$300,000
The Duke of Devonshire	$55,000	$75,000	$84,305	$214,305
Daniel S. Loeb	$60,000	$75,000	$—	$135,000
Olivier Reza (3)	$65,000	$75,000	$—	$140,000
Marsha E. Simms	$65,000	$75,000	$—	$140,000
Diana L. Taylor	$70,000	$75,000	$—	$145,000
Dennis M. Weibling	$102,500	$75,000	$—	$177,500
Harry J. Wilson	$65,000	$75,000	$—	$140,000

(1)	The amounts shown in this column represent the grant date fair value in accordance with Financial Accounting Standards Board ASC Topic 718 (“Topic 718”) of the deferred stock units granted to directors in 2017. Dividends are paid on deferred stock units held by directors at the same rate and at the same time as we pay dividends on shares of our common stock, in the form of additional stock units. No above-market or preferential dividends were paid with respect to any deferred stock units. On January 21, 2016, the Board of Directors eliminated the quarterly dividend. Accordingly, no dividends were paid on deferred stock units in 2017.

(2)	Consists of a fee paid for providing consulting services to the Company. See Corporate Governance—Director Independence—Board of Directors Independence Determinations below.

(3)	Mr. Reza is retiring from the Board of Directors effective May 2, 2018.

2018 Proxy Statement	| 25

Director Compensation

Non-Employee Director Compensation Program

Pursuant to our Corporate Governance Guidelines, the Compensation Committee is responsible for reviewing the compensation of the Company’s directors and making recommendations to the Board in respect thereof. Prior to the Committee making any recommendation to the Board for increased director compensation, the Committee’s independent compensation consultant is required to provide to the Committee benchmarking information regarding “market” compensation for directors at the Company’s peer group. There were no changes to the non-employee director compensation program in 2017. The Compensation Committee recommended, and the Board approved, certain changes to the director compensation program, effective May 15, 2018, as set forth below. The Board is submitting the change to the non-employee directors’ annual equity retainer to our stockholders for approval and ratification in the interest of good corporate governance. See Proposal on Director Compensation elsewhere in this proxy statement.

Directors who are also our employees receive no remuneration for service as a member of our Board of Directors or any committee of the Board. Each non-employee director is entitled to receive the following compensation:

•	Annual Retainer, payable in advance in quarterly installments:

•	$50,000 in cash; and

•

$75,000 in the form of common stock, which the director may elect to receive in the form of deferred stock units, as described below. The Board has approved an increase to this retainer to $125,000 beginning May 15, 2018, subject to stockholder approval of this change at the meeting.

•	Committee Member Cash Stipends, payable in advance in quarterly installments:

•	Audit Committee member—$10,000

•	Compensation Committee member—$10,000

•	Nominating and Corporate Governance Committee member—$5,000

•	Business Strategy Committee member—$5,000

•	Finance Committee member—$5,000

•	Committee Chair Cash Stipends, payable in advance in quarterly installments:

•	Audit Committee Chair—$20,000

•	Compensation Committee Chair—$15,000

•	Nominating and Corporate Governance Committee Chair—$7,500

•	Finance Committee Chair—$7,500

•

Chairman of the Board Stipend—$175,000 in the form of common stock, which the Chairman may elect to receive in the form of deferred stock units. The Chairman stipend is in lieu of any committee chair or member stipends that the Chairman would otherwise be entitled to for service on committees. If stockholders approve the increase to the annual equity retainer, as discussed above, the Board intends to decrease the Chairman stipend to $125,000.

26 |	2018 Proxy Statement

Director Compensation

No stipends are paid for service on the Executive Committee. For 2017, Messrs. Reza and Wilson declined to accept fees for their service on the Business Strategy Committee.

Each director is required to irrevocably elect by December 31 of the prior year whether to receive all or part of the common stock portion of his or her director compensation in deferred stock units.

Deferred stock units are issued under the Sotheby’s Stock Compensation Plan for Non-Employee Directors (as amended and restated, the “Directors Plan”). Directors are also entitled to reimbursement for reasonable expenses they incur in connection with meetings of the Board of Directors they attend in person.

Deferred stock units are credited in an amount that is equal to the number of shares of common stock the director otherwise would have received. The number of shares of common stock is calculated using the closing price of the common stock on the NYSE on the business day immediately prior to the quarterly grant date.

We hold all deferred stock units until a director’s termination of service, at which time the units will be settled on a one-for one basis in shares of our common stock on the first day of the calendar month following the date of termination.

Each non-employee director is eligible to defer up to 100% of director cash compensation in accordance with the terms of the Company’s Deferred Compensation Plan. Unlike employees, non-employee directors are not eligible to receive matching or profit-sharing allocations from the Company with respect to their deferred compensation.

Director Stock Ownership Guidelines and Retention Policy

The Board believes that directors should be stockholders and have a financial stake in the Company. Accordingly, as part of the Company’s Corporate Governance Guidelines, the Board has adopted a Director Stock Ownership Guideline and Director Retention Policy for non-employee directors as described below.

Each non-employee director is required to own common stock or deferred stock units having a value that is equal to or greater than five (5) times the annual cash retainer for directors (which currently equates to $250,000). Directors must satisfy this ownership requirement no later than five years from the date of their election to the Board.

Non-employee directors are also prohibited from selling or otherwise transferring any common stock received as compensation for at least three (3) years from the date received. This transfer restriction expires automatically on the date that a director’s service on the Board terminates. Deferred stock units are not transferrable until a director’s termination of service on the Board.

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CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that reflect what the Board of Directors believes are “best practices,” as well as those that we are required to comply with pursuant to the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the NYSE on which our common stock is listed. A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.sothebys.com.

Leadership Structure

Prior to March 2015, our Corporate Governance Guidelines required that we have a Lead Independent Director in conjunction with the unified roles of Chairman and Chief Executive Officer. In connection with the retirement of our then Chairman and Chief Executive Officer, the Board determined to separate the roles of Chairman and Chief Executive Officer, consistent with best practices. Effective March 31, 2015, Domenico De Sole, who was our Lead Independent Director, assumed the role of independent non-executive Chairman of the Board, and Thomas S. Smith, Jr., joined the Company as our President and Chief Executive Officer. As a result of these changes, there will be no Lead Independent Director at such times as there is an independent non-executive Chairman of the Board.

As Chairman, Mr. De Sole continues to have the following roles and responsibilities that he had as Lead Independent Director, as well as additional duties as determined by the Board:

•	presiding at all meetings of the Board, including executive sessions of the independent directors;

•	approving information sent to the Board;

•	approving meeting agendas for the Board;

•	approving meeting schedules to assure that there is sufficient time for the discussion of all agenda items;

•	having the authority to call meetings of the independent directors; and

•	ensuring that he is available for consultation and direct communication in appropriate circumstances if requested by major stockholders.

Director Independence

The Board of Directors is required to affirmatively determine that a majority of our directors is independent under the rules of the NYSE. The Board of Directors undertakes an annual review of director independence. As a result of this review, the Board of Directors affirmatively determined that 10 of 12 members of the Board (83%) are independent under NYSE rules. Following Mr. Reza’s retirement from the Board, 9 of 11 members of the Board (82%) will be independent under NYSE rules. In determining director independence, the Board of Directors reviews not only relationships between the director and our Company, but also relationships between our Company and the organizations with which the director is affiliated, as required by NYSE rules.

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Corporate Governance

Categorical Standards

As permitted by and in accordance with the NYSE rules, the Board has adopted the following categorical standards to identify immaterial relationships with the Company that would not disqualify a director from being deemed independent but that the Board still considers when evaluating director independence.

1.	The director has received, or an immediate family member has received, during any twelve-month period within the last three years, $100,000 or less in direct compensation from the Company, other than director and committee fees and pension or other deferred compensation for prior service, so long as that compensation is not contingent on continued service;

2.	The director or an immediate family member is a partner, shareholder or officer of a law firm or other professional service firm that has received less than $100,000 in fees from the Company in any single fiscal year during the preceding three years;

3.	The Company has made a contribution to a tax-exempt organization of which the director or any immediate family member serves as a trustee, director or executive officer and such contributions, for any single fiscal year during the preceding three years, have not exceeded $100,000;

4.	During any single fiscal year within the last three years, the director, an immediate family member, or a company Controlled (as defined below) by any of them was indebted to the Company, or the Company was indebted to any such person and either the total amount of such indebtedness did not exceed $100,000 or such indebtedness consists of a loan made in the ordinary course of the Company’s art lending business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a director. “Controlled” means a company of which the director or immediate family member beneficially owns a majority of the outstanding voting securities; or

5.	During the last three years, the director or an immediate family member has purchased or sold property through the Company or its affiliates, so long as such purchases or sales were at public auction or in private transactions in the ordinary course of the Company’s business on substantially the same terms as those prevailing at the time for a similarly situated person who is not a director.

Board of Directors Independence Determinations

Upon reviewing each director’s and director nominee’s relationships with the Company, after considering all applicable NYSE rules and the stated categorical standards, the Board has determined that all directors other than Mr. Smith and the Duke of Devonshire are independent. Mr. Smith is not independent because he is President and Chief Executive Officer of the Company.

We pay the Duke of Devonshire an annual consulting fee of £65,000 (in 2017, approximately $84,305). Under NYSE rules, if payments to a director (other than for compensation received for serving as a director) exceed $120,000 for any of the three most recent years, the director is disqualified from being deemed independent. The Duke’s annual fee was below the NYSE threshold for each of the last three years. However, NYSE rules require that a company review the total facts and circumstances of a

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Corporate Governance

director’s relationship with a company before making an independence determination. The Board considered the following additional relationships in determining that the Duke is not independent: pursuant to an agreement, dated August 14, 2012, between a Company subsidiary and Chatsworth House Trust, the subsidiary paid £250,000 ($324,250) to Chatsworth House Trust, a charitable trust of which the Duke is an unpaid director, for staging a selling exhibition at Chatsworth. This agreement has a five-year term and requires the subsidiary to pay Chatsworth House Trust this amount annually during the term. In connection with various 2017 Chatsworth exhibitions and other marketing endeavors, Sotheby’s subsidiaries paid (i) approximately £177,436 ($230,134) to the Chatsworth House Trust or a wholly owned subsidiary for installation costs and expenses and sponsorship fees; and (ii) approximately £20,225 ($26,232) to the Chatsworth Settlement Trustees or a wholly-owned subsidiary for promotional and special events costs. The Duke is an unpaid trustee and beneficiary of the Chatsworth Settlement Trustees. Additional amounts will be billed for de-installation and other costs for the Chatsworth House Trust 2017 exhibitions. All amounts exclude any valued-added taxes paid.

Board Committee Independence Determinations

The Board has determined that each current member of the Audit, Compensation, and Nominating and Corporate Governance Committee is independent under applicable SEC and NYSE rules.

Board Role in Risk Oversight

General Procedures

The Board carries out its role in the oversight of risk, risk tolerance and corporate culture directly and through Board committees. The Board’s direct role includes the consideration of risk in the strategic and operating plans that are presented to the Board by management. It also includes the regular receipt and discussion of reports from Board committees and the periodic receipt and discussion of reports from Company counsel, from the Company’s Compliance and Business Integrity Department, from management and from outside advisors. Board committees carry out the Board oversight of risk as follows:

•

The Audit Committee considers risk through its oversight of the Company’s financial reporting process, risk management process, legal and regulatory compliance, performance of the independent auditor, internal audit function, financial and disclosure controls, and adherence to the Company’s Code of Business Conduct.

•

The Compensation Committee reviews and approves the Company’s compensation and other benefit plans, policies and programs, and annually documents an assessment of whether any of those plans, policies or programs creates risks that are reasonably likely to have a material adverse effect on the Company.

•

The Nominating and Corporate Governance Committee considers risk through its oversight of the adequacy of the Company’s governance structures and the Committee reviews and makes determinations regarding significant transactions with affiliates under the Company’s Related Party Transactions Policy (as discussed elsewhere in this proxy statement).

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Corporate Governance

•

The Business Strategy Committee considers risk as an integral part of its focus on short and long term planning for the Company with respect to a number of Company strategies, including the areas of growth opportunities, marketing, sales, operations, expense management and the use of technology.

•

The Executive Committee is empowered to act on behalf of the Board between regularly scheduled Board meetings and in this capacity considers risk in conjunction with the approval of certain transactions, particularly as they relate to auction consignment and art financing matters, under the Company’s internal corporate governance guidelines (see below).

•	The Finance Committee considers risk through its oversight of the Company’s capital structure, financing strategies, investment strategies, banking relationships and strategic investments.

Board committees receive regular reports from management of matters affecting Company risk. The role of Board committees in risk management oversight is further detailed in their respective charters, copies of which are available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.sothebys.com.

Specific Risk-Mitigating Corporate Policies: Internal Corporate Governance, Business Conduct, Related Party Transactions, Insider Trading, Regulation FD, and Compensation Recoupment

The Board has also addressed risk through the adoption of corporate policies. We have an internal corporate governance policy adopted by the Board that addresses the delegation of authority within our organization. The policy addresses all aspects of our business and establishes the level of approval required for auction and private sale consignment terms, credit activities, payments, capital commitments, contracts, finance transactions, acquisitions and dispositions, and compensation-related matters. The Board has also adopted a Code of Business Conduct, a Related Party Transactions Policy, a Policy on Trading in Sotheby’s Securities and a Policy Regarding Regulation FD and Communications with Security Holders that are designed to ensure that directors, officers and employees of the Company are aware of their ethical responsibilities and avoid conduct that may pose a risk to the organization.

The Board has adopted a Compensation Recoupment Policy that took effect on January 1, 2015. This policy provides for reimbursement by current and former executive officers and other executives of annual incentive compensation and gains related to equity compensation as well as equity award cancellation in connection with a Company financial restatement. See Compensation Discussion and Analysis—Other Policies and Considerations—Compensation Recoupment (“Claw-back”) Policies below for a more detailed description of this policy.

Enterprise Risk Management

We have an enterprise risk management (“ERM”) program that evaluates and manages risks across the organization. As part of the ERM program, we have a Risk Steering Committee comprised of members of senior management, and overseen by the Chief Financial Officer and the Chief Global Compliance Counsel. The Risk Steering Committee’s primary functions are to conduct risk assessments and to escalate risks and concerns to appropriate members of management, the Board and/or Audit Committee as required. The Risk Steering Committee reports to the Audit Committee quarterly and provides at least

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Corporate Governance

quarterly reports to the Chief Executive Officer on matters related to ERM. The Risk Steering Committee assists the Board in carrying out the risk management procedures described above under General Procedures.

The risks assessed and evaluated by the Risk Steering Committee include, but are not limited to, those related to macroeconomic and geopolitical events, deal-making and lending, strategic initiatives, brand and reputation, legal and regulatory compliance, information and physical security, and finance.

Certain Relationships and Related Party Transactions

Related Party Transactions Policy

Formal Written Policy

We have a Related Party Transactions Policy that supplements our obligations under Delaware law and our Code of Business Conduct described below. The Board has delegated the power to administer, enforce and modify this policy to the Nominating and Corporate Governance Committee. This policy requires that the Committee approve or ratify Company transactions in which a related party (as defined in SEC regulations) or 5% or greater Company stockholder has a material direct or indirect financial interest.

Any executive officer or director who learns of a potential or existing related party transaction must report it to the Company’s General Counsel or his designee, who will determine whether the transaction should be referred to the Nominating and Corporate Governance Committee for action. For pre-approval of transactions only, the Committee Chair is authorized to act for the Committee between its regularly scheduled meetings. In reviewing a transaction, the Committee (or its Chair) will consider the following, among other possible factors:

•	The entire fairness of the transaction to the Company.

•	The magnitude of the benefit for the related party.

•	The feasibility of alternative transactions.

•	How the benefits to the related party compare to similar transactions conducted at arms’ length by the Company.

•	The potential disqualification of a director or director nominee from being deemed “independent” under NYSE rules and applicable legal or other requirements.

No member of the Nominating and Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a related party provided that such person can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the committee or the Board.

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Related Party Transactions under Delaware Law

As a Delaware corporation, we are required to adhere to Section 144 of the Delaware General Corporation Law concerning transactions of a Delaware corporation with its directors and officers. The law provides that related party transactions are not void or voidable if:

•

The material facts regarding the interested party’s relationship to or interest in the transaction are known or disclosed to the board or relevant committee or stockholders and, acting in good faith (i) a majority of disinterested directors (even if less than a quorum) of the board or relevant committee approve the transaction, or (ii) the stockholders entitled to vote on the matter approve the transaction; or

•	The transaction is fair to the corporation when authorized, approved or ratified by the board, relevant committee or stockholders.

Sotheby’s Code of Business Conduct

Our Code of Business Conduct requires that all Company employees, including executive officers, must report potential conflicts of interest to the Company’s Worldwide Director of Compliance.

Related Party Transactions and Director Independence

The Board also reviews related party transactions in the context of making annual independence determinations regarding directors. The Company obtains information to assist the Board in these determinations in part pursuant to Directors and Officers Questionnaires completed annually by all directors, director nominees and executive officers. See Director Independence—Board of Directors Independence Determinations above.

Specific Relationships and Related Party Transactions

From time to time, officers, directors and principal stockholders of the Company and their related parties, including members of their immediate families (“related parties”), purchase or sell property through the Company at public auction or in private transactions in the ordinary course of business. In addition, the Company may engage in various business transactions in the ordinary course of business with and make charitable contributions to museums and other arts organizations for which Company directors serve as trustees or directors. In 2017, several directors and executive officers or their related parties purchased art, jewelry or collectibles through the Company in amounts requiring disclosure under applicable SEC rules as follows: Domenico De Sole, Chairman of the Board, $140,000; Michael Goss, Executive Vice President and Chief Financial Officer, $6,853,000; and Diana Taylor, a director, $16,394,000. In 2017, no directors or executive officers or their related parties sold art, jewelry or collectibles in amounts requiring disclosure.

On January 11, 2016, we acquired Art Agency, Partners. As part of that transaction, we agreed to pay the principals of Art Agency, Partners (including Mr. Chinn) earn-out payments contingent on the achievement of certain financial performance levels. As a result, Mr. Chinn received $1,750,000 in earn-out payments from Sotheby’s in 2017.

Also see Director Independence—Board of Directors Independence Determinations for additional related party transactions with the Duke of Devonshire.

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Corporate Governance

Political Contributions

Political contributions by the Company are prohibited under our internal governance policies.

Meetings of the Board of Directors

In 2017, the Board of Directors held nine meetings (and took action on three other occasions) and committees of the Board held 20 meetings, for a total of 29 meetings. Average attendance at these meetings by members of the Board in 2017 was approximately 93%. Each incumbent director attended at least 75% of the aggregate of these Board meetings and the total number of meetings held by all committees of the Board on which he or she served. It is our policy that the directors attend the annual meeting of stockholders. All of the directors who were members of the Board of Directors at the time of last year’s annual meeting of stockholders attended that meeting.

Committees of the Board

The Board of Directors has six standing committees: Audit, Compensation, Nominating and Corporate Governance, Business Strategy, Executive and Finance. The following table shows the current membership of each of the committees and the number of meetings (and actions taken by consent) held by each committee in 2017:

	Audit	Compensation	Nominating and Corporate Governance	Business Strategy	Executive	Finance
	4 Meetings	5 Meetings 5 Consents	2 Meetings 1 Consent	7 Meetings	No Meetings 9 Consents	2 Meetings 1 Consent
Jessica M. Bibliowicz
Linus W. L. Cheung
Kevin C. Conroy
Domenico De Sole
The Duke of Devonshire
Daniel S. Loeb
Olivier Reza
Marsha E. Simms
Thomas S. Smith, Jr.
Diana L. Taylor
Dennis M. Weibling
Harry J. Wilson

 = Chairman of the Board                  = Chair                  = Member

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Audit Committee

The primary purpose of the Audit Committee of the Board is to assist the Board in fulfilling its responsibility for the integrity of the Company’s financial reports. In carrying out its purpose, the Committee serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems, including the activities of the Company’s independent registered public accounting firm and internal audit function.

The Board has determined that all members of the Audit Committee are financially literate under applicable NYSE corporate governance rules. In addition, the Board has determined that Dennis M. Weibling meets the definition of “audit committee financial expert” contained in applicable SEC rules and also has the requisite financial and accounting expertise required under NYSE rules.

For information regarding the approval by the Audit Committee of auditing and permissible non-auditing services, see Ratification of the Appointment of Independent Registered Public Accounting Firm—Independent Auditors’ Fees elsewhere in this proxy statement.

In accordance with the rules of the SEC, the Audit Committee has established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee operates under a charter that conforms to applicable SEC and NYSE rules.

Compensation Committee

The Compensation Committee undertakes the responsibilities of the Board relating to the compensation of the Company’s employees and, in particular, the compensation of the Company’s Chief Executive Officer and other executive officers. Its primary responsibilities are to review, evaluate and approve the Company’s compensation and other benefit plans, policies and programs. See Compensation Discussion and Analysis—Overview of Our Executive Compensation Program—Our Process—Role of the Compensation Committee.

The Compensation Committee is also responsible for reviewing the compensation of the Company’s directors and making recommendations to the Board in respect thereof. Prior to the Committee making any recommendation to the Board relating to director compensation, the Committee’s independent compensation consultant is required to provide to the Committee benchmarking information regarding “market” compensation for directors at the Company’s peer group. The Compensation Committee operates under a charter that conforms to applicable SEC and NYSE rules.

Each member of the Compensation Committee is an “outside director” under Section 162(m) of the Internal Revenue Code. The Board also appoints Board members who it believes are “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934. However, from time to time, members of the Compensation Committee may purchase or sell property through the Company at public auction or in private transactions in the ordinary course. To the extent a committee member engages in

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Corporate Governance

such action, he or she would not be a “non-employee director.” In such instances, a sub-committee of the Compensation Committee consisting entirely of “non-employee directors” would be responsible for approving equity awards to executives.

The Committee may form, and delegate any of its responsibilities to, a subcommittee so long as such subcommittee is solely comprised of one or more members of the Committee. The Compensation Committee engages compensation consultants to assist the Committee in evaluating the design and assessing the competitiveness of its executive compensation program and for individual executive benchmarking. For more detailed information on the role of compensation consultants, see Compensation Discussion and Analysis—Overview of Our Executive Compensation Program—Our Process—Role of the Compensation Consultant and Other Advisors.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee oversees the director candidate nomination process and Board committee assignments and is responsible for recommending to the Board appropriate Corporate Governance Guidelines applicable to the Company. The Committee also administers and has the power to modify our Related Party Transactions Policy. The Committee operates under a charter that conforms to applicable SEC and NYSE rules.

The Board Nomination Process and Criteria

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become directors and recommends director nominees to be nominated by the Board to stand for election as directors at each annual meeting of stockholders and to fill vacancies on the Board. From time to time, the Committee may retain a search firm to assist it in identifying qualified director candidates.

In making determinations with respect to director nominees, the Committee considers the experience, qualifications, attributes and skills that qualify the nominee to serve as a member of the Board. Among the key attributes that the Committee seeks when evaluating Board candidates are the following:

•	High ethical standards, integrity and sound business judgment

•	Financial or management experience

•	Demonstrated interest or experience in the fine art and collectibles field

•	Independence from management

•	Business development, marketing or client service experience

In connection with the nomination of Messrs. Cheung, Loeb, and Wilson, the Committee complied with the Taikang and Third Point Support Agreements, pursuant to which the Company agreed to nominate them for re-election as directors at the meeting. See Election of Directors above regarding these Support Agreements.

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Each of the nominees for election at the meeting was unanimously recommended by the Nominating and Corporate Governance Committee after careful consideration of each nominee’s individual expertise and skills, as well as the composition of the Board as a whole.

The Committee considers stockholder nominations of appropriate candidates for director in accordance with the attributes outlined above. The Committee evaluates such candidates as it does candidates identified by other means. A stockholder who desires to recommend a director candidate should forward the candidate’s name and qualifications to the Secretary of the Company at 1334 York Avenue, New York, New York 10021 and must include the information required by Section 1.13 of the Company’s Bylaws, which requires information regarding the recommending stockholder as well as the candidate. In order for a candidate to be eligible for election as a director at the 2019 Annual Meeting of Stockholders, the Secretary must receive the required submission no earlier than February 1, 2019 and no later than March 4, 2019. These dates may be subject to modification if our 2019 Annual Meeting of Stockholders occurs more than thirty (30) days before or more than sixty (60) days after May 3, 2019 as provided in Section 1.13 of our Bylaws.

Board Diversity

Although we do not have a formal policy regarding Board diversity, our Corporate Governance Guidelines provide that the Board selection process is designed to ensure that the Board includes members with diverse backgrounds, skills and experience, including appropriate financial and other expertise relevant to the business of the Company. When evaluating candidates for nomination as a director, the Committee does consider diversity in its many forms, including among others, experience, skills, ethnicity, race and gender. We believe a diverse Board, as so defined, provides for different points of view and robust debate among our Board members and enhances the effectiveness of the Board. We believe we have a very diverse Board of Directors, which includes one or more current and/or former chief executive officers, chief financial officers, investment bankers, experts in fine art and collectibles, marketing and business people, and individuals of different race, gender, ethnicity, nationality and background.

The information contained in this proxy statement with respect to the Audit Committee Charter, the Compensation Committee Charter, the Nominating and Corporate Governance Committee Charter and the independence of the non-management members of the Board of Directors shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference in a filing.

Business Strategy Committee

Pursuant to the Third Point Support Agreement, the Company created the Business Strategy Committee in May 2014. The Business Strategy Committee is responsible for review and evaluating the Company’s business strategies and making recommendations to the Board with respect to potential changes in strategy. This committee operates under a charter.

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Corporate Governance

Executive Committee

The Executive Committee considers and takes certain corporate actions between regularly scheduled meetings of the Board. Frequently, the Executive Committee takes action pursuant to the Company’s internal corporate governance rules to approve significant auction consignment and loan transactions. The Executive Committee primarily acts by written consent, after briefing by senior management and informal discussion among Committee members, as appropriate. This committee operates under a charter.

Finance Committee

The Board created the Finance Committee in order to assist it in fulfilling its responsibility to oversee (i) the financial management of the Company, including oversight of our capital structure and financing strategies, investment strategies and banking relationships and (ii) our plans with respect to possible acquisitions, divestitures or other strategic transactions. This committee operates under a charter.

Executive Sessions of the Board of Directors

Our non-management directors meet in executive sessions without management at each regularly scheduled Board meeting. In addition, the independent directors of the Board meet in executive session without non-independent directors at least once a year. Mr. De Sole, the Chairman of the Board, presides at both non-management director and independent director sessions.

Corporate Governance Guidelines

Generally

Our Corporate Governance Guidelines addressing the following subjects:

• Director responsibilities	• Director access to management and independent advisors

• Director qualification standards	• Management succession and Chief Executive Officer compensation

• Board committees	• Performance evaluation of the Board and Board Committees

• Director compensation	• Board confidentiality

• Director stock ownership guidelines	• Stockholder communications with the Board; Board communications with third parties

The Nominating and Corporate Governance Committee periodically reviews and reassesses the adequacy of the Corporate Governance Guidelines to determine whether any revisions are appropriate and recommends to the Board any such revisions for the Board’s approval.

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Corporate Governance

Performance Evaluation of the Board and Board Committees

The Board and all of its Committees conduct a self-evaluation at least annually to determine whether the Board and the Committees are functioning effectively and how to enhance performance. This assessment takes into account input and comments from all directors or committee members, as appropriate, and is discussed with the full Board and/or Committee. In addition to topics that may be of particular relevance in any given year, the assessment focuses on the Board’s and Committees’ contributions to the Company and especially on areas in which the Board believes that the Board and/or Committees could improve. In addition to the annual self-evaluation, Mr. De Sole, the Chairman of the Board, conducts a director peer review.

Management Succession Planning

The Board is strongly committed to Chief Executive Officer and management succession planning. Pursuant to the Corporate Governance Guidelines, the Board is responsible for developing plans for the succession to the position of Chief Executive Officer, including policies regarding succession in the event of an emergency or the retirement of the Chief Executive Officer, and implementing appropriate oversight of the leadership talent development and succession planning for the other executive officers of the Company. The Board has delegated this authority to the Compensation Committee.

Annually, the Chief Executive Officer reviews with the Board his or her assessment of the Company’s senior officers and their potential to succeed him or her.

As part of its succession-planning role, the Compensation Committee annually reviews potential succession candidates for the CEO position and for other senior management positions. The Chief Executive Officer and the Executive Vice President of Human Resources prepare a report on succession options for key positions and discuss the report with the Compensation Committee. This dialogue covers the CEO and principal executive officer positions and other management positions, including regional business heads, and examines all issues surrounding internal and external succession. The Compensation Committee and the CEO then review their succession assessments with the Board.

Code of Business Conduct

We have long had compliance policies applicable to all employees, including our principal executive officers and senior financial officers. These cover such issues as ethical conduct, conflicts of interest and related-party transactions, maintenance of confidentiality of Company and client information, and compliance with laws, including specific policies regarding observing export/import, money-laundering, data-protection and antitrust laws. We have an international Compliance and Business Integrity Department led by the Chief Global Compliance Counsel with responsibility for, among other things, regularly providing compliance policies training to all employees, auditing compliance with the compliance policies, and assisting us and our employees in interpreting and enforcing the compliance policies. We have incorporated many of these policies in our Code of Business Conduct, which is applicable to our directors, officers and employees. A copy of the Code of Business Conduct is available on the Investor Relations page of our website, www.sothebys.com.

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Corporate Governance

The Company has chosen to post any amendment or waiver to our Code of Business Conduct affecting or granted to its Chief Executive Officer, Chief Financial Officer, other executive officers and certain other senior financial officers promptly on its website instead of filing a Form 8-K with the SEC when an amendment or waiver occurs. No such amendments or waivers occurred during 2017.

In addition, the Board has adopted a number of policies related to the ethical and legal conduct of our directors, executive officers and employees, including a Compensation Recoupment Policy, a Policy on Trading in Sotheby’s Securities, a Policy Regarding Regulation FD and Communications with Security Holders, as well as a Related Party Transactions Policy to provide a focused procedure for evaluating potential and existing transactions between the Company and affiliates such as directors and executive officers. For further information regarding the Related Party Transactions Policy, see Certain Relationships and Related Party Transactions above.

Stockholder Engagement

For many years, the Company has engaged in a robust stockholder engagement program. We are committed to engaging in constructive and meaningful dialogue with our stockholders. We value stockholder views and insights and believe that positive, two-way dialogue builds informed relationships that promote transparency and accountability.

While the Board of Directors, through the Nominating and Corporate Governance Committee, oversees stockholder matters and participates in meetings with stockholders as appropriate, management has the principal responsibility for stockholder communications and engagement. Management provides regular updates to the Board concerning stockholder feedback. The Board considers stockholder perspectives when overseeing company strategy, formulating governance practices and designing compensation programs.

During 2017, members of the Board of Directors and management spoke and/or met with stockholders throughout the year. We reached out to our top 16 institutional investors who collectively own 73.2% of our outstanding shares, and five of these investors representing approximately 30% of our outstanding shares agreed to speak with us. Topics discussed included our strategy and performance, corporate governance matters such as Board composition, and our executive compensation program.

Communications with Directors

Any stockholder or interested party may contact the Board of Directors, or any individual director serving on the Board, by written communication mailed to: Board of Directors (Attn: (name of director(s)), if intended for a specific director or less than the full Board), c/o Corporate Secretary, Sotheby’s, 1334 York Avenue, New York, New York 10021. Any proper communication so received will be promptly processed by the Corporate Secretary as agent for the Board or individually named director(s) and shared. The Corporate Secretary may elect not to forward summaries or copies of communications that he believes are business solicitations, resumes, abusive, frivolous or similarly inappropriate.

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Availability of Corporate Governance Documents

Copies of the committee charters, Corporate Governance Guidelines, Code of Business Conduct, and the Company’s categorical standards for director independence are available on the Investor Relations page of our website, www.sothebys.com. In addition, stockholders may obtain a copy of any of these documents by writing to our Investor Relations Department at 1334 York Avenue, New York, New York 10021.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the principles, objectives, and features of our executive compensation program, which is generally applicable to our senior executives. However, in this CD&A we focus primarily on the compensation of our Chief Executive Officer, our Chief Financial Officers during 2017, and our three most highly-compensated executive officers other than our Chief Executive Officer and Chief Financial Officers. For 2017, these individuals, referred to as the “named executive officers” or “NEOs,” were:

•	Thomas (“Tad”) S. Smith, Jr., President and Chief Executive Officer (our “CEO”)

•	Michael Goss, Executive Vice President and Chief Financial Officer (our “CFO”).

•	Valentino D. Carlotti, Executive Vice President, Global Head of Business Development. Mr. Carlotti joined the Company on October 30, 2017.

•	Adam Chinn, Executive Vice President, Chief Operating Officer (our “COO”).

•	David Goodman, Executive Vice President, Digital Developing and Marketing.

Executive Summary

2017 Highlights

Our financial results in 2017 improved significantly over 2016 results. See 2017 Financial Performance below.

Upon naming a new CEO in March 2015, the Company initiated a strategic review of the business and articulated four key priorities for the future:

•	Develop and implement a compelling growth strategy.

•	Embrace technology more effectively, both internally and through client-facing products.

•	Allocate capital efficiently.

•	Attract, develop, and retain the organizational talent necessary to achieve the first three priorities.

During 2017, we continued to make substantial progress against these priorities. We adopted a Board-approved strategic plan; augmented technology leadership and significantly increased digital engagement with clients; leveraged existing talent and added new talent, talent planning, and performance-based incentive compensation programs to drive individual accountability; and underwent an extensive capital allocation review and implemented an enhanced share repurchase initiative, pursuant to which we repurchased $44.5 million of our shares in 2017. Our year-end stock price increased 29.5% over year-end 2016.

As set forth below under February 2018 Named Executive Officer Compensation Actions, incentive bonus payments for 2017 performance for the named executive officers ranged from 85% to 130% of

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target, and the named executive officers did not receive any increases to their salary or bonus targets for 2018. Further, as an indication of the degree of difficulty of performance targets, for the PSU awards granted in 2015, 72.9% of the award was earned based on Company performance for the three year period ended December 31, 2017.

CEO Pay at a Glance

The Compensation Committee awarded our CEO total direct compensation (i.e., base salary, bonus payout and grant date value for long-term awards) for 2017 as set forth below. 81% of his 2017 target total compensation was at risk, and of that amount, 52% is equity-based incentive granted in the form of performance share units. Cash bonus is dependent on the achievement of company and individual performance targets, and the ultimate value delivered from performance share units is dependent on our stock price and the achievement of company performance targets. As discussed in more detail under February 2018 Named Executive Officer Compensation Actions, our CEO’s cash bonus payment for 2017 performance was above target in light of his achievements in 2017 and the Company’s increased 2017 results.

2017 CEO Total Direct Compensation

Compensation Element	Target	Actual	Notes
Base Salary	$1,400,000	$1,400,000	No increase in base salary from 2016 to 2017.
Annual Cash Bonus	$2,800,000	$3,640,000	Actual bonus for 2017 performance, at 130% of target, paid in February 2018.
Performance Share Units	$3,000,000	$3,000,000	Pursuant to his employment agreement. The actual number of units that will be earned will be based on 2017-2019 performance and the value of such earned units will be determined on the date of vesting.
Total Direct Compensation	$7,200,000	$8,040,000

Stockholder Engagement and Impact of 2017 Say-on-Pay Vote

As discussed in more detail under Corporate Governance—Stockholder Engagement, during 2017, members of our Board of Directors and management spoke with and/or met with stockholders throughout the year. We reached out to our top 16 institutional investors who collectively own 73.2% of our outstanding shares, and five of these investors representing approximately 30% of our outstanding shares agreed to speak with us. Among the topics discussed was our executive compensation program. These investors consistently agreed that our executive compensation program was well designed and they were overwhelmingly supportive.

The Compensation Committee also considered the results of the annual stockholder “say-on-pay” vote on our executive compensation program, in addition to other input from our stockholders, when evaluating and determining compensation policies and the compensation for the CEO and the other named executive officers. The 2017 stockholder vote affirmed the Compensation Committee’s decisions for 2016, with over 98% of votes cast approving our executive compensation program.

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Compensation Discussion and Analysis

Notwithstanding these affirmations, the Compensation Committee made important changes to the program for 2017 in order to further align with best practices, as discussed below.

2017 Executive Compensation Changes

For 2017, the Compensation Committee approved changes to the executive compensation program as follows in order to implement best practices, drive performance and individual accountability, and better align executive and stockholder interests:

•	Annual bonus awards for 2017 were awarded under the 2016 Annual Bonus Plan, which was approved by the stockholders at the 2016 Annual Meeting of Stockholders in May 2016.

•

Beginning with February 2017 grants, long-term incentive awards for executive officers, including the named executive officers, but excluding our CEO, were granted 50% in the form of PSUs and 50% in the form of RSUs. Awards for our CEO continued to be 100% in the form of PSUs. The Committee determined to make this change from 100% PSU awards for the other NEOs to better balance the key retention and performance objectives of the long-term incentive program. We believe the program continues to closely align the financial interests of executive officers with sustained stockholder value, and maintains a focus on rewarding longer-term performance. In making this decision, the Committee considered many factors, including peer group and general industry market practice.

2017 Financial Performance

			Variance
	2017	2016	$ / %	%
Total revenues	$989,389	$805,377	$184,012	23%
Net income attributable to Sotheby’s	$118,796	$74,112	$44,684	60%
Adjusted Net Income (a)	$121,699	$99,616	$22,083	22%
Diluted earnings per share—Sotheby’s common shareholders	$2.20	$1.27	$0.93	73%
Adjusted Diluted Earnings Per Share (a)	$2.25	$1.71	$0.54	32%
Statistical Metrics:
Aggregate Auction Sales (b)	$4,567,310	$4,247,873	$319,437	8%
Net Auction Sales (c)	$3,816,792	$3,556,090	$260,702	7%
Private Sales (d)	$744,640	$583,410	$161,230	28%
Consolidated Sales (e)	$5,490,932	$4,894,146	$596,786	12%

(a)	See Part II, Item 7 “Non-GAAP Financial Measures” of the Company’s Report on Form 10-K for the fiscal year ended December 31, 2017 filed with the SEC on March 1, 2018 for a description of these non-GAAP financial measures and a reconciliation to the most comparable GAAP amount.

(b)	Represents the total hammer (sale) price of property sold at auction plus buyer’s premium, excluding amounts related to the sale of our inventory at auction, which are reported within inventory sales.

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(c)	Represents the total hammer (sale) price of property sold at auction, excluding amounts related to the sale of our inventory at auction, which are reported within inventory sales.

(d)	Represents the total purchase price of property sold in private sales that we have brokered, including our commissions.

(e)	Represents the sum of Aggregate Auction Sales, Private Sales, and inventory sales.

In this Compensation Discussion and Analysis, we refer to certain non-GAAP financial measures, including Adjusted Net Income and Adjusted Diluted Earnings Per Share. See Non-GAAP Financial Measures appearing in our Annual Report on Form 10-K for the year ended December 31, 2017 for a description and reconciliation of these non-GAAP measures to our audited U.S. GAAP financial statements, as presented in the Form 10-K.

Overview of Our Executive Compensation Program

Our executive compensation program aligns the goals and interests of our executives to those of our stockholders by awarding compensation based on company and individual performance and, if applicable, regional or business unit performance. Consistent with this approach, a majority of the named executive officers’ compensation is at risk and contingent upon achievement of specified company and individual performance goals. As a result, executive pay has varied meaningfully in recent years, in line with the variability in Company financial performance.

Executive Compensation Practices

We regularly review our executive compensation plans for continued alignment with our business strategy, and human resource objectives, as well as best practices. These best practices are summarized below as “what we do” and “what we don’t do:”

What We Do

✓  Employ a pay-for-performance executive compensation program whereby 81% of the CEO’s target total compensation and 67% of target total compensation of the other NEO’s as a group is at risk and contingent upon performance against specified company and individual goals.

✓  Long-term incentive awards for the named executive officers are 50% performance vested (100% for the CEO).

✓ Require our executives to retain 50% of after-tax shares earned from the long-term incentive program until robust specified stock ownership guidelines are met.

✓ Use “double-trigger” for change-in-control severance arrangements and annual equity grant acceleration.
✓ Hold an annual vote on our executive compensation program.

✓ Have a recoupment, or “claw-back,” policy to recover compensation from executives in the event of a restatement of our financial statements.
✓ Engage an independent compensation consultant to provide advice to our Compensation Committee.

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What We Don’t Do

✗ Permit our executives or directors to hedge or pledge Company stock owned by them.

✗ Reward our executives with excessive perquisites or tenure-based benefits, such as pension plans and retiree medical benefits.

✗ Pay dividends on unearned performance share units.

✗ Make tax gross-up payments.

✗ Guarantee minimum cash or equity payouts.

Our Philosophy and Objectives

Our executive compensation philosophy seeks to maintain our competitive position by enabling us to attract, retain, develop, and incentivize key talent for our unique global art business, while concentrating a significant portion of executive compensation in performance-based cash and equity programs that align the interests of executives with those of our stockholders. Our compensation program design is consistent with this philosophy and provides incentives for our leadership to meet and exceed high individual and corporate performance standards, both annually and in the longer term, without encouraging excessive risk-taking.

The objectives of the executive compensation program are as follows:

•

Align executive and stockholder interests—Executive officers are rewarded for achieving long-term results. Executives and stockholder interests are aligned through the use of equity awards, rather than cash, as a meaningful portion of overall executive compensation. We also maintain stock ownership guidelines for our CEO and other executives, and prohibit our executives from hedging or pledging common stock owned by them.

•

Pay-for-performance—A majority of our named executive officers’ compensation is tied to our business’ performance, both over the short-term and long-term. Our performance is evaluated against short-term goals that support our business strategy and long-term goals that measure the creation of sustainable stockholder value. Our incentive compensation programs carry the risk of no payouts when Company and individual performance goals are not met as well as provide for the opportunity to receive above target payouts when goals are exceeded. Other than base salary, our compensation arrangements do not have guaranteed minimum payments.

•

Achieve the right balance between cash and equity incentive pay—We aim to provide the appropriate mix of compensation elements, including finding a balance between annual cash and long-term equity incentive compensation. Cash payments primarily reward more recent performance, while equity awards encourage our named executives to continue to deliver results over a longer period of time and also serve as a retention tool.

•

Hire and retain talented executives—The quality of the individuals we employ at all levels of the organization is an important driver of our performance as a company, both in the short-term and in the long-term. Accordingly, it is critical for us to be able to hire and retain the best talent in the marketplace and one of the important tools to do so is to pay competitive total compensation. We have also established cliff vesting schedules for performance-based equity awards to help us retain valuable employees.

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•

Affordability of Compensation—Executive compensation does not exceed what we can reasonably afford. We regularly measure our compensation for all employees against a variety of financial metrics, including revenue, operating income, and EBITDA.

•	Provide limited perquisites—Perquisites for our executive officers are minimized and limited to items that serve a reasonable business purpose.

Our Process

Role of the Compensation Committee

The Compensation Committee oversees the design and administration of Sotheby’s executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. As part of its processes and procedures for determining executive compensation, the Compensation Committee:

•	annually reviews and approves compensation-related performance goals and other objectives for our CEO and other executive officers;

•	annually evaluates and approves compensation packages to ensure that a significant portion is performance-based;

•

establishes the specific performance targets which they will use to determine the compensation paid to our executives, determining both the incentives for above-target performance and consequences for below-target performance; and

•	reviews and approves executive compensation policies, such as stock ownership requirements.

During 2017, the Committee used the peer group and general market data as references when determining executive officer compensation. See Market and Peer Group Reviews.

Role of Compensation Consultant and Other Advisors

The Compensation Committee has the sole authority to retain and terminate outside counsel, compensation consultants and other advisors to assist it in carrying out its responsibilities and who are accountable to the Committee. The Compensation Committee retains an independent executive compensation consultant to assist in the development of compensation programs, evaluation of compensation practices and the determination of compensation awards. The role of the compensation consultant is to provide objective third-party data, advice and expertise in executive compensation matters. The compensation consultant reports directly to the Committee and not to management. The decisions made by the Compensation Committee are the responsibility of the Committee and reflect factors and considerations in addition to the information and recommendations provided by the compensation consultant and outside counsel.

Since August 2015, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent executive compensation consultant. For 2017, FW Cook advised the Committee on:

•	Peer group research and review

•	Governance, technical and regulatory assistance

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•	Executive officer and Director compensation benchmarking

•	Equity usage and stockholder dilution review

•	Incentive compensation program design

•	Executive compensation trends

FW Cook provides no other services to the Company.

Pursuant to SEC and NYSE rules, the Compensation Committee is required to consider any conflicts of interest raised by the work of the Compensation Committee’s compensation consultants. After considering the relevant factors, the Compensation Committee determined that no conflicts of interest were raised by the work of its consultants. The Company and the Compensation Committee have instituted policies to avoid conflicts of interest raised by the work of the Compensation Committee’s compensation consultant.

Role of Management

The Compensation Committee determines the compensation of our CEO independent of management. The Committee, with the input of the independent Chairman of the Board, evaluates the CEO’s performance and makes incentive pay decisions through a holistic assessment of his delivery of Sotheby’s financial goals and his progress against Sotheby’s strategic priorities to sustain long-term stockholder value. The Committee, together with the CEO, agrees upon his performance objectives at the beginning of the year. At the conclusion of the year, the CEO discusses with the Committee his performance against the agreed-upon objectives and progress against the strategic priorities, as well as his other accomplishments for the year. This assessment, in addition to Company performance, is used by the Committee to determine the compensation for the CEO.

The CEO, with the assistance of the Chief Human Resources Officer, annually reviews the performance of his direct reports for the year just ended, including the named executive officers, and presents to the Compensation Committee his performance assessments and compensation recommendations, including the recommended award for each component of the executive’s total compensation. The CEO’s review consists of an assessment of the executive’s performance against company-level and individual goals and targets. The Compensation Committee then follows a review process with respect to these executives similar to that undertaken for the CEO. After review and any adjustments, as appropriate, the Compensation Committee approves the compensation decisions for these executives.

Disclosure of Performance Metrics

Incentive plan targets are linked to our annual operating plan, which is approved by the Board. See Components of the Executive Compensation Program—Incentive Compensation below.

The Compensation Committee believes that our stockholders are better served by not disclosing specific historic or prospective financial targets, since our largest competitor is a privately-held, non-public company, and other privately-held direct competitors would then have valuable insight into

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Sotheby’s revenue and margin expectations, creating potential significant competitive harm to the Company and its stockholders. These competitors are not required to, nor do they, disclose such information.

In addition, in determining to maintain the confidentiality of financial targets to avoid competitive harm, the Committee has considered the materiality of these targets to investors as required by SEC rules. As details of the Board-approved annual operating plan (which provides the basis for these targets) have never been disclosed to the investing public, investors have not used that information in making investment decisions, and the failure to disclose these financial targets does not deprive current investors of material information necessary to decide whether to buy, sell or hold our securities. We reviewed our disclosure policy with many of our stockholders and they expressed minimal concern. See Stockholder Engagement and Impact of 2017 Say-on-Pay Vote .

Compensation Mix

Consistent with our philosophy of having a majority of the named executive officers’ compensation at risk and contingent upon specified company and individual performance goals, the following charts show the proportion of each of the principal compensation components to target total compensation for the CEO and for the other current named executive officers as a group for 2017. For CEO, 81% of his 2017 target total compensation was at risk, and of that amount, 52% is equity-based incentive granted in the form of performance share units (PSUs). For the other current named executive officers as a group, 67% was at risk, and of that amount, 50% is equity-based incentive granted in the form of RSUs and PSUs. The percentage of total compensation at risk is greater for the CEO than for the other named executive officers because the CEO has ultimate responsibility for the Company’s performance and, therefore, should be most closely aligned with stockholders’ interests.

(1)	Based on annualized salary and incentives, where applicable. Excludes other compensation.

Market and Peer Group Reviews

The Compensation Committee, in conjunction with FW Cook, establishes the Company’s peer group for use in benchmarking and market comparison purposes. Given the lack of size-appropriate, publicly

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traded, direct business competitors of the Company, the peer group was developed to reflect the unique and complex nature of Sotheby’s operations with regard to critical business characteristics:

•	Relationship oriented businesses;

•	Focus on creative talent;

•	Luxury brands or specialty retailers; and

•	Global reach.

The Committee then considers certain financial metrics to derive an appropriate number of peers within the business characteristic framework:

•	Revenue;

•	Market capitalization;

•	Market capitalization to revenue ratio;

•	Foreign revenue; and

•	Gross profit margin.

The Compensation Committee uses data derived from the peer group to inform decisions about overall compensation, compensation elements, optimum pay mix, and the relative competitive landscape of the executive compensation program. In addition to the peer group, the Committee will continue to use multiple reference points, including survey data, when establishing target compensation levels. During 2017, the Committee also periodically referenced general market data in addition to data from the peer group.

The companies included in our 12-company peer group for fiscal year 2017 are as follows (dollars in millions):

• Booz Allen Hamilton Holding Corp.	• Lazard Ltd.

• Evercore Partners Inc.	• Legg Mason Inc.

• Greenhill & Co., Inc.	• Movado Group, Inc.

• Heidrick & Struggles International Inc.	• Tapestry, Inc. (formerly Coach, Inc.)

• Kate Spade & Company	• The New York Times Company

• Korn/Ferry International	• Tiffany & Co.

The peer group from 2016 was updated for 2017 by removing DreamWorks Animation SKG Inc. and Tumi Holdings, Inc. because they were acquired by Comcast and Samsonite, respectively.

Components of the Executive Compensation Program

The following describes the components that comprise our executive compensation program and post-employment compensation, the rationale for each component and how awards were determined for 2017.

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Base Salary

Each executive receives a base salary to provide predictable income to the executive. The Compensation Committee sets executive base salaries after consideration of a variety of factors, including the executive’s role and responsibilities, individual performance, executive experience and skill set, the ability to attract and retain talented executives, and peer group and market data.

Incentive Compensation

Incentive compensation consists of annual incentive bonuses and long-term equity incentive awards. Each NEO has a separate bonus target and long-term incentive target.

Annual Bonus

Bonuses may be paid upon partial or full achievement of company and individual goals. Annual bonuses for all named executive officers, other than Mr. Goss, are paid in cash. In accordance with his employment arrangement, the annual bonus for Mr. Goss is paid in the form of restricted stock units that vest equally over a three-year period.

•

Determination of Individual Awards for Named Executive Officers—Each named executive officer has an individual bonus target. The bonus targets for our CEO and COO are determined pursuant to their employment agreements. The terms of their employment agreements are described below under Executive Compensation—Employment Arrangements; Potential Payments upon Termination or Change-in-Control. The Compensation Committee sets the bonus target amounts for the other named executive officers at the beginning of each year.

Bonuses are calculated as follows:

•

70% of an executive’s target bonus amount is based on overall Company financial performance (aligned with the Company’s annual financial plan). The Compensation Committee set a threshold performance level corresponding to 70% achievement of the goal included in the Company’s annual financial plan, and a maximum performance level corresponding to 130% or higher achievement of such goal.

•	30% of an executive’s target bonus amount is based on an assessment of the executive’s leadership and performance against the executive’s individual goals.

•	Overall, bonus payouts can be from 0% up to 200% of each executive’s individual bonus target.

•

Test for Reasonableness—As an additional control, after determining payouts based on company and individual performance, the Committee then reviews the overall Company compensation-to-revenue ratio (i.e., total compensation and benefits to total operating revenues) against a range (29% to 39%) previously established by the Committee in order to assess whether there is an appropriate level of total Company compensation cost for the year.

In light of the Committee’s review of the CEO’s performance in 2017 and the performance evaluations provided by the CEO with respect to the other named executive officers, bonus payments ranged from 85% to 130% of target. See February 2018 Named Executive Officer Compensation Actions for details on such achievements and for actual payouts for 2017.

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Long-Term Equity Incentives

We use long-term equity incentives to reward executives for achieving long-term results. This aligns executives’ and stockholders’ interests.

The long-term incentive pool is subject to a guideline run rate cap of 1.65% of common stock outstanding that was established by the Committee.

Prior to 2017, each NEO had a long-term incentive target that was then awarded in the form of PSUs in the first quarter of the year. Beginning in the first quarter of 2017, long-term incentive awards for executive officers, including the named executive officers, but excluding the CEO, were granted 50% in the form of PSUs and 50% in the form of RSUs. Awards for the CEO continued to be 100% in the form of PSUs. The Committee determined to make this change from 100% PSU awards for the other NEOs to better balance the key retention and performance objectives of the long-term incentive program. We believe the program continues to closely align the financial interests of executive officers with sustained stockholder value, and maintains a focus on rewarding longer-term performance. In making this decision, the Committee considered many factors, including peer group and general industry market practice. The RSU awards vest in three equal annual installments commencing one year after grant.

The Committee selected ROIC as the performance metric for PSU awards as it is the Committee’s view that this metric is a robust indicator of Company performance that is aligned with stockholders; it takes into account operating performance and balance sheet health, and is complementary, not duplicative with the annual bonus metrics. ROIC reflects the level of profitability generated by the Company, as well as the efficiency of capital deployed to drive that profitability. These PSU awards will be earned based on the Company’s ROIC performance versus a target ROIC over a three-year period (January 1, 2017 to December 31, 2019) as shown below. The target ROIC was established based on the Company’s 2017 annual financial plan, applying a growth factor for years two and three of the performance period. The PSU awards granted in February 2017 include a threshold level of performance (70% of target ROIC), below which no units will vest, and a stretch level of performance (130% of target ROIC), at which the maximum 200% of target units will vest. As detailed in Disclosure of Performance Metrics above, the Company does not disclose financial targets.

3-year ROIC Performance (1)	% of Units that are Earned (1)
≥ Stretch (≥ 130% of Target)	200%
Target	100%
Threshold (70% of Target)	50%
<Threshold (<70% of Target)	0%

(1)	Straight-line interpolation will be used to determine % of eligible units that are earned for results between the stated ROIC performance levels above.

Vesting of Prior Year PSU Awards

In February 2018, the Committee certified the level of 2017 pre-tax earnings and associated vesting for performance share unit awards granted in 2015. As detailed in Disclosure of Performance Metrics

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above, the Company does not disclose financial targets. For the PSU awards granted in 2015, 72.9% of the award was earned based on Company performance over the three year period ended December 31, 2017. These awards vested in March 2018.

Degree of Difficulty of 2017 Performance Targets

Historically, NEO incentive awards have demonstrated a high degree of variability when compared to the individual NEO targets, reflecting the Company’s pay-for-performance philosophy. For annual bonus awards made with respect to 2014 through 2017, payouts ranged from 60% to 160% of individual NEO targets. Whether an NEO is likely to meet his individual financial and non-financial performance targets is a complex assessment, resulting in part from the individually-tailored nature of the targets as well as the unpredictable business environment. For bonus awards in respect to 2017 performance, each NEO was required to fulfill substantially challenging individual performance goals in order to receive target incentive compensation. In the Committee’s view, these goals were established at levels that were very challenging to achieve, but with appropriate internal governance processes in place to mitigate undue risk taking. An indication of the degree of difficulty of performance targets is evidenced by the payout of the 2016 annual incentive bonus for named executive officers at 60% of target.

As discussed under Incentive Compensation above, the Committee believes that disclosing the specific financial and non-financial goals would result in significant competitive harm to the Company.

Executive Benefit Programs

We provide benefits to our named executive officers on the same basis as all of our non-union, full-time employees. These benefits consist of medical, dental and vision insurance, basic life, AD&D and disability insurance, and contributions to our 401(k) retirement savings plan.

United States Retirement Savings Plan. The Sotheby’s, Inc. Retirement Savings Plan, a 401(k) plan, is the primary retirement benefit offered to all United States employees. Participants are provided a maximum matching Company contribution of up to 3% of eligible compensation. Also, participants receive Company profit sharing contributions to the 401(k) plan if the Compensation Committee, in its discretion, declares a profit sharing contribution for that year. As a result of the Company’s financial performance in 2017, the Committee approved a 3.0% profit share contribution; the Committee previously awarded a 2% profit share contribution in respect to 2016 and 2015 performance.

United States Deferred Compensation Plan. The named executive officers and other U.S. senior staff may participate in the Sotheby’s Deferred Compensation Plan. See Non-Qualified Deferred Compensation Benefits table below. This plan allows participants for whom contributions to the 401(k) plan are limited by Internal Revenue Code regulations to defer annually a portion of their pre-tax income from the Company and the Company credits participant accounts on the same basis as for the 401(k) plan, as discussed above. The Deferred Compensation Plan provides participants with a broad menu of investment crediting options which track a portfolio of various deemed investment funds.

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Executive Severance Plan Benefits

To attract talented executives, support retention objectives and ensure that executives review potential corporate transactions with objectivity and independence, we provide certain post-employment benefits to the named executive officers.

Effective February 24, 2016, the Compensation Committee adopted the Executive Severance Plan (as amended and restated, the “Severance Plan”), which covers, among others, the named executive officers other than the CEO. Upon the expiration of the individual severance arrangements discussed under Executive Compensation—Employment Arrangements; Potential Payments upon Termination or Change-in-Control below, the executives will become subject to the Severance Plan. Severance arrangements for the CEO will continue to be governed by his employment agreement. See Employment Arrangements; Potential Payments upon Termination or Change-in-Control—Thomas S. Smith, Jr.

Under the terms of the Severance Plan, if the executive’s employment is terminated without “cause” (as defined in the Severance Plan) and not during a change in control protection period, we would be required to pay the executive: (i) an amount equal to 18 months of his or her base salary; (ii) an amount equal to one and half (1.5) times the amount of his or her target bonus; (iii) a pro-rata bonus for the year of termination based on actual performance and the number of days worked in the year of termination; and (iv) payments equal to the executive’s actual cost of COBRA coverage for 18 months.

If the executive’s employment is terminated without “cause” and during a change in control protection period, we would be required to pay the executive: (i) an amount equal to two (2) times his or her base salary; (ii) an amount equal to two (2) times the amount of his or her target bonus; (iii) a lump sum payment equal to his or her pro-rata target bonus for the year of termination based on the number of days worked in the year of termination; and (iv) a lump sum payment equal to the executive’s actual cost of COBRA coverage for 18 months. In addition, the executive would (a) earn 100% of “target” level of his or her PSUs and all performance restrictions would be waived and (b) be 100% vested in his or her RSUs. In such event, the PSUs and RSUs would be paid out on the normal vesting dates.

The Company’s change-in-control arrangements promote the unbiased and disinterested efforts of our executives to maximize stockholder value before, during and after a change-in-control of the Company that may impact the employment status of the executives. The Compensation Committee set the severance amounts payable upon a change-in-control based on market reviews. The change-in-control arrangements are subject to “double-trigger” vesting and do not include gross-up payments for excise taxes imposed under Section 280G of the Internal Revenue Code as a result of severance payouts.

To the extent an executive would be subject to any excise taxes under Section 280G of the Internal Revenue Code, the amounts he or she would be entitled to receive would be “capped” to avoid any excise tax unless the total payments to be received by him or her without regard to a cap would result in a higher after-tax benefit. The executive would be responsible to pay any required excise tax.

The executive must sign a release of claims against the company in order to receive these payments. As a condition of participation, the executive must agree to restrictive confidentiality, non-disparagement, non-compete, and non-solicitation of customers, suppliers and employees provisions.

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Perquisites

In order to provide comprehensive and competitive compensation packages to our named executive officers, prior to 2017, we provided a limited number of perquisites to these individuals, including financial planning services, in addition to benefits available to all Sotheby’s full time employees. Although we considered these perquisites to be reasonable, especially when considered in the context of total compensation delivered to executives relative to the performance of the business, we discontinued such perquisites for 2017. We do not make gross-up payments.

February 2018 Named Executive Officer Compensation Actions

In February 2018, the Compensation Committee met to evaluate the performance of our CEO and the other named executive officers, to determine any base salary increases, annual cash bonus payouts, and long-term incentive awards.

Chief Executive Officer

The CEO’s incentive compensation takes into account both the financial performance of the Company (as discussed under 2017 Financial Performance above), as well as his substantial achievements on the four key priorities set forth under Executive Summary—2017 Highlights, as noted below:

Strategic Priorities	2017 Achievements
Develop and implement a compelling growth strategy.

•   Improved Sotheby’s market-share position at the high end of the fine art market while maintaining the Company’s auction commission margin.

•   Improved the Company’s position in the key luxury category of Jewelry, and added new global leadership in Jewelry and Watches in early 2018.

•   Continued focus on Private sales, resulting in 28% growth year-over-year.

•   Made progress in the middle market with an expanded program of 36 online-only auctions and the acquisition of Viyet, an online decorative arts and furniture retail business, which was completed in early 2018.

•   Added global leadership in Business Development and devised a client coverage and go-to-market strategy to be rolled out in Q1 2018.

•   Expanded Sotheby’s advisory services to focus on artists, artist estates and foundations.

Embrace technology more effectively, both internally and through client-facing products.

•   Continued to launch a new generation of mobile applications and are now present on all platforms: iPhone, iPad, Android, AppleTV, Amazon Fire, and Samsung Smart TV.

•   Continued to grow digital participation across both online and live auctions, driving a record number of new clients to Sotheby’s and with nearly a quarter of all lots sold across the business in 2017 going to online buyers.

•   Enhanced data capabilities and strategy, including through the acquisition of Thread Genius, a startup specializing in taste-based image recognition and recommendation technologies, which was completed in early 2018.

•   Continued to improve digital access points and experience: launched new wine e-commerce site; simplified online registration and estimate-request process; doubled the number of online-only auctions and acquired Viyet.

•   Modernized Sotheby’s technology infrastructure: migrated systems to the Cloud; piloted an internal sales pipeline management system; developed an object database to better support the Company’s salesforce, particularly in private sales.

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Strategic Priorities	2017 Achievements
Allocate capital efficiently.

•   Continued focus on margins, implementing enterprise-wide financial methodologies to apply rigor to deal-making.

•   Refinanced senior notes, raising an additional $100 million in capital, at a lower rate and with a longer maturity.

•   Reduced Sotheby’s Financial Services credit facility commitments.

•   Continued commitment to convert inventory to cash to unlock capital.

•   Completed review of real estate holdings in New York and will make client-facing enhancements to headquarters in 2018.

•   In 2017, returned $44.5 million to stockholders through our common stock repurchase program (1 million shares repurchased, or 2% of shares outstanding).

•   Year-end share price increased 29.5% over year-end 2016.

Attract, develop, and retain the organizational talent necessary to achieve the first three priorities.

•   Continued to strengthen senior management team and promote/add talent across the business, globally, with a focus on diversity.

•   Added new global leadership in Business Development, Human Resources, middle market strategy, Jewelry, Watches and Private Sales.

•   Expanded leadership in key regional growth markets, including India and the Middle East.

•   Continued our organization-wide, performance-based incentive compensation program, directly linking compensation with performance.

In light of these achievements and the Company’s increased results in 2017, as set forth under Executive Summary—2017 Financial Performance, the Committee, following consultation with the Board of Directors, determined that the bonus payment to the CEO for 2017 performance should be above target (130% of target).

Other Named Executive Officers

For the other named executives, performance was evaluated based on the same financial criteria as for the CEO, as well as against individual goals. The Compensation Committee took into account a performance evaluation provided by the CEO against the executives’ individual goals, including a qualitative assessment of the executives’ contributions and effectiveness on an individual basis and as leaders of the organization. As disclosed below, bonus payments to such officers for 2017 performance were between 85% and 130% of target.

The Compensation Committee reviewed the CEO’s performance assessments for each executive and his recommendations with respect to base salary, annual cash incentive bonus payouts and long-term incentive awards. The Committee then discussed the assessments of each named executive officer and, following consultation with the Board of Directors approved the 2017 annual cash bonus payouts and base salary, bonus targets and long-term incentive awards for 2018, in each case as set forth in the tables below. Mr. Carlotti joined the Company on October 30, 2017. Accordingly, he was not eligible for a bonus for 2017.

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Name	Bonus Target	Bonus Payout (1)
	($)	($)
Mr. Smith	$2,800,000	$3,640,000
Mr. Goss	$ 750,000	$ 975,000
Mr. Chinn	$ 750,000	$ 637,500
Mr. Goodman	$ 750,000	$ 862,500

(1)	Bonus payments for all named executive officers, except Mr. Goss, are made in cash. In accordance with his employment letter, Mr. Goss received his 2017 annual bonus in the form of restricted stock units (20,982 units). Bonuses for 2017 performance were paid in February 2018.

	2018 Compensation
	2018 Base Salary		2018 Bonus	2018 Long-Term Incentives
Name	2018 Base Salary	Increase over 2017 Base Salary	2018 Bonus Target	Total Long-Term Incentive Value Awarded (1)	Performance Share Units Awarded (2)	Restricted Stock Units Awarded (3)
	($)	(%)	($)	($)	(#)	(#)
Mr. Smith	$1,400,000	0%	$2,800,000	$3,000,010	64,558	—
Mr. Goss	$750,000	0%	$750,000	$750,026	8,070	8,070
Mr. Carlotti	$750,000	0%	$750,000	$750,026	8,070	8,070
Mr. Chinn	$750,000	0%	$750,000	$750,026	8,070	8,070
Mr. Goodman	$750,000	0%	$750,000	$750,026	8,070	8,070

(1)	The amounts in this column represent the value of long-term incentives awarded (valued at the $46.47 closing price per share on the business day prior to the grant date).

(2)	The amounts in this column represent the number of PSUs granted in February 2018 for the 2018-2020 performance period. PSU grants represent 100% of total long-term incentive awards made to Mr. Smith and 50% of total long-term incentive awards made to the other named executive officers.

(3)	The amounts in this column represent the number of RSUs granted in February 2018. RSU grants represent 50% of total long-term incentive awards made to the named executive officers other than Mr. Smith, who received his long-term incentive award entirely in PSUs.

Other Policies and Considerations

Compensation Recoupment (“Claw-back”) Policies

Effective January 1, 2015, the Company adopted a compensation recoupment, or “claw-back,” policy. The policy provides that in the event the Company is required to restate its financial statements due to material noncompliance with financial reporting requirements under the securities laws, any current or former executive officer, including the named executive officers, the chief accounting officer and the regional heads of finance, may be subject to;

•	reimbursement of compensation received under the Company’s annual incentive compensation programs; and

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Compensation Discussion and Analysis

•

cancellation of outstanding equity awards and reimbursement of any gains realized on the exercise, settlement or sale of equity awards. The total amount of performance-based compensation that the Committee may require to be recouped shall not exceed the difference between (i) the amount of incentive compensation calculated based upon the achievement of certain performance metrics or financial results that were subsequently adjusted due to a financial restatement less (ii) the lower payment that would have occurred based upon the financial restatement.

In order for compensation to be recouped under this policy, it must have been received during the three-year period preceding the date on which the restatement is required to be prepared. Benefits other than annual cash incentive and time-based and performance-based equity awards, such as earnings under the Company’s various retirement plans, are not subject to recoupment under this policy.

We will review the terms of this recovery policy in light of the requirements under the Dodd-Frank Act and will make any necessary changes to be in compliance once final regulations have been issued.

Executive Stock Ownership Policy

In order to reinforce management alignment with our stockholders, send a positive signal about management’s commitment and confidence in the Company and its future, and keep pace with best practices and institutional investor principles, the Compensation Committee established stock ownership guidelines for our CEO and other senior executives. Pursuant to the guidelines, senior executives are expected to own shares of the Company’s common stock having a specified minimum value based on a multiple of salary as set forth in the guidelines. Each year, the minimum value ownership requirement is converted to a number of shares based on the average of the closing stock prices for the 20 consecutive trading days ending on the last trading day of the prior year. Target ownership requirements vary by level, whereby an executive is assigned to a tier based on position, salary, and target equity award levels. Unvested restricted stock, unvested restricted stock units and unearned performance share units are not counted for purposes of fulfilling the guidelines. At such times as an officer subject to the guidelines does not meet his or her ownership guideline, the executive will be required to hold 50% of the Company’s stock that the executive acquires after that date through the Company’s equity compensation programs, excluding shares sold to pay related taxes. All shares owned outright by the executive (including spouse and children) as well as shares held in retirement plans, will count toward the target. The ownership targets for the named executive officers are as follows:

Name	Stock Ownership Target (Multiple of Salary)
Mr. Smith	6.0x
Mr. Goss	4.0x
Mr. Carlotti	3.0x
Mr. Chinn	3.0x
Mr. Goodman	3.0x

58 |	2018 Proxy Statement

Compensation Discussion and Analysis

The Compensation Committee monitors compliance for all executive officers, including the named executive officers, and failure to comply could jeopardize an executive’s right to receive future equity awards.

Anti-Hedging and Anti-Pledging Policy

Our Policy on Trading in Sotheby’s Securities, which applies to all of our employees and Directors, provides that no employee or Director may, at any time, (i) engage in any transaction in publicly traded options on our common stock or any other transaction to hedge a position in our securities; or (ii) sell our common stock “short,” except as part of a “cashless” or other exercise of stock options granted by us; or (iii)  pledge any of our securities as collateral for a loan or hold any of our securities in a margin account.

Tax Treatment of Compensation

For 2017, the Compensation Committee took into consideration Section 162(m) of the Internal Revenue Code regarding executive officer compensation. Through 2017, Section 162(m) generally prohibited the Company from deducting compensation of the named executive officers (other than for the chief financial officer) exceeding $1.0 million unless considered “qualified performance based compensation” within the meaning of Section 162(m). Only compensation that was paid as a result of achieving objective performance criteria was considered “qualified performance-based compensation” within the meaning of Section 162(m).

Cash bonuses for named executive officers and other executive officers may be made under the Company’s Annual Bonus Plan, which provides objective performance criteria intended to allow the compensation to qualify for deductibility under Section 162(m). In determining the incentive compensation for named executive officers, the Committee first certifies whether the minimum Section 162(m) performance threshold under the Annual Bonus Plan has been met. If the minimum Section 162(m) performance threshold has been met, the Committee uses downward (or “negative”) discretion to determine the award for each named executive officer from the maximum amount permitted under Section 162(m). The Committee considers financial, operational, strategic, and leadership performance, as well as achievement of individual goals, among other factors, to establish the final award level for each named executive officer. However, the amount and type of incentive compensation paid to each named executive officer is not fully derived formulaically.

Eligibility for tax-deductibility of the Company’s incentive compensation under Section 162(m) was determined with reference to a single financial threshold established annually by the Committee, at the beginning of the year. For 2017, that threshold was established as $100 million of EBITDA, adjusted to exclude any restructuring charges recorded pursuant to U.S. GAAP accounting. Apart from determining objectively whether the pay for named executive officers is eligible for tax-deductibility under Section 162(m), this 162(m) target has no other applicability to compensation decisions. Accordingly, the Company sees no competitive harm in disclosing this EBITDA target. The Committee established a $7.5 million individual maximum award payable under the Annual Bonus Plan that was approved by stockholders on May 6, 2016. The Compensation Committee may adjust this amount down from year to year, although it did not do so for 2017.

2018 Proxy Statement	| 59

Compensation Discussion and Analysis

In 2017, the performance threshold established by the Committee was significantly exceeded. The Committee nevertheless used negative discretion to lower the cash awards for the named executive officers from the 2017 $7.5 million maximum award, to levels that are consistent with the level of incentive awards to all other participants in the company-wide incentive program and each named executive officer’s individual goal achievements. These awards are shown under February 2018 Named Executive Officer Compensation Actions above.

The named executive officers would not have qualified for or received payouts under the Annual Bonus Plan with respect to 2017 performance if we had not achieved the $100 million EBITDA threshold. No performance targets other than EBITDA were used to determine whether incentive compensation payouts under the Annual Bonus Plan would be made with respect to 2017 performance.

As part of the Tax Cuts and Job Act, the exemption from Section 162(m)’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. The Act also expands the definition of covered employees to include the CFO, in addition to the CEO and the three other highest paid officers, and the $1 million deduction limitation will apply to any person who was a covered employee in any tax year after 2016, not solely to individuals who were covered employees in the year compensation is paid.

Despite the Compensation Committee’s efforts to structure the executive team’s annual cash incentives and PSUs in a manner intended to be exempt from Section 162(m) and therefore not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if it determines that such modifications are consistent with the Company’s business needs.

60 |	2018 Proxy Statement

Compensation Committee Report

Compensation Committee Report

The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

Submitted by:

Jessica M. Bibliowicz, Chair

Kevin C. Conroy

Diana L. Taylor

Dennis M. Weibling

Harry J. Wilson

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

2018 Proxy Statement	| 61

Summary Compensation Table

Summary Compensation Table

The following table presents compensation information for each of our named executive officers. As required by SEC rules, the table includes:

•	each person who served as chief executive officer or chief financial officer at any time during 2017; and

•	the three other most highly compensated persons serving as executive officers at year end.

In this table, equity awards are shown as compensation for the year in which they were granted based on their grant date fair values for accounting purposes. Accordingly, the 2017 stock amounts below consist of awards granted in 2017 even if they have not yet vested; these columns do not describe financial benefits actually realized by the executives.

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Thomas S. Smith, Jr.	2017	$1,400,000	—	$3,000,004	$3,640,000	$122,832	$ 8,162,836
President and	2016	$1,400,000	—	$2,900,006	$1,680,000	$58,174	$ 6,038,180
Chief Executive Officer	2015	$1,055,385	$1,100,000	$16,472,294	—	$22,212	$18,649,891
Michael Goss
Executive Vice President and	2017	$750,000	—	$1,200,080	—	$32,662	$ 1,982,742
Chief Financial Officer (5)	2016	$574,038	—	$750,019	—	$13,004	$ 1,337,061
Valentino D. Carlotti
Executive Vice President,	2017	$130,769	$700,000	$700,041	—	$331	$ 1,531,141
Head of Global Business Development (5)
Adam Chinn
Executive Vice President,	2017	$750,000	—	$750,070	$637,500	$51,682	$ 2,189,252
Chief Operating Officer (5)
David Goodman
Executive Vice President,	2017	$750,000	—	$750,070	$862,500	$60,213	$ 2,422,783
Digital Developing and	2016	$650,000	—	$775,007	$465,000	$33,282	$ 1,923,289
Marketing	2015	$379,167	$450,000	$450,004	$452,083	$7,184	$ 1,738,438

(1)	Amounts in this column represent sign-on bonuses.

(2)	The amounts shown in this column represent the grant date fair value, pursuant to Topic 718, of the stock awards granted in the applicable year.

The stock awards referred to in this column consist of grants of performance share units and, other than for Mr. Smith, grants of restricted stock units. The value of the performance share unit awards assuming that the highest level of performance is achieved would be as follows: Mr. Smith: $6,000,007; Mr. Goss: $750,070; Mr. Chinn: $750,070; and Mr. Goodman: $750,070. Mr. Carlotti did not receive performance share units in 2017.

For a discussion of valuation assumptions, see Note 21 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December  31, 2017. For additional details regarding the stock awards, see Grants of Plan-Based Awards table below and the accompanying narrative.

See the Grant Date Value of Stock Awards column of the Grants of Plan-Based Awards table below for a breakdown of the amounts shown in this column.

62 |	2018 Proxy Statement

Summary Compensation Table

(3)	The amounts shown in this column represent cash awards made under the Annual Bonus Plan. Awards for each year are generally paid at the end of February (but not later than March 15) of the following year. In accordance with his employment agreement, Mr. Goss receives an annual award of restricted stock units and does not receive an annual cash award.

(4)	The amounts disclosed in this column for 2017 consist of:

a.	Mr. Smith. Company payments of life insurance premiums; Company contributions under the Retirement Savings Plan of $13,400; and Company allocations under the Company’s Deferred Compensation Plan of $107,000.

b.	Mr. Goss. Company payments of life insurance premiums; Company contributions under the Retirement Savings Plan of $13,400; and Company allocations under the Company’s Deferred Compensation Plan of $16,600.

c.	Mr. Carlotti. Company payments of life insurance premiums.

d.	Mr. Chinn. Company payments of life insurance premiums; Company contributions under the Retirement Savings Plan of $13,400; and Company allocations under the Deferred Compensation Plan of $36,350.

e.	Mr. Goodman. Company payments of life insurance premiums; Company contributions under the Retirement Savings Plan of $13,400; and Company allocations under the Deferred Compensation Plan of $45,092.

(5)	Information for Mr. Goss is not provided for 2015 and information for Messrs. Carlotti and Chinn is not provided for 2016 and 2015 because they were not named executive officers for those years. Mr. Goss joined the Company on March 28, 2016, Mr. Carlotti joined the Company on October 30, 2017, and Mr. Chinn was promoted to his current position effective February 1, 2017.

2018 Proxy Statement	| 63

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following table sets forth information concerning cash awards under our non-equity incentive compensation plan (the Annual Bonus Plan) for 2017 and grants of stock made during 2017 to the named executive officers.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	Grant Date Fair Value of Stock Awards (1) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Thomas S. Smith, Jr.
Cash bonus award	2/7/17	$1,400,000	$2,800,000	$5,600,000
Performance share unit award	2/7/17				38,033	76,065	152,130		$3,000,004
Michael Goss (2)
Performance share unit award	2/7/17				4,755	9,509	19,018		$375,035
Restricted stock unit award	2/7/17							9,509	$375,035
Restricted stock unit award	2/7/17							11,410	$450,010
Valentino D. Carlotti (3)
Restricted stock unit award	10/30/17							13,662	$700,041
Adam Chinn
Cash bonus award	2/7/17	$375,000	$750,000	$1,500,000
Performance share unit award	2/7/17				4,755	9,509	19,018		$375,035
Restricted stock unit award	2/7/17							9,509	$375,035
David Goodman
Cash bonus award	2/7/17	$375,000	$750,000	$1,500,000
Performance share unit award	2/7/17				4,755	9,509	19,018		$375,035
Restricted stock unit award	2/7/17							9,509	$375,035

(1)	See footnote (1) to the Summary Compensation Table for a description of the methods used to determine the grant date fair value of stock awards.

(2)	Mr. Goss receives his annual bonus payable in the form of restricted stock units in accordance with the terms of his employment agreement. Mr. Goss’ 2016 annual bonus was awarded in the form of 11,410 restricted stock units on February 7, 2017, which is reflected in this table. Mr. Goss’ 2017 annual bonus was awarded in the form of 20,982 restricted stock units on February 12, 2018. These units will be reflected in the Summary Compensation Table in the 2019 proxy statement. See Compensation Discussion and Analysis—February 2018 Named Executive Officer Compensation Actions elsewhere in this proxy statement.

(3)	Mr. Carlotti joined the Company on October 30, 2017 and, accordingly, was not eligible for an annual bonus for 2017.

Cash awards under the Annual Bonus Plan for 2017 shown under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns were paid in the first quarter of 2018 based on performance metrics set for 2017 and achievement of individual goals, as described above under Compensation Discussion and Analysis—Components of the Executive Compensation Program—Incentive Compensation. The cash bonus target for Messrs. Smith and Chinn is determined pursuant to their employment agreements. Cash bonus targets under the Annual Bonus Plan for the other named executive officers are set pursuant to their employment arrangements or by the Compensation Committee. Payouts can be 0% up to 200% of the target. Mr. Goss receives an annual bonus paid in the form of restricted stock units. Accordingly, the units for his 2017 bonus will be reflected in the Summary Compensation Table in the 2018 proxy statement. The actual amounts of the cash bonus awards for 2017 for the named executive officers are reported above in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation.

64 |	2018 Proxy Statement

Grants of Plan-Based Awards

The awards shown under the Estimated Future Payouts Under Equity Incentive Plan Awards columns are performance share units under the Restricted Stock Unit Plan granted in 2017. Grant date fair values of such awards are determined in accordance with Topic 718. See footnote (1) to the Summary Compensation Table. The amounts shown represent the range of shares that may be released at the end of the performance period for such grants assuming achievement of threshold, target or maximum performance. If performance is below threshold for the three-year performance period, no shares will be released at the end of the period. Dividends on performance share units, to the extent dividends are paid on our common stock, will be accrued and paid out at the end of the three-year performance period only with respect to shares that are earned and released. On January 21, 2016, the Board of Directors eliminated the quarterly cash dividend. See the discussion of performance share unit awards under Compensation Discussion and Analysis—Components of the Executive Compensation Program—Long-Term Equity Incentive Compensation.

The stock awards shown under the All Other Stock Awards column in the above table are grants of restricted stock units. The grants represent annual restricted stock unit awards, except in the case of Messrs. Goss and Carlotti. For Mr. Goss, a portion of his restricted stock awards represent his annual bonus. For Mr. Carlotti, the restricted stock unit award was made as an inducement for him to join the Company and represents a portion of the awards he forfeited as a result of leaving his prior employment. Annual restricted stock units vest in three equal annual installments commencing one year after grant. Each officer is entitled to receive dividends equivalents on these restricted stock units at the same rate and at the same time we pay dividends on shares of our common stock. However, as stated above, the Company does not currently pay dividends.

2018 Proxy Statement	| 65

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by the named executive officers at year-end.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested (3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested (2) ($)
Thomas S. Smith, Jr.	47,485	$2,450,226	293,557	$15,147,541
Michael Goss	20,919	$1,079,420	39,594	$ 2,043,050
Valentino D. Carlotti	13,662	$704,959	—	—
Adam Chinn	9,509	$490,664	41,411	$ 2,136,808
David Goodman	12,855	$663,318	42,474	$ 2,191,648

(1)	The amounts shown in this column represent restricted stock units held by the named executive officers as of December 31, 2017. The restricted stock units vest as follows:

•	Mr. Smith: 47,485 restricted stock units (including units received as dividend equivalents) in three equal annual installments commencing March 31, 2018.

•	Mr. Goss: 20,919 restricted stock units in three equal annual installments commencing on March 5, 2018.

•	Mr. Carlotti: 13,662 restricted stock units on October 30, 2018.

•	Mr. Chinn: 9,509 restricted stock units in three equal annual installments commencing on March 5, 2018.

•	Mr. Goodman: 9,509 restricted stock units in three equal annual installments commencing on March 5, 2018; and 3,346 restricted stock units on June 1, 2018.

(2)	The market value of securities reflected in the table is based upon the closing price of the common stock on December 29, 2017, which was $51.60 per share.

(3)	The amounts shown in this column represent the number of performance share units that may be earned by the named executive officers, as follows, in each case assuming achievement of target performance, in accordance with SEC regulations. Assuming they are earned, the performance share units would be distributed as follows:

•	Mr. Smith: 123,352 performance share units on March 5, 2019; 76,065 performance share units on March 5, 2020; and 94,140 performance share units on March 31, 2020.

•	Mr. Goss: 30,085 performance share units on March 5, 2019; and 9,509 performance share units on March 5, 2020.

•	Mr. Chinn: 31,902 performance share units on March 5, 2019; and 9,509 performance share units on March 5, 2020.

•	Mr. Goodman: 32,965 performance share units on March 5, 2019; and 9,509 performance share units on March 5, 2020.

66 |	2018 Proxy Statement

Option Exercises and Stock Vested / Non-Qualified Deferred Compensation

Option Exercises and Stock Vested

The following table sets forth information regarding the restricted stock units and performance share units that vested for each of the named executive officers in 2017. No named executive officer acquired any shares upon the exercise of stock options in 2017. The value of common stock realized upon vesting is based on the closing price of the shares on the applicable vesting dates.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Thomas S. Smith, Jr.	79,804	$3,580,805
Michael Goss	—	—
Valentino D. Carlotti	—	—
Adam Chinn	—	—
David Goodman	3,346	$ 175,966

Non-Qualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End
Thomas S. Smith, Jr.	$166,800	$107,000	$74,719	—	$535,421
Michael Goss	$27,000	$16,600	$5,125	—	$56,517
Valentino D. Carlotti	—	—	—	—	—
Adam Chinn	$336,000	$36,350	$91,204	—	$670,531
David Goodman	$120,000	$45,092	$991	—	$277,433

2018 Proxy Statement	| 67

Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

Thomas S. Smith, Jr.

We are party of an employment agreement, effective March 31, 2015, with Tad Smith, our President and Chief Executive Officer and a director of the Company. The term of Mr. Smith’s employment agreement runs from March 31, 2015 (the “Commencement Date”) through March 31, 2020. Under the employment agreement, Mr. Smith’s annual base salary is $1,400,000, and his target annual bonus opportunity is 200% of his annual base salary. Mr. Smith is also entitled to receive annual long-term performance-based incentive award opportunities consistent with his position, but in no event shall such opportunities have a grant date value of less than $3,000,000.

Mr. Smith is eligible for the same benefit plans and programs as are available to other senior executives, in accordance with their terms. He is also provided with a driver for business purposes, may use the Company aircraft for business purposes, and will be indemnified by the Company in accordance with the Company’s policies generally applicable to officers and directors.

As an inducement for him to join the Company, Mr. Smith received 158,638 shares of restricted stock (“Sign-on Restricted Stock”), all of which have vested to date.

By joining the Company, Mr. Smith also forfeited the right to receive an annual bonus from his former employer for fiscal year ended June 30, 2015. Mr. Smith expected to receive an annual bonus in the amount of $3,100,000, and the Company agreed to restore this lost compensation. However, to enhance alignment with long-term stockholder interests, Mr. Smith agreed to have $2,000,000 of this amount applied to 47,070 restricted stock units notionally purchased from the Company (“Sign-on RSUs”), based on the average of the closing prices of a share of the Company’s common stock for the 30 consecutive trading days immediately preceding his hire date of March 31, 2015, or $42.49 (the “Starting Value”). These Sign-on RSUs were fully vested upon grant were distributed to Mr. Smith in three equal installments commencing with the third anniversary of the grant date.

In addition, the Company awarded Mr. Smith two additional restricted stock units (“Performance Units”) for each unit he nominally purchased as described above, or 94,140 Performance Units. These Performance Units will vest and become payable based on achieving pre-determined levels of stock price appreciation above the Starting Value, in accordance with the following schedule, and satisfaction of a separate service condition. For any of the Performance Units to become vested and payable in the ordinary course, the average closing prices of a share of our common stock for a period of 30 consecutive trading days ended on or after the third anniversary of the grant date and ending on the fifth anniversary of the grant date must at least equal one of the stated stock price hurdles specified in the table set forth below. If more than one such hurdle is met during this two-year period, the number of shares that may be payable to Mr. Smith will be based on the highest of the performance hurdles achieved. However, except as provided below, no shares will become vested and payable unless Mr. Smith remains in the Company’s employment through the fifth anniversary of the grant date.

In order for Mr. Smith to earn the Performance Units, the Company’s common stock must reach the following average price hurdles over a period of 30 consecutive trading days between February 20, 2018

68 |	2018 Proxy Statement

Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

and March 31, 2020. If the stock price over such period does not reach $56.63, Mr. Smith will earn no Performance Units and the realized value of the award will be $0. In order for Mr. Smith to earn the maximum number of shares, the stock price must reach $84.98.

Stock Price as a Percentage of Starting Value	Stock Price Hurdles	Percent of Matching PSUs Deemed Earned
< 133 1/3%	< $56.63	0%
133 1/3%	$56.63	50%
150%	$63.74	100%
166 2/3%	$70.81	175%
183 1/3%	$77.90	250%
200%	$84.98	350%

There is no assurance that Mr. Smith will actually realize the value attributable to the Performance Units, as these units may not be earned in their entirety or earned at all. In addition, the ultimate value of his awards (to the extent vested or earned) will depend on when the shares are sold by Mr. Smith and the price of the common stock at that time. Mr. Smith is subject to periodic sale restrictions and our stock ownership guidelines, which also limit his ability to realize value from common stock received as compensation.

Pursuant to the employment agreement, Mr. Smith has undertaken certain covenants for the benefit of the Company, including a covenant not to disclose confidential information, an assignment of any interests he may have in work product developed during his employment, and non-competition and non-solicitation covenants, each of which will continue in effect for twelve months following his termination of employment for any reason.

The employment agreement also establishes the severance and other termination benefits that would be payable to Mr. Smith were his employment terminated in certain circumstances:

•

In the event that his employment is terminated during the term of the employment agreement by the Company without Cause or by Mr. Smith for Good Reason (as such terms are defined in his employment agreement), Mr. Smith would be entitled to receive cash severance benefits equal to the sum of two times his then current annual base salary and two times his target annual incentive opportunity. He would also receive a pro-rated bonus for the year of his termination, payable at the same time as bonuses are paid to other executives and using the same measure of the Company’s performance as applied to such other executives (but without any adjustment for individual performance). In addition, he would receive for a period equal to the greater of the remaining term and two years Company paid health benefits (or, in certain circumstances, the cash cost of providing such benefits), and any unpaid bonus for any previously completed fiscal year (which would be determined in accordance with the otherwise applicable provisions of the annual incentive plan). Additionally, the Compensation Committee would consider whether to vest any then outstanding unvested equity awards that would not otherwise become vested in accordance with their terms because of his departure before the end of the vesting period.

2018 Proxy Statement	| 69

Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

•

In the event that following the expiration of the employment agreement’s term without such agreement being extended or replaced by another employment agreement, and Mr. Smith’s employment terminates for any reason other than due to death or Disability or for circumstances that would have constituted Cause under the employment agreement, all of his then outstanding equity awards that would become vested solely on the basis of the passage of time and continued service will become vested upon such termination and any outstanding equity awards that would become vested in whole or in part upon the achievement of performance conditions will become vested subject to the achievement of the applicable performance criteria on the same basis as though Mr. Smith continued to be employed.

•

In the event that, prior to the fifth anniversary of his hire date, a Change in Control occurs or Mr. Smith’s employment is terminated (i) due to his death or Disability, (ii) by the Company without Cause, or (iii) by Mr. Smith for Good Reason, special vesting and payment provisions will apply with respect to the Performance Units. In the event of a Change in Control or in the event that such a termination occurs on or after the third anniversary of his hire date, Mr. Smith will be entitled to payment of the number of shares payable in respect of the highest hurdle specified in the above table achieved after such third anniversary of his Commencement Date or, if greater, the number of shares that would be deemed vested on the date of such Change in Control or the day prior to such termination in accordance with the stated performance schedule, but applying mathematical interpolation for any stock price between any two of the stated hurdle rates.

The following table sets forth the severance amounts Mr. Smith would have been entitled to under the terms of his employment agreement had his employment been terminated as of December 31, 2017.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock (2)	Value of Accelerated Performance Share Units (3)	Benefits (4)	Total
Without cause or for good reason	$2,800,000	$8,400,000	$2,450,226	—	$71,865	$13,722,091
Death	—	—	$2,450,226	—	—	$2,450,226
Disability	—	—	$2,450,226	—	—	$2,450,226
Change in Control	—	—	$2,450,226	$10,289,917	—	$12,740,143
Non-renewal of agreement	—	—	$2,450,226	—	—	$2,450,226
With cause or without good reason	—	—	$2,450,226	—	—	$2,450,226

(1)	60% of base salary and bonus amount payable on six-month anniversary of termination date and 40% payable on twelve-month anniversary of termination.

(2)	Amounts represent the dollar value of 47,485 Sign-on RSUs (including units received as dividend equivalents) and held by Mr. Smith on December 31, 2017 based on the closing sales price of $51.60 per share of our common stock on December 29, 2017.

(3)	For termination without Cause or for Good Reason within two years of a change-in-control, Mr. Smith would earn 100% of “target” level of his performance share units and all performance

70 |	2018 Proxy Statement

Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

restrictions would be waived. In such event, the units would be paid out on the normal vesting dates. The dollar value of 199,417 performance share units held by Mr. Smith on December 31, 2017 is based on the closing sales price of $51.60 per share of our common stock on December 29, 2017.

For termination upon death or in connection with a Disability or upon a Change in Control, the number of Mr. Smith’s Performance Units earned shall be determined as of the termination date to the extent that it will result in him having had earned a greater percentage of the Performance Units than would otherwise apply. Since the stock price as of December 31, 2017 was below the threshold for a payout of the Performance Units, no Performance Units would have been earned as of such date. In the event that following the expiration of his employment agreement’s term without such agreement being extended or replaced by another employment agreement, and Mr. Smith’s employment terminates for any reason other than due to death or Disability or for circumstances that would have constituted Cause under the employment agreement, all of his then outstanding equity awards that would become vested in whole or in part upon the achievement of performance conditions will become vested subject to the achievement of the applicable performance criteria on the same basis as though Mr. Smith continued to be employed.

(4)	Value of continued medical, dental, vision and life insurance benefits for Mr. Smith and his dependents, as applicable, under the terms of his employment agreement as described above.

Michael Goss

We are party to a letter agreement with Michael Goss, our Executive Vice President and Chief Financial Officer effective March 28, 2016. Pursuant to his letter agreement, as amended, Mr. Goss receives a base salary of $750,000, an annual bonus target of $750,000, payable in the form of restricted stock units that vest equally over a three-year period, and a long-term incentive target of $750,000.

Mr. Goss is entitled to severance benefits under the Severance Plan. The following table sets forth the severance amounts Mr. Goss would have been entitled to under the terms of the Severance Plan had his employment been terminated as of December 31, 2017.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock Units (2)	Value of Accelerated Performance Share Units (3)	Benefits (4)	Total
Without cause	$1,125,000	$1,125,000	$588,756	—	$42,081	$2,880,837
Change in Control	$1,500,000	$1,500,000	$1,079,420	$2,043,050	$42,081	$6,164,551

(1)	Upon a termination without cause, severance benefits payable in equal monthly amounts over the severance period. Upon a termination in the event of a Change in Control, severance benefits payable in a lump sum subject to compliance with tax regulations.

(2)

If Mr. Goss leaves the Company for any reason other than a termination for Cause, he would be 100% vested in the 11,410 restricted stock units granted to him in lieu of his annual bonus that he held on December 31, 2017. For termination without Cause or for Good Reason within two years of a change-in-control, Mr. Goss would be 100% vested in the 20,919 restricted stock units that he held

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Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

on December 31, 2017. In both events, the units would be paid out on the normal vesting dates. The dollar value of the units held by Mr. Goss on December 31, 2017 is based on the closing sales price of $51.60 per share of our common stock on December 29, 2017.

(3)	For termination without Cause or for Good Reason within two years of a change-in-control, Mr. Goss would earn 100% of “target” level of his performance share units and all performance restrictions would be waived. In such event, the units would be paid out on the normal vesting dates. The dollar value of 39,594 performance share units held by Mr. Goss on December 31, 2017 is based on the closing sales price of $51.60 per share of our common stock on December 29, 2017.

(4)	Amounts represent Mr. Goss’ actual cost of COBRA coverage for a period of 18 months following date of termination.

See Compensation Discussion and Analysis—Components of the Executive Compensation Program-Executive Benefit Programs—Executive Severance Plan Benefits for details of the benefits Mr. Goss is eligible for under the Severance Plan.

Valentino D. Carlotti

We are party to a letter agreement with Valentino D. Carlotti, our Executive Vice President and Global Head of Business Development, dated August 6, 2017. Mr. Carlotti receives a base salary at an annual rate of $750,000, has an annual cash bonus target of $750,000 and a long-term incentive target of $750,000. Mr. Carlotti received a sign-on bonus of $700,000, and a sign-on grant of 13,662 restricted stock units valued at $700,000 that vest 100% on the first anniversary of the grant date.

Mr. Carlotti is entitled to severance benefits under the Severance Plan. The following table sets forth the severance amounts Mr. Carlotti would have been entitled to under the terms of the Severance Plan had his employment been terminated as of December 31, 2017.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock Units (2)	Benefits (3)	Total
Without cause	$1,125,000	$1,125,000	—	$16,102	$2,266,102
Change in Control	$1,500,000	$1,500,000	$704,959	$16,102	$3,721,061

(1)	Upon a termination without cause, severance benefits payable in equal monthly amounts over the severance period. Upon a termination in the event of a Change in Control, severance benefits payable in a lump sum subject to compliance with tax regulations.

(2)	For termination without Cause or for Good Reason within two years of a change-in-control, Mr. Carlotti would be 100% vested in his restricted stock units. In such event, the units would be paid out on the normal vesting date. The dollar value of 13,662 restricted stock units held by Mr. Carlotti on December 31, 2017 is based on the closing sales price of $51.60 per share of our common stock on December 29, 2017.

(3)	Amounts represent Mr. Carlotti’s actual cost of COBRA coverage for a period of 18 months following date of termination.

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Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

See Compensation Discussion and Analysis—Components of the Executive Compensation Program—Executive Benefit Programs—Executive Severance Plan Benefits for details of the benefits Mr.  Carlotti is eligible for under the Severance Plan.

Adam Chinn

We are party of an employment agreement, effective January 11, 2016, with Adam Chinn, our Executive Vice President and Chief Operating Officer of the Company. The term of Mr. Chinn’s employment agreement runs from January 11, 2016 through January 11, 2021. Under the employment agreement, Mr. Chinn’s annual base salary is $750,000, his target annual bonus opportunity is 100% of his annual base salary and his target long-term incentive target is $750,000.

Mr. Chinn is entitled to severance benefits under the Severance Plan. The following table sets forth the severance amounts Mr. Chinn would have been entitled to under the terms of the Severance Plan had his employment been terminated as of December 31, 2017.

Termination Event	Base Salary (1)	Bonus (1)	Value of Accelerated Restricted Stock Units (2)	Value of Accelerated Performance Share Units (3)	Benefits (4)	Total
Without cause	$1,125,000	$1,125,000	—	—	$47,910	$2,297,910
Change in Control	$1,500,000	$1,500,000	$490,664	$2,136,808	$47,910	$5,675,382

(1)	Upon a termination without cause, severance benefits payable in equal monthly amounts over the severance period. Upon a termination in the event of a Change in Control, severance benefits payable in a lump sum subject to compliance with tax regulations.

(2)	For termination without Cause or for Good Reason within two years of a change-in-control, Mr. Chinn would be 100% vested in his restricted stock units. In such event, the units would be paid out on the normal vesting dates. The dollar value of 9,509 restricted stock units held by Mr. Chinn on December 31, 2017 is based on the closing sales price of $51.60 per share of our common stock on December 29, 2017.

(3)	For termination without Cause or for Good Reason within two years of a change-in-control, Mr. Chinn would earn 100% of “target” level of his performance share units and all performance restrictions would be waived. In such event, the units would be paid out on the normal vesting dates. The dollar value of 41,411 performance share units held by Mr. Chinn on December 31, 2017 is based on the closing sales price of $51.60 per share of our common stock on December 29, 2017.

(4)	Amounts represent Mr. Chinn’s actual cost of COBRA coverage for a period of 18 months following date of termination.

See Compensation Discussion and Analysis—Components of the Executive Compensation Program—Executive Benefit Programs—Executive Severance Plan Benefits for details of the benefits Mr. Chinn is eligible for under the Severance Plan.

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Employment Arrangements; Potential Payments Upon Termination or Change-in-Control

David Goodman

We are party to a letter agreement with David Goodman, our Executive Vice President, Digital Development and Marketing, dated June 1, 2015. Pursuant to his letter agreement, as amended, Mr. Goodman receives a base salary at an annual rate of $750,000, has an annual cash bonus target of $750,000 and a long-term incentive target of $750,000.

The Company and Mr. Goodman also entered into a severance agreement on June 1, 2015. Pursuant to the severance agreement, if at any time through December 31, 2017, the Company terminates Mr. Goodman’s employment without Cause, or Mr. Goodman terminates his employment for “Good Reason” (as such terms are defined in the severance agreement), Mr. Goodman will be paid a severance benefit of $2,800,000. In such event, he shall be paid the cash portion of any annual incentive bonus earned for a completed year provided that he remained employed at the end of the year. The payment of these severance benefits is conditioned on Mr. Goodman providing a release of claims against the Company.

In exchange for the described severance benefits, Mr. Goodman has agreed to non-competition and non-solicitation covenants during the period of his employment and for 18 months thereafter, as well as to confidentiality and non-disparagement covenants.

74 |	2018 Proxy Statement

CEO Pay Ratio

CEO Pay Ratio

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and SEC rules and regulations, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Tad Smith, our President and Chief Executive Officer.

Sotheby’s is a global art business. Consistent with our global presence, we manage an international workforce. As of December 31, 2017, our employee population was distributed as follows:

Location	Total Employees	Percentage
United States and the Americas	761	39%
United Kingdom	711	36%
Continental Europe	262	13%
Asia and the Middle East	243	12%
Total	1,977	100%

Our compensation programs vary from region to region and country to country. While the majority of our employees are compensated on a salaried basis, a number of employees are compensation on an hourly basis. In addition, our workforce includes a number of part-time employees. We believe this information is useful to put into context the following ratio comparing the annual total compensation of the median compensated employee in our company with the annual total compensation of our CEO, which we are required to include in this proxy statement:

For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our company (other than our CEO), was $62,401; and

•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this Proxy Statement, was $8,162,836.

Based on this information, for 2017 a reasonable estimate, calculated in a manner consistent with SEC regulations, of the ratio of the annual total compensation of our CEO, to the median of the annual total compensation of all employees was 130 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Methodology for Determining Our Median Employee

For purposes of the above disclosure, we are required to identify our median employee based on our worldwide workforce, without regard to their location, compensation arrangements, or employment status (full-time versus part-time). Accordingly, to identify the median of the annual total compensation

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CEO Pay Ratio

of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

•

De Minimis Exemption. We have chosen to exclude 98 employees who are employed in various locations outside the United States, as set forth in the table below, from the determination of the “median employee,” given the small number of employees in those jurisdictions and the estimated costs of obtaining their compensation information. These employees constitute 4.96% of our total global workforce, as permitted by SEC rules.

Excluded Employees

Location	Employees
China	14
Belgium	10
Spain	8
Taiwan	8
Austria	7
Israel	6
Netherlands	5
Russia	5
India	4
Indonesia	4
Ireland	4
Mexico	4
Sweden	4
Brazil	3
Dubai	3
Monaco	3
Canada	2
Thailand	2
Turkey	2
Total	98

•	We selected December 31, 2017 as the date upon which we would identify the “median employee” as it corresponds to our fiscal year end.

•	We annualized the compensation of all permanent employees who were new-hires in 2017.

•	We did not make any cost-of-living adjustments in identifying the “median employee.”

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CEO Pay Ratio

Compensation Measure

For purposes of measuring the compensation of our employees, we selected base salary or wages plus overtime pay, plus annual cash incentive bonuses as the most appropriate measures of compensation. We did not include long-term equity incentive grants, as these are only made to more senior staff who would, by definition, earn above the median in compensation.

Using this methodology, we determined that the “median employee” was a full-time, salaried employee located in the United States.

Annual Total Compensation of “Median Employee”

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation in the amount of $62,401. This amount includes Company contributions under our Retirement Savings Plan of $2,101.

Annual Total Compensation of Chief Executive Officer

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this proxy statement.

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Compensation Committee Interlocks and Insider Participation / Compensation Policy Risk Analysis

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Ms. Bibliowicz, as Chair, and Mr. Conroy, Ms. Taylor, Mr. Weibling and Mr. Wilson. None of our executive officers served as: (i) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; (ii) a director of another entity, one of whose executive officers served on our Compensation Committee; or (iii) a member of the compensation committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as one of our directors.

Compensation Policy Risk Analysis

Management, with the assistance of FW Cook, annually reviews our compensation policies and practices applicable to all of our employees, including the named executive officers, for the purpose of evaluating the risks to our company arising from such policies and practices. Each component of the Company’s compensation program is evaluated for any risks to the Company associated with such compensation. Included in these evaluations is an analysis of the likelihood that such compensation components would influence behaviors or decision-making and impact the Company’s risk profile. For 2017, risk controls, both entity-level and compensation-related, were identified and evaluated. These controls included:

•	Corporate governance and Enterprise Risk Management policies;

•

Oversight of the Company’s compensation practices and policies by the Compensation Committee, including the ability to reduce incentive payouts based on factors such as quality of earnings and individual performance;

•

The Company’s compensation program design, including the mix of cash and equity compensation, short- and long-term incentive compensation, “fixed” and “variable” compensation and company-wide and individual goals and targets, the use of multiple performance metrics based on the Company’s goals, which include financial and other quantitative and qualitative measurements, and maximum payout limits (both dollars and as percent of target incentive);

•

Performance goals that are set at levels that are sufficiently high to encourage strong performance and support the resulting compensation expense, but within reasonably attainable parameters to discourage pursuit of excessively risky business strategies; and

•

Meaningful risk mitigators, including substantial stock ownership guidelines, claw-back provisions, anti-hedging/pledging policies, independent Committee oversight and engagement of an independent consultant that does no other work for the Company or management.

In February 2018, management reviewed its findings with the Compensation Committee at a meeting at which the Compensation Committee and management engaged in an in-depth discussion of the findings. Based on its review of management’s risk assessment of our company’s compensation policies, practices and controls and the Compensation Committee’s evaluation of management’s assessment, the Compensation Committee determined that such policies and practices are not reasonably likely to have a material adverse effect on our company.

78 |	2018 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE

UNDER EQUITY COMPENSATION PLANS

The following table provides information as of December 31, 2017 regarding compensation plans (including individual compensation arrangements, but not including qualified employee benefit plans and plans available to stockholders in a pro rata basis) under which our equity securities are authorized for issuance.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	(b) Weighted-average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (3)
Equity compensation plans approved by security holders	1,875,381	—	2,632,120
Equity compensation plans not approved by security holders	47,070	—	—
Total	1,922,451	—	2,632,120

(1)	The number of securities that may be issued under equity compensation plans approved by stockholders include 1,875,381 shares awarded under the Restricted Stock Unit Plan for which vesting is contingent upon future employee service and/or achievement of certain profitability targets stock options. There were no stock options outstanding as of December 31, 2017. The number of securities that may be issued under equity compensation plans not approved by stockholders consist of an inducement award granted to Thomas S. Smith, Jr., the Company’s President and Chief Executive Officer, upon the commencement of his employment on March 31, 2015. As of December 31, 2017, this award consisted of 47,070 fully-vested restricted stock units. This award was not issued pursuant to the Restricted Stock Unit Plan and has not been registered with the SEC.

(2)	The weighted-average exercise price does not take into account 1,875,381 shares awarded under the Restricted Stock Unit Plan or the 47,070 fully-vested restricted stock units granted to Mr. Smith upon the commencement of his employment as Sotheby’s President and CEO on March 31, 2015.

(3)	Includes 2,413,151 shares available for future issuance under the Restricted Stock Unit Plan, 104,100 shares available for issuance under the Stock Option Plan, and 114,869 shares available for issuance under Sotheby’s Stock Compensation Plan for Non-Employee Directors.

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ADVISORY VOTE ON EXECUTIVE COMPENSATION

(Item 2 on the Proxy Card)

In accordance with Section 14A of the Securities Exchange Act of 1934 adopted in July 2010 as part of Title IX of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing stockholders with the opportunity to endorse or not endorse compensation paid to the Company’s named executive officers through consideration of the following non-binding “say-on-pay” advisory resolution:

“Resolved, that the compensation paid to the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

We believe that our executive compensation philosophy and programs reinforce our pay for performance culture and are strongly aligned with the long-term interests of our stockholders. The Compensation Committee, which oversees and approves the compensation philosophy and programs, engages in an extensive process to align executive pay, both short- and long-term, with the Company’s performance and the interests of stockholders. The Compensation Discussion and Analysis section of this proxy statement provides a comprehensive review of the Company’s executive compensation philosophy and programs and the rationale for executive compensation decisions, and the accompanying tables and narrative provide details on the compensation paid to the Company’s named executive officers. We urge you to read this disclosure prior to voting on this proposal.

The Compensation Committee considers the results of this annual stockholder “say-on-pay” vote on our executive compensation program, in addition to other input from our stockholders, when evaluating and determining compensation policies and the compensation for the CEO and the other named executive officers. The 2017 stockholder vote affirmed the Compensation Committee’s decisions for 2016, with a 98.2% stockholder approval of our executive compensation program.

Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Stockholders who want to communicate with our Board or any specific director, including the Chairman, any non-management director, the non-management directors as a group, any independent director or the independent directors as a group, on executive compensation or any other matter of stockholder concern, can do so by writing to such director or group of directors at: Sotheby’s, 1334 York Avenue, New York, New York 10021. Any communication will be forwarded to the director or directors to whom it is addressed.

At the 2017 annual meeting, stockholders requested, by a vote of 87.5%, for an annual say-on-pay vote. Accordingly, we will provide a say-on-pay vote annually and the next say-on-pay vote will be included in our 2019 proxy statement.

The Board of Directors recommends a vote FOR this proposal.

80 |	2018 Proxy Statement

PROPOSAL ON DIRECTOR COMPENSATION

(Item 3 on the Proxy Card)

In February 2018, the Compensation Committee recommended, and the Board approved, a change to the non-employee director compensation program, effective as of May 15, 2018. Stockholders are being asked to approve the change.

Non-employee director compensation was last revised in 2012 (with the exception of the Chairman of the Board’s stipend and a Business Strategy Committee member fee, which were put into place in 2015). In 2017, FW Cook, the Compensation Committee’s independent executive compensation consultant, was engaged by the Compensation Committee to conduct a review of our non-employee director compensation program. As a result of this review, our non-employee director compensation was determined to be below the 25th percentile of the Company’s peer group. In addition, it was determined that our non-employee director compensation was more heavily weighted towards cash than at the median of our peer group. After considering FW Cook’s findings, the Compensation Committee recommended, and the full Board of Directors approved, an increase to the equity portion of the annual director retainer from $75,000 to $125,000 to bring total non-employee director compensation, and the weighting between cash and equity compensation, to the median of the peer group.

If stockholders approve the increase to the annual equity retainer, the Board also intends to decrease the Chairman stipend by $50,000, from $175,000 to $125,000, as the Chairman of the Board believes the total compensation paid to him as Chairman of the Board is already at an appropriate level. As a result, the total compensation for the Chairman of the Board will remain the same following these changes.

We believe that our director compensation program as so revised strongly aligns the interests of our directors with the long-term interests of our stockholders. See Director Compensation—Non-Employee Director Compensation Program elsewhere in this proxy statement for details on the non-employee director compensation program. We urge you to read this disclosure prior to voting on this proposal.

Although the Board is not required to seek or receive stockholder approval of changes to our non-employee director compensation program, the Board is submitting the change to the annual equity retainer to our stockholders for approval and ratification in the interest of good corporate governance. The Board has agreed to abide by the stockholder vote. If stockholders do not approve this proposal, the proposed changes in director compensation will not go into effect.

Attracting and retaining talented and qualified individuals to serve on our Board is critical to our long-term success. The non-employee director compensation program is critical for us to be able to accomplish this. Accordingly, we are asking our stockholders to approve this proposal so that we will be able to continue compensating our non-employee directors fairly for their service on our Board.

The Board of Directors recommends a vote FOR this proposal.

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PROPOSED 2018 EQUITY INCENTIVE PLAN

(Item 4 on the Proxy Card)

Overview

The Board of Directors adopted the Sotheby’s 2018 Equity Incentive Plan (the “Equity Plan”) on February 28, 2018, subject to approval of our stockholders at the meeting. The Equity Plan will replace the Sotheby’s Restricted Stock Unit Plan and the Sotheby’s Holdings, Inc. 1997 Stock Option Plan (the “Prior Plans”). Upon stockholder approval of the Equity Plan, no further awards will be granted under the Prior Plans. However, the terms and conditions of the Prior Plans and related award agreements will continue to apply to all awards granted under the Prior Plans prior to stockholder approval of the Equity Plan. No grants will be made under the Equity Plan until our stockholders approve it.

The Equity Plan reflects the following equity compensation plan best practices:

•	No grants of below-market stock options or stock appreciation rights (“SARs”)

•	No repricing of stock options or SARs

•	Awards are subject to a minimum vesting period

•	No payments of dividends or dividend equivalents on performance-based awards except to the extent performance goals are satisfied and underlying awards vest

•	No payments of dividends or dividend equivalents on time-vested, full-value awards except to the extent the underlying awards vest

•	No payments of dividends or dividend equivalents on stock options or SARs

•	Awards subject to our recoupment/clawback policy

•	Double-trigger treatment upon change in control except to the extent awards are not assumed or replaced in the change in control

•	No “liberal” change in control definition

•	No “liberal” share recycling with respect to any stock options or SARs

The Equity Plan also provides the Company with the opportunity to deduct certain compensation of officers who are “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code (“Code”) in the event that Sotheby’s is eligible for favorable transitioning of the pre-2018 terms of Code Section 162(m), under either federal or state tax law (the “162(m) Transition Rule”). To allow for awards under the Equity Plan to be able to take advantage of the 162(m) Transition Rule, we are asking our stockholders to approve the material terms of the performance objectives under the Equity Plan as well as certain other key terms of the Equity Plan. Approval of the Equity Plan will constitute approval of the performance objectives and other key terms specified in the Equity Plan for purposes of the approval requirements of the Section 162(m) Transition Rule.

Upon stockholder approval of the Equity Plan, no further awards will be made under the Prior Plans, and the number of securities available for future issuance under the Equity Plan will be as set forth below under “Shares Subject to the Plan.”

82 |	2018 Proxy Statement

Proposed 2018 Equity Incentive Plan

The following table provides information regarding our three-year average burn rate and that of our peer group disclosed under “Market and Peer Group Reviews” in the Compensation Discussion and Analysis section of this proxy statement. Burn rate, or share usage, is calculated as equity-based awards granted under our equity compensation plans for the relevant year, divided by weighted average basic common shares outstanding for that year. Our three-year average burn rate is 1.6%, which is aligned with the peer group median three-year average burn rate.

Burn Rate
Sotheby’s	1.6%
Peer Group (median)	1.6%

The total fully-diluted overhang as of December 31, 2017, assuming that the entire share reserve under the Equity Plan is granted in stock options, would be 15.8%, and the total fully-diluted overhang, assuming the entire share reserve under the Equity Plan is granted in full-value awards only, would be 9.3%. The Company expects to grant a combination of full-value awards and stock options, resulting in fully-diluted overhang between these two levels. In this context, fully-diluted overhang is calculated as the sum of grants outstanding and shares available for future awards (numerator) divided by the sum of the numerator and basic common shares outstanding.

We believe our burn rate and fully-diluted overhang are reasonable and reflect a prudent use of equity for compensation purposes while furthering our compensation philosophy of aligning stockholder and executive interests.

The closing price of our common stock on the NYSE on March 12, 2018 was $54.50 per share.

Summary of the Equity Plan

Set forth below is a summary of the principal features of the Equity Plan. This summary is qualified in its entirety by reference to the full text of the Equity Plan, a copy of which is included in this proxy statement as Appendix A.

The Equity Plan expires on May 2, 2028, and no awards may be granted under the Equity Plan after that date. However, the terms and conditions of the Equity Plan will continue to apply after that date to all Equity Plan awards granted prior to that date until they are no longer outstanding. No grants will be made under the Equity Plan until our stockholders approve it.

The Equity Plan is not a qualified retirement or deferred compensation plan under Section 401(a) of the Code and is not intended to be an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

Purpose

The purpose of the Equity Plan is to provide compensation incentives to drive high levels of performance and productivity. The Equity Plan is intended to strengthen our existing operations and our ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts we

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Proposed 2018 Equity Incentive Plan

depend for our continued success, growth and development. In addition, the Equity Plan is also designed to align the interests of employees receiving incentive compensation with the interests of our stockholders by having equity (rather than cash) be a meaningful portion of their compensation, and by awarding compensation based on long-term performance.

The Equity Plan permits the granting of restricted stock, restricted stock units (“RSUs”), performance shares, performance share units (“PSUs”), non-qualified stock options (“NQSOs”), incentive stock options (“ISOs”), SARs and other stock-based awards. Each type of award is described below under Types of Awards Under the Equity Plan. Each award will be evidenced by an award agreement setting forth the terms and conditions of that award.

The Company has not granted stock options for a number of years, but the Company believes it is useful to have the flexibility to include stock options as part of a well-designed equity incentive program. If the Equity Plan is adopted by the stockholders at the meeting, the Compensation Committee may consider making a special stock option grant to certain senior officers of the Company other than the CEO. The purpose of such a grant would be to retain officers critical to achieving superior Company and stock price performance. The exercise price of such a grant would be at least 15% above the stock price at the time of grant. The aggregate number of options that could be issued in such a grant would not exceed two million. No decision on such a grant has been made, and no decision will be made by the Committee unless and until the Equity Plan is approved at the meeting. Even if the Equity Plan is adopted by the stockholders at the meeting, there is no assurance that such a grant will be made or, if made, when the grant will occur.

The Board believes that it is in the Company’s best interests and the best interests of the Company’s stockholders to continue to maintain an equity incentive plan under which equity-based compensation awards made to our named executive officers can qualify for deductibility for federal income tax purposes. Accordingly, the Equity Plan has been designed to permit the grant of awards that are intended to be deductible to the fullest extent possible under the 162(m) Transition Rule. In general, under the pre-2018 terms of Code Section 162(m), for us to be able to deduct in any one year compensation in excess of $1,000,000 that is paid to covered executive officers, the compensation had to qualify as performance-based. The Tax Cuts and Jobs Act that was signed into law on December 22, 2017 (“Tax Reform”) eliminated our ability to deduct performance-based compensation over $1,000,000 in tax years beginning after 2017, subject to the Section 162(m) Transition Rule. Tax Reform also changed who qualifies as covered executive officers to be our principal executive officer and principal financial officer, at any time during the year, in addition to our other three highest compensated executives. Once named, our covered executive officers will be subject to Code Section 162(m)’s deduction limits for all future tax years. However, under the 162(m) Transition Rule, we may be able to deduct certain performance-based compensation so long as such compensation meets certain pre-2018 requirements, including stockholder approval of the material terms.

For purposes of Code Section 162(m), the material terms include (i) the employees eligible to receive compensation under the Equity Plan, (ii) a description of the business criteria on which the performance objectives are based and (iii) the maximum amount of compensation that could be paid to an employee under the performance objectives in a specified time period. With respect to the various types of awards

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Proposed 2018 Equity Incentive Plan

available under the Equity Plan, each of these aspects is discussed below. As noted above, approval of the Equity Plan by our stockholders will constitute approval of each of these aspects of the Equity Plan for purposes of the approval requirements of Code Section 162(m).

In light of Tax Reform and the Compensation Committee’s desire to grant awards under the Equity Plan that drive high levels of performance and productivity, the Compensation Committee may grant awards that are non-deductible compensation expenses. No assurance can be given that awards granted under the Equity Plan will be fully deductible under Code Section 162(m).

Shares Subject to the Plan

A total of 7,650,000 shares of common stock are reserved for awards granted under the Equity Plan. The Equity Plan’s reserve will be reduced by 1 share for every 1 share that is subject to an option or stock appreciation right granted under the Prior Plans after December 31, 2017, and 2.14 shares for every 1 share that is subject to a full-value award granted under the Prior Plans after December 31, 2017. Shares that remain available under the Prior Plans will not be carried over to the Equity Plan. However, to the extent that after December 31, 2017, outstanding awards under the Prior Plans expire or are terminated without the issuance of shares, or if such awards are settled in cash, or if shares are tendered or withheld for payment of taxes on full-value awards, then the shares subject to such awards will be added to the Equity Plan’s reserve at the applicable ratio (1 share for each option or SAR and 2.14 shares for each full-value award). As a result, if approved, the Equity Plan is estimated to have a net of approximately 6 million shares available for issuance pursuant to awards as of its inception on May 3, 2018.

One of the requirements for the favorable tax treatment available to ISOs under the Code is that the Equity Plan must specify, and our stockholders must approve, the number of shares available for issuance pursuant to ISOs. As a result, in order to provide flexibility, the Equity Plan provides that all or any portion of the available shares may be issued pursuant to ISOs. The shares issued under the Equity Plan will be authorized but unissued shares or shares currently held (or subsequently acquired) as treasury shares.

In determining the number of shares to request for the Equity Plan’s share authorization, we evaluated our recent share usage, our historical burn rate under the Prior Plans (as described above), projected burn rate under the Equity Plan, and the potential cost and dilution to stockholders associated with the new share pool and outstanding equity-based awards that we granted under the Prior Plans. Upon the approval of the Equity Plan by our stockholders, no additional awards will be granted under the Prior Plans. Outstanding awards under the Prior Plans will continue to be governed by the Prior Plans and the agreements under which they were granted.

Awards granted under the Equity Plan will be deducted from the share pool as follows:

•

Each NQSO, ISO, and SAR that may be settled in shares granted under the Equity Plan will be counted as one share subject to an award and deducted from the share pool. SARs that may not be settled in shares will not result in a reduction of the share pool.

•

Each share of restricted stock, each RSU that may be settled in shares, and each other stock-based award that may be settled in shares will be counted, when granted under the Equity Plan, as 2.14 shares subject to an award and deducted from the share pool. RSUs and other stock-based awards that may not be settled in shares will not result in a reduction of the share pool.

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•

Each performance share that is granted under the Equity Plan will be counted as 2.14 shares subject to an award and deducted from the share pool (based on the number of shares that would be paid for achievement of target performance). Each PSU, which may be settled in shares, that is granted under the Equity Plan will be counted as a number of shares subject to an award and deducted from the share pool based on 2.14 multiplied by the number of shares that would be paid for achievement of target performance (with the number of shares determined by dividing the value of the PSU at the time of grant by the fair market value of a share at the time of grant). If a performance share or PSU under the Equity Plan is later settled based on above-target performance, the deduction from the share pool at the time of settlement is based on 2.14 times the number of shares corresponding to the above-target performance; in the event that the award is later settled based on below-target performance, shares will be added back to the share pool at the time of settlement based on 2.14 times the number of shares corresponding to the below-target performance. Performance share units that may not be settled in shares will not result in a reduction of the share pool.

Subject to adjustment as described below:

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The maximum number of shares of restricted stock, RSUs, performance shares, PSUs that are stock denominated, and other stock-based awards that are stock denominated granted in any one fiscal year to any one participant shall be 500,000.

•

The maximum aggregate payout (determined as of the end of the applicable performance period) under any PSUs and other stock-based awards that are not stock denominated granted in any one fiscal year to any one participant shall be $10,000,000.

•	The maximum number of NQSOs, ISOs and SARs that, in the aggregate, may be granted in any one fiscal year to any one participant shall be 1,000,000.

These limitations will be applied to awards that provide for a range of payouts based on the maximum amount that could be paid under each such award.

We expect that the number of shares that are available for issuance under the Equity Plan will allow us to continue to grant equity incentives for approximately three years.

No Liberal Recycling of Stock Options and SARs

With respect to stock options and SARS, the Equity Plan provides that only shares awarded or subject to issuance pursuant to awards under the Equity Plan or a Prior Plan that are reacquired or are not issued due to the forfeiture, cancellation or expiration of such awards without exercise or settlement in shares, and shares that were covered by an award under the Equity Plan or a Prior Plan that was settled in cash instead of shares, will be added back to the share pool and again be available for issuance under the Equity Plan. The following shares will not again be available for issuance: (1) shares tendered in payment of a stock option or SAR exercise price, (2) shares withheld to satisfy any tax withholding obligation with respect to a stock option or SAR, and (3) the total number of shares covered by a SAR that is settled in shares, regardless of whether all such shares are actually issued to the participant upon settlement of the SAR.

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With respect to awards other than stock options and SARS, the Equity Plan provides that shares awarded or subject to issuance pursuant to awards under the Equity Plan or a Prior Plan, which are reacquired or are not issued due to the forfeiture, cancellation or expiration of such awards, the withholding of shares to satisfy any tax withholding obligation, and the settlement of any award in cash instead of shares, will be added back to the share pool (as adjusted by the factor specified above for the type of award from which the shares were derived) and again be available for issuance under the Equity Plan.

No Repricing

The Equity Plan prohibits the Compensation Committee from repricing stock options and SARs without the approval of our stockholders, except in accordance with the adjustment provisions of the Equity Plan (as described below under Adjustments) or in connection with a Change in Control (as defined below under Change in Control). For this purpose, a “repricing” generally is an amendment to the terms of an outstanding stock option or SAR that would reduce the option exercise price or SAR exercise price, or a cancellation of an outstanding stock option or SAR with a per share exercise price that is more than fair market value at the time of such cancellation in exchange for cash, another award or stock option or SAR with an option exercise price or SAR exercise price that is less than the option exercise price or SAR exercise price of the original stock option or SAR.

Minimum Vesting

Each award granted under the Equity Plan will not vest earlier than the one-year anniversary of the date the award was granted except that: (i) this excludes shares delivered in lieu of fully-vested cash awards, and “substitute awards” that are granted in assumption of awards of a company or business acquired by the Company, (ii) up to 5% of the shares of our common stock available for issuance under the Equity Plan may be issued pursuant to awards that are not subject to the one-year vesting requirement, and (iii) this restriction does not apply to the Compensation Committee’s discretion to provide for accelerated exercisability or vesting of any Award (including in cases of retirement, death, disability or a Change in Control).

Restrictions on Dividends and Dividend Equivalents

We will not pay dividend equivalents on Equity Plan awards of stock options or SARs. Dividends and dividend equivalents associated with awards of restricted stock, RSUs, performance shares, PSUs, or other awards will be subject to the same vesting requirements as the underlying award. In no event will dividends or dividend equivalents be paid on any award prior to the date the applicable award vests.

Eligible Participants

The Compensation Committee may grant awards under the Equity Plan to our employees as well as employees of our subsidiaries.

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Administration of the Equity Plan

The Compensation Committee (or such other committee consisting of two or more members as the Board may appoint) will administer the Equity Plan. So long as our stock is traded on the NYSE, all of the members of the Compensation Committee must be independent directors within the meaning of the NYSE’s director independence standards, as well as satisfy the additional independence criteria for compensation committee members under NYSE’s listing standards. If any member of the Compensation Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Board will appoint a subcommittee of the Compensation Committee, consisting of at least two independent directors who are “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act, to grant awards to employees who are subject to Section 16 of the Exchange Act (“Insiders”). In addition, if any member of the Compensation Committee does not qualify as an “outside director” within the meaning of Code Section 162(m) as in effect immediately prior to 2018, and we intend to grant deductible performance-based awards to executives covered by Code Section 162(m) pursuant to the 162(m) Transition Rule, the Board will appoint a subcommittee of the Compensation Committee consisting of at least two members who are “outside directors” within the meaning of Code Section 162(m) as in effect immediately prior to 2018 (which shall have authority with respect to the performance terms in awards to covered executives as necessary to comply with the performance-based compensation exception of Code Section 162(m) as in effect immediately prior to 2018). References to the Compensation Committee in this summary include, as appropriate, any such subcommittee.

Subject to the express provisions of the Equity Plan, the Compensation Committee is authorized to do all things that it determines to be necessary or appropriate in connection with the administration of the Equity Plan. The Compensation Committee may delegate its authority to one or more of its members (but not less than two members with respect to insiders and covered executives). To the extent permitted by law, the Compensation Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to insiders and covered executives.

Amendment and Termination

The Equity Plan will terminate on the earliest of (a) May 2, 2028 (ten years after the date on which our stockholders approve the Equity Plan), (b) the date on which the Compensation Committee determines that all shares authorized and all shares otherwise available for issuance under the Equity Plan have been issued pursuant to awards granted under the Equity Plan, or (c) any earlier date as may be determined by the Board or the Compensation Committee in its sole and absolute discretion. The Board or the Compensation Committee may amend the Equity Plan at any time. However, if an amendment (i) would materially increase the benefits accruing to participants, (ii) would materially increase the number of securities which may be issued under the Equity Plan, (iii) would materially modify the requirements for participation in the Equity Plan, or (iv) must otherwise be approved by our stockholders in order to comply with applicable law or the rules of the NYSE (or other national securities exchange on which the stock is traded or quoted), then the amendment will not be effective unless and until stockholder approval has been obtained.

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In addition, no amendment or termination of the Equity Plan may adversely and materially affect any rights or obligations with respect to any awards previously granted under the Equity Plan, unless the amendment or termination is required by applicable law or any listing standards or exchange requirements applicable to our common stock, or the affected participants consent to such amendment or termination in writing. To the extent required to meet the 162(m) Transition Rule, Code Section 422, other applicable law, and/or any such listing standards, no amendment shall be effective unless approved by our stockholders.

The Compensation Committee may amend an outstanding award agreement in its discretion to achieve compliance with applicable securities law or exchange requirements, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the guidance thereunder. In particular, all awards, amounts or benefits received or outstanding under the Equity Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any clawback or similar policy of the Company or any applicable law related to such actions, as may be in effect from time to time.

Performance Objectives

For awards that are intended to qualify under the 162(m) Transition Rule’s performance-based compensation exception (“Section 162(m) Transition Awards”), the Compensation Committee will establish in writing, generally during the first 90 days of the applicable performance period, one or more specified performance goals for the award and the maximum amount payable to any individual participant upon achievement of such performance goals.

For Section 162(m) Transition Awards, the performance measures intended to permit the awards to satisfy such exception shall be stated as levels of, or growth or changes in, or other objective specification of performance with respect to one or more of the following performance criteria: earnings; earnings before income taxes; earnings before interest and taxes (EBIT); earnings before interest after taxes (EBIAT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); gross margin; operating margin; profit margin; market value added; market share; revenue; revenue growth; return measures (including but not limited to return on equity, return on stockholders’ equity, return on investment, return on assets, return on net assets, return on capital, return on sales, and return on invested capital); total stockholder return; profit; economic profit; capitalized economic profit; after-tax profit; net operating profit after tax (NOPAT); pre-tax profit; cash; cash flow measures (including but not limited to operating cash flow, free cash flow, cash flow return, cash flow per share, and free cash flow per share); earnings per share (EPS); net earnings; operating earnings; segment income; economic value added; net income; net income from continuing operations available to common stockholders excluding special items; operating income; adjusted operating income; assets; sales; net sales; sales volume; sales growth; net sales growth; debt/capital ratio; return on total capital; cost; cost control; expense targets or ratios, operating expenses; adjusted operating expenses; improvement in or attainment of expense levels; working capital; working capital targets; improvement in or attainment of working capital levels; debt; debt to equity ratio; debt reduction; capital targets; capital expenditures; price/earnings growth ratio; corporate value measures (such as compliance, safety and personnel matters); acquisitions, dispositions, projects or other specific events, transactions or strategic milestones; the price of our common stock (and stock price appreciation,

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either in absolute terms or in relationship to the appreciation of a public stock index or the appreciation among members of a peer group determined by the Committee); and book value per share. All criteria may be measured on a Generally Accepted Accounting Principles (“GAAP”) basis, adjusted GAAP basis, or non-GAAP basis. For each Section 162(m) Transition Award, the Compensation Committee must specify a written definition of each applicable performance objective as well as the period over which the performance objective will be measured.

A performance objective may be described in terms of company-wide objectives or objectives that are related to a specific division, subsidiary, employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations (or a peer group determined by the Compensation Committee that may include non-corporate entities), or a stock market or other index.

The Compensation Committee may establish other performance objectives for awards that are not Section 162(m) Transition Awards.

The Compensation Committee must determine whether the applicable performance goals have been met with respect to a particular award within 70 days following the end of the applicable performance period. For Section 162(m) Transition Awards, the award may not be paid out unless and until the Compensation Committee has made a final written certification that the performance goal intended to permit such award to satisfy the exception has, in fact, been satisfied.

In determining whether (and to what extent) any performance goal has been satisfied, the Compensation Committee may exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the company and its subsidiaries, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), inventory valuations, real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Compensation Committee may adjust any performance goal for a performance period as it deems equitable to recognize unusual or non-recurring events affecting the company and its subsidiaries, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Compensation Committee may determine. In the case of Section 162(m) Transition Awards, such exclusions and adjustments may only apply to the extent the Compensation Committee specifies in writing (not later than the time performance goals are required to be established) which exclusions and adjustments the Compensation Committee will apply to determine whether a performance objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Compensation Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the award’s qualification for the performance-based compensation exception.

To the extent that a performance objective is based on the price of our common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the company, any merger, consolidation, spin-off, reorganization, partial or complete

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liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Compensation Committee shall make or provide for such adjustments in such performance objective as the Compensation Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants.

The Compensation Committee has the discretion to adjust downward the determinations of the degree of attainment of the pre-established performance objectives for a Section 162(m) Transition Award; Section 162(m) Transition Awards may not be adjusted upward except as a result of an equitable adjustment or exclusion described above.

Types of Awards Under the Equity Plan

Restricted Stock and RSUs. The Compensation Committee will specify the terms of a restricted stock or RSU award in the award agreement, including the purchase price, if any, to be paid for such restricted stock/unit, which may be more than, equal to, or less than fair market value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the restrictions applicable to the restricted stock/unit such as continued service or achievement of performance objectives; the length of the restriction period and whether any circumstances, such as death, disability, or a change in control, will shorten or terminate the restriction period; and the rights of the participant during the restriction period to vote in the case of restricted stock; and whether RSUs will be settled in cash, shares or a combination of both. The Compensation Committee may provide in the restricted stock/unit agreement for lapse of the restriction period in monthly or longer installments over the course of the restriction period.

The Compensation Committee will require that during the restriction period, any dividends on such shares of restricted stock will be (i) automatically deferred and reinvested in additional restricted stock subject to the same restrictions as the underlying award, or (ii) paid to the company for the account of the participant and held pending and subject to the same restrictions on vesting as the underlying award; provided, however, that to the extent that any dividends are deferred, reinvested or otherwise not paid when such dividends would otherwise normally be paid, all terms and conditions for such delayed payment shall be included in the award agreement; and such deferral, reinvestment or delay in payment shall only be allowed to the extent it complies with, or is exempt from, the requirements of Code Section 409A.

A participant receiving an RSU award will not possess voting rights and will accrue deferred dividend equivalents on such units only to the extent provided in the award agreement evidencing the award. The Compensation Committee shall require that any such dividend equivalents be subject to the same restrictions on vesting and payment as the underlying award.

Performance Shares and Units. The Compensation Committee will specify the terms of a performance share or PSU award in the award agreement. A performance share will have an initial value equal to the fair market value of a share on the date of grant. A PSU will have an initial value that is established by the Compensation Committee at the time of grant. The Compensation Committee will set one or more performance goals which, depending on the extent to which they are met, will determine

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the number or value of the performance shares or units that will be paid out to the participant. The Compensation Committee may also set non-performance terms for performance shares and units. The Compensation Committee may provide for payment of earned performance shares/units in cash, shares of our common stock, other company securities or any combination thereof. The Compensation Committee will also specify any restrictions applicable to the performance share/unit award such as continued service, the length of the restriction period and whether any circumstances, such as death, disability, or a Change in Control, will shorten or terminate the restriction period.

Performance shares/units will not possess voting rights and will accrue dividends or dividend equivalents only to the extent provided in the agreement relating to the award. Any rights to dividends or dividend equivalents on performance shares/units or any other stock-based award subject to performance conditions will be subject to the same restrictions on vesting and payment as the underlying award.

Stock Options. A stock option provides the participant with the right to buy a specified number of shares at a specified price (“exercise price”) after certain conditions have been met. The Compensation Committee may grant both NQSOs and ISOs under the Equity Plan. No ISOs may be granted under the Equity Plan after February 27, 2028. The tax treatment of NQSOs is different from the tax treatment of ISOs, as explained in Certain Federal Income Tax Consequences below. The Compensation Committee will determine and specify in the award agreement whether the stock option is an NQSO or ISO, the number of shares subject to the option, the exercise price of the option, the period of time during which the option may be exercised, any restrictions applicable to the option such as continued service, the length of the restriction period and whether any circumstances, such as death, disability, or a Change in Control, shorten or terminate the restriction period. Generally, no stock option can be exercisable more than ten years after the date of grant (other than a stock option granted to a participant outside the United States, to the extent required by applicable non-U.S. law) and the exercise price of a stock option must be at least equal to the fair market value of a share on the date of grant of the option. However, with respect to an ISO granted to a participant who holds more than 10% of our total voting stock, the ISO cannot be exercisable more than five years after the date of grant and the exercise price must be at least equal to 110% of the fair market value of a share on the date of grant. Dividend equivalents will not be paid with respect to stock options.

A participant may pay the exercise price under a stock option in: (1) cash; (2) in a cash equivalent approved by the Compensation Committee; (3) if approved by the Compensation Committee, by tendering previously acquired shares (or delivering a certification or attestation of ownership of such shares) having an aggregate fair market value at the time of exercise equal to the total exercise price (provided that the tendered shares must have been held by the participant for any period required by the Compensation Committee); or (4) by a combination of these methods. The Compensation Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Compensation Committee determines to be consistent with the Equity Plan’s purpose and applicable law. No certificate representing a share will be delivered until the full exercise price has been paid.

SARs . SARs entitle the participant to receive cash, shares, a combination thereof, or such other consideration as the Compensation Committee may determine, in an amount equal to the excess of the

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fair market value of a share on the exercise date over the exercise price for the SAR, after certain conditions have been met. The Compensation Committee will determine and specify in the SAR award agreement the number of shares subject to the SAR, the SAR exercise price (which must be at least equal to the fair market value of a share on the date of grant of the SAR), the period of time during which the SAR may be exercised, any restrictions applicable to the SAR such as continued service, the length of the restriction period and whether any circumstances, such as death, disability, or a Change in Control, shorten or terminate the restriction period. Generally, no SAR can be exercisable more than ten years after the date of grant (other than a SAR granted to a participant outside the United States, to the extent required by applicable non-U.S. law). SARs may be granted in tandem with a stock option or independently. If a SAR is granted in tandem with a stock option, their grant must be concurrent with the stock option grant and the participant may exercise the stock option or the SAR, but not both. Dividend equivalents will not be paid with respect to SARs.

Other Awards. The Compensation Committee may grant other forms of stock-based or stock-related awards that the Compensation Committee determines to be consistent with the purpose of the Equity Plan and the Company’s interests. These other stock-based awards may provide for (i) cash payments based in whole or in part on the value or future value of shares, (ii) cash payments for the acquisition or future acquisition of shares, (iii) cash payments that are not based on the value or future value of shares, or (iv) any combination thereof. Where the value of such an award is based on the difference in the value of a share at different points in time, the grant or exercise price must not be less than 100% of the fair market value of a share on the date of grant. Participants granted other awards under the Equity Plan may accrue dividend equivalents to the extent provided for in their award agreements, provided that (i) any dividend equivalents payable on the award will be subject to the same vesting restrictions as the underlying award and (ii) all terms and conditions for paying such dividend equivalents will be included in the agreement related to the award and will, to the extent required, comply with Code Section 409A.

Adjustments

The Compensation Committee shall make equitable adjustments in the number and class of securities available for issuance under the Equity Plan (including under any awards then outstanding), the number and type of securities subject to the individual limits set forth in the Equity Plan, and the terms of any outstanding award, as it determines are necessary and appropriate, to reflect any merger, reorganization, consolidation, recapitalization, reclassification, stock split, reverse stock split, spin-off combination, exchange of shares, distribution to stockholders (other than an ordinary cash dividend), or similar corporate transaction or event.

Transferability

No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution. Unless the Compensation Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no other award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a participant other than upon the participant’s death, to a beneficiary or by will or the laws of descent and distribution, and (ii) each stock option and SAR outstanding to a participant may be exercised during the participant’s lifetime only by the participant or

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his or her guardian or legal representative (provided that an ISO may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder).

Termination of Employment

If a participant terminates employment with the Company and its subsidiaries for any reason (i) all of the participant’s restricted stock, RSUs, performance shares, PSUs and other stock-based awards that were not vested on the date of such termination shall be forfeited immediately upon such termination, (ii) all of the participant’s stock options and SARs that were exercisable on the date of such termination shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such termination, but in no event after the expiration date of the stock options or SARs, and (iii) all of the participant’s stock options and SARs that were not exercisable on the date of such termination shall be forfeited immediately upon such termination. The Compensation Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an award or in an individual employment agreement, severance plan or individual severance agreement), provide for accelerated exercisability or vesting of any Award (including in cases of retirement, death, disability or Change in Control).

Change in Control

The Compensation Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an award or in an individual employment agreement, severance plan or individual severance agreement), provide that a participant will be eligible for the following: (i) for awards that are not subject to performance objectives, a full or prorated award in the event that both a Change in Control and either (A) a termination of the participant’s employment with the Company and its subsidiaries and affiliates occurs during a specified time thereafter, or (B) the surviving entity in such Change in Control does not assume or replace the award in the Change in Control, and (ii) for awards that are subject to one or more performance objectives, a prorated award in the event that both a Change in Control occurs and either (A) a termination of the participant’s employment with the company and its subsidiaries and affiliates occurs during a specified time thereafter, or (B) the surviving entity in the Change in Control does not assume or replace the award in the Change in Control. With respect to awards that are subject to one or more performance objectives, the Compensation Committee may, in its sole discretion, provide that any such award will be paid prior to when any or all such performance objectives are certified (or without regard to whether they are certified) based on target performance, or based on a combination of actual performance achieved and target performance.

“Change in Control” means the occurrence of any of the following events: (a) any person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act (other than an employee benefit plan of the company or an affiliate or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the company or an affiliate (an “Exempt Person”)) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, over a period of 12 consecutive months, of securities of the company representing 50% or more of the combined voting power of the company’s then-outstanding securities; (b) the consummation of a merger, consolidation or combination that results in the company’s voting securities representing less than 50%

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of the combined voting power of the securities of the company or of the surviving entity outstanding immediately after such merger, consolidation or combination; (c) the individuals who constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the company’s stockholders, was approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board; or (d) the sale or disposition by the company of all or substantially all the company’s assets, other than a sale or disposition to an Exempt Person or a sale or disposition to an entity of which at least 50% of the voting power is represented by voting securities of the company. In all cases, a Change in Control shall occur pursuant to any of clauses (a) – (d) above only if the event also constitutes a change in the effective ownership or effective control of the company or a change in the ownership of a substantial portion of the assets of the company within the meaning of Treasury Regulation section 1.409A-3(i)(5).

Withholding Taxes

The Compensation Committee may make, as a condition precedent to the payment of any award, or otherwise, appropriate arrangements with the participant or his or her beneficiary, for the withholding of any federal, state, local or foreign taxes. The Compensation Committee may in its discretion permit the payment of such withholding taxes by having the Company withhold shares of stock to be issued, or the participant deliver to the Company shares of stock owned by the participant or beneficiary, having a fair market value equal to the amount of such taxes not paid by cash withholding, or otherwise permit a cashless exercise.

Certain Federal Income Tax Consequences

The following is intended only as a brief summary of the federal income tax rules relevant to the primary types of awards available for issuance under the Equity Plan and is based on the Code as currently in effect. The applicable statutory provisions are highly technical and subject to change in the future (possibly with retroactive effect), as are their interpretations and applications. Because federal income tax consequences may vary as a result of individual circumstances, participants are encouraged to consult their personal tax advisors with respect to their tax consequences. The following summary is limited only to United States federal income tax treatment. It does not address state, local, gift, estate, social security or foreign tax consequences, which may be substantially different. Certain intended Equity Plan participants are residents of foreign countries.

Awards of Shares; Restricted Stock Awards

A participant generally will recognize taxable ordinary income upon the receipt of shares as a stock award or restricted stock award if the shares are not subject to a substantial risk of forfeiture. If the shares are subject to a substantial risk of forfeiture, the participant generally will recognize taxable ordinary income when the substantial risk of forfeiture lapses. If the substantial risk of forfeiture lapses in increments over several years, the participant will recognize income in each year in which the substantial risk of forfeiture lapses as to an increment. If the participant cannot sell the shares without being subject to suit under Section 16(b) of the Securities Exchange Act of 1934 (the short swing profits recovery rule),

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the shares will be treated as subject to a substantial risk of forfeiture. The income recognized upon lapse of a substantial risk of forfeiture will be equal to the fair market value of the shares determined as of the time that the substantial risk of forfeiture lapses less any purchase price paid for the shares. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m).

Alternatively, if the shares are subject to a substantial risk of forfeiture, the participant may make a timely election under Code Section 83(b) (“Section 83(b)”) to recognize ordinary income for the taxable year in which the participant received the shares in an amount equal to the fair market value of the shares at that time. That income will be taxable at ordinary income tax rates. If a participant makes a timely Section 83(b) election, the participant will not recognize income at the time the substantial risk of forfeiture lapses with respect to the shares. At the time of disposition of the shares, a participant who has made a timely Section 83(b) election will recognize gain in an amount equal to the difference between the purchase price, if any, and the amount received on the disposition of the shares. The gain will be taxable at the applicable capital gains rate. If the participant forfeits the shares after making a Section 83(b) election, the participant is not entitled to a deduction with respect to the income recognized as a result of the election. To be timely, the Section 83(b) election must be made within 30 days after the participant receives the shares. We will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant at the time of the election, subject to the requirements of Code Section 162(m).

Restricted Stock Units (RSUs)

A participant generally is not taxed upon the grant of an RSU. Generally, if an RSU is designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant and we will be entitled to an income tax deduction for the same amount. However, if an RSU is not designed to be paid on or shortly after the RSU is no longer subject to a substantial risk of forfeiture, the RSU may be deemed a nonqualified deferred compensation plan under Code Section 409A. In that case, if the RSU is designed to meet the requirements of Code Section 409A, then the participant will recognize ordinary income equal to the amount of cash and the fair market value of the shares received by the participant, and we will be entitled to an income tax deduction for the same amount, subject to the requirements of Code Section 162(m). However, if the RSU is not designed to meet the requirements of Code Section 409A, the participant will be subject to ordinary income when the substantial risk of forfeiture lapses as well as an additional twenty-percent (20%) excise tax and additional tax could be imposed each following year.

Performance Share/Unit Awards; Stock Appreciation Rights (SARs)

A participant generally is not taxed upon the grant of a performance share/unit or SAR. The participant will recognize taxable income at the time of settlement of the performance share/unit or at the time of exercise of the SAR in an amount equal to the amount of cash and the fair market value of the shares received upon settlement or exercise. However, if the participant is subject to suit under Section 16(b) of the Exchange Act, the participant will recognize taxable income at the time of settlement or exercise, as applicable, in an amount equal to the amount of cash received at that time and the fair

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market value (determined as of the earlier of (i) the expiration of six months from the date of settlement or exercise, as applicable, or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b), unless the participant makes a timely election under Section 83(b)) of the shares received upon such settlement or exercise. The income recognized will be taxable at ordinary income tax rates. We generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the participant, subject to the requirements of Code Section 162(m). Any gain or loss recognized upon the disposition of the shares acquired pursuant to settlement of a performance share/unit or exercise of an SAR will qualify as long-term capital gain or loss if the shares have been held for more than one year after settlement or exercise.

Nonqualified Stock Options (NQSOs)

A participant generally is not taxed upon the grant of an NQSO, unless the NQSO has a readily ascertainable fair market value (usually meaning that the NQSO is traded on a securities market). However, the participant must recognize ordinary income upon exercise of the NQSO in an amount equal to the difference between the NQSO exercise price and the fair market value of the shares acquired on the date of exercise. If the participant is subject to suit under Section 16(b) of the Exchange Act, the participant recognizes ordinary income in the amount by which the fair market value of the shares determined as of a later date exceeds the exercise price for the shares, with such later date being the earlier of (i) the expiration of six months from the date of exercise, or (ii) the first day on which the disposition of the shares would not subject the participant to suit under Section 16(b), unless the participant makes a timely election under Section 83(b), in which event the fair market value of the shares will be determined on the date of exercise. We generally will have a deduction in an amount equal to the amount of ordinary income recognized by the participant in our tax year during which the participant recognizes ordinary income, subject to the requirements of Code Section 162(m).

Upon the sale of shares acquired pursuant to the exercise of an NQSO, the participant will recognize capital gain or loss to the extent that the amount realized from the sale is different than the fair market value of the shares on the date of exercise (or, if the participant was subject to Section 16(b) of the Exchange Act and did not make a timely election under Section 83(b), the fair market value on the delayed determination date, if applicable). This gain or loss will be long-term capital gain or loss if the shares have been held for more than one year after exercise.

Incentive Stock Options (ISOs)

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares covered by the ISO on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO for at least two years following the ISO grant date and at least one year following exercise, the participant’s gain, if any, upon a subsequent disposition of the shares is long-term capital gain. The amount of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the ISO exercise price). If a participant disposes of shares acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize both ordinary income and capital gain in the year of disposition. We are not entitled to a federal income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares

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after satisfying the holding period requirement described above. If the holding periods are not satisfied, we will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant, subject to the requirements of Code Section 162(m).

In order for a stock option to qualify as an ISO for federal income tax purposes, the grant of the option must satisfy various other conditions specified in the Code. In the event a stock option intended to be an ISO fails to qualify as an ISO, it will be taxed as an NQSO as described above.

Golden Parachute Payments

The terms of the agreement evidencing an award under the Equity Plan may provide for accelerated vesting or accelerated payout of the award in connection with a change in ownership or control of the company. In such event, certain amounts with respect to the award may be characterized as “parachute payments” under the golden parachute provisions in Code Section 280G. Under Code Section 280G, no federal income tax deduction is allowed to us for “excess parachute payments” made to “disqualified individuals,” and receipt of such payments subjects the recipient to a 20% excise tax under Code Section 4999. For this purpose, “disqualified individuals” are generally officers, stockholders or highly compensated individuals performing services for us, and the term “excess parachute payments” includes payments in the nature of compensation which are contingent on a change in ownership or effective control of the company, to the extent that such payments (in present value) exceed three times the recipient’s average annual taxable compensation from us for the previous five years. Certain payments for reasonable compensation for services rendered after a Change in Control and payments from tax-qualified plans are generally not included in determining “excess parachute payments.” If payments or accelerations may occur with respect to awards granted under the Equity Plan, certain amounts in connection with such awards may possibly constitute “parachute payments” and be subject to these “golden parachute” tax provisions.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 relating to the issuance of shares of our common stock under the Equity Plan with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as soon as is practicable after approval of the Equity Plan by our stockholders.

Equity Plan Awards

Because awards to be approved in the future under the Equity Plan are at the discretion of the Compensation Committee, it is not possible to determine the benefits or amounts to be received under the Equity Plan in the future by our officers or other employees.

In 2018, we have granted 150,100 RSUs and PSUs under the RSU Plan to our named executive officers and 534,385 RSUs and PSUs under the RSU Plan to our other employees. If the Equity Plan is approved by stockholders, we expect to grant a similar number of annual awards to our named executive officers and other employees in 2019.

Voting Recommendation

The Board of Directors recommends that you vote FOR this proposal.

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AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors of the Company is composed of five independent directors, each of whom meets the criteria for “independence” under the applicable rules of the SEC and the NYSE, and operates under a written charter adopted by the Board of Directors. As set forth in its charter, which is available on the Investor Relations page of our website, www.sothebys.com, the Audit Committee (among other responsibilities) oversees the Company’s financial reporting process on behalf of the Board of Directors. The Company’s management is primarily responsible for the Company’s internal controls and for preparing the Company’s financial statements contained in the Company’s public reports. The Company’s independent auditor, the registered public accounting firm of Deloitte & Touche LLP, is responsible for expressing opinions on the Company’s consolidated financial statements and on the effectiveness of the Company’s internal control over financial reporting in accordance with the Standards of the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has reviewed and discussed with each of management and Deloitte & Touche LLP, as appropriate, the Company’s audited consolidated financial statements, the effectiveness of the Company’s internal control over financial reporting and, finally, the independent auditor’s opinions on, respectively, the Company’s audited consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Auditing Standard 1301 (Communications with Audit Committees) and the applicable requirements of the PCAOB concerning independence. The Audit Committee has concluded that Deloitte & Touche LLP is “independent” from both the Company and management within the meaning of applicable requirements of the SEC and the PCAOB.

Based on the foregoing considerations, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended December 31, 2017 be included in the Company’s 2017 Annual Report for filing with the SEC.

Submitted by:

Dennis M. Weibling, Chair

Jessica Bibliowicz

Linus W. L. Cheung

Olivier Reza

Marsha E. Simms

The information contained in the foregoing report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall the information be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference in a filing.

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RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

(Item 5 on the Proxy Card)

The Board of Directors recommends that the stockholders ratify the selection of Deloitte & Touche LLP, registered public accounting firm, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for 2018. The Audit Committee approved the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2018. Deloitte & Touche LLP is currently our independent registered public accounting firm.

Independent Auditors’ Fees

In accordance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Audit Committee Charter, the Audit Committee pre-approves all auditing and permissible non-auditing services that will be provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”).

The following table sets forth the aggregate fees billed to us by Deloitte related to the years ended December 31, 2017 and 2016:

	2017	2016
Audit Fees	$3,371,380	$3,052,132
Audit-Related Fees	40,000	40,000
Tax Fees	160,433	304,160
All Other Fees	—	—
Total	$3,571,813	$3,396,292

In considering the natures of the services provided by Deloitte, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the Standards of the Public Company Accounting Oversight Board. See below for detailed information related to the services provided by Deloitte.

Audit Fees

These amounts represent fees for the audit of our annual consolidated financial statements, the review of financial statements included in our quarterly reports on Form 10-Q, the audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, and similar engagements during the year, such as comfort letters, attest services, consents, and the review of documents filed with the SEC.

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Independent Auditors’ Fees

Audit-Related Fees

These amounts include fees for: (i) the review of this proxy statement; (ii) audit procedures required by the mortgage for 1334 York Avenue, our headquarters building in New York; and (iii) audit procedures for New York City real estate tax filings related to 1334 York Avenue.

Tax Fees

These amounts include fees for tax compliance and tax planning and advice. Fees for tax compliance services totaled $102,706 in 2017 and $192,214 in 2016. Tax compliance services are services rendered based upon facts already in existence or transactions that have already occurred to document and compute amounts to be included in tax filings and consist of: (i) federal, state and local income tax return assistance; (ii) assistance with tax return filings in certain foreign jurisdictions; and (iii) assistance with domestic and foreign tax audits and appeals. Fees for tax planning and advice services totaled $57,727 in 2017 and $111,946 in 2016. Tax planning and advice principally includes advice related to value added and sales tax, transfer pricing, and potential tax law changes.

Ratio of Tax Planning and Advice Fees and All Other Fees to Audit Fees, Audit Related Fees and Tax Compliance Fees

In 2017 and 2016, the ratio of tax planning and advice fees and all other fees to audit fees, audit related fees, and tax compliance fees was 0.02:1 and 0.03:1, respectively.

Policy on Audit Committee Pre-approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee has established a policy requiring the pre-approval of all audit and permissible non-audit services provided to us by Deloitte. The policy provides for pre-approval of audit, audit related and tax services specified by the Audit Committee. The Audit Committee may delegate to one or more of its members authority to pre-approve permissible services, consisting of audit services, audit related services, and tax services. Any pre-approval decision made by such designated member(s) shall be reported to the Audit Committee at its next regularly scheduled meeting.

The Board of Directors recommends a vote FOR this proposal.

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ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2017 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another free copy of our 2016 Annual Report from:

Sotheby’s

Attn: Investor Relations Department

1334 York Avenue

New York, New York 10021

Telephone: (212) 894-1023

e-mail: investor@sothebys.com

website: http://investor.shareholder.com/bid/InvestorKit.cfm

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PROPOSALS BY STOCKHOLDERS

Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2019 annual stockholders meeting must be received by us no later than November 23, 2018. Such proposals also must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Corporate Secretary

Sotheby’s

1334 York Avenue

New York, New York 10021

Fax: (212) 606-7574

For a stockholder proposal that is not intended to be included in our 2019 proxy statement under Rule 14a-8, our bylaws require the stockholder’s written proposal be submitted to our Secretary at the address above:

•	On or after the close of business on February 1, 2019; and

•	On or before the close of business on March 4, 2019.

In such a case, the notice of proposal must meet certain requirements set forth in our bylaws. Such proposals are not required to be included in our proxy materials. These dates may be subject to modification if our 2019 Annual Meeting of Stockholders occurs more than thirty (30) days before or more than sixty (60) days after May 3, 2019 as provided in Section 1.13 of our Bylaws.

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APPENDIX A

SOTHEBY’S 2018 EQUITY INCENTIVE PLAN

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SOTHEBY’S

2018 EQUITY INCENTIVE PLAN

ARTICLE 1 – PURPOSE AND GENERAL PROVISIONS

1.1 Establishment of Plan. Sotheby’s, a Delaware corporation, hereby establishes an equity incentive compensation plan to be known as the “Sotheby’s 2018 Equity Incentive Plan” (the “Plan”), as set forth in this document and as it may be amended from time to time.

1.2 Purpose of Plan. The purpose of the Plan is to promote the long-term growth and profitability of the Company by providing compensation incentives for high levels of performance and productivity by employees of Sotheby’s and its eligible Subsidiaries. The Plan is intended to strengthen Sotheby’s existing operations and its ability to attract and retain outstanding individuals upon whose judgment, initiative and efforts the continued success, growth and development of Sotheby’s is dependent, as well as encourage such individuals to have a greater personal financial investment in Sotheby’s through ownership of its common stock. In addition, the Plan is intended to incentivize employees of Sotheby’s and its eligible Subsidiaries with long-term based equity compensation and to align their interests with stockholders. The Plan also provides Sotheby’s with the opportunity to deduct certain compensation of officers who were, are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”), pursuant to any favorable transitioning of the pre-2018 terms of Section 162(m), under either U.S. federal or state tax law (the “162(m) Transition Rule”).

1.3 Types of Awards. Awards under the Plan may be made to eligible Participants in the form of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or any combination thereof.

1.4 Effective Date. The Plan was adopted by the Board of Directors of the Company on February 28, 2018, contingent upon approval by the Company’s stockholders. The Plan became effective on the date the Company’s stockholders approved the Plan, May 3, 2018 (the “Effective Date”).

1.5 Termination of the Plan. No awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date (but also taking into account the limit on awards in Section 5.7(a)). Awards granted under the Plan on or prior to the tenth (10th) anniversary of the Effective Date shall remain outstanding beyond that date in accordance with the terms and conditions of the Plan and the Agreements corresponding to such Awards.

ARTICLE 2 – DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

“162(m) TRANSITION RULE” has the meaning ascribed to such term in Section 1.2 hereof.

“409A AWARD” means an Award that is not exempt from Code section 409A.

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“AFFILIATE” means an entity in which the Company and its Subsidiaries have an ownership or voting interest of at least ten percent (or such higher percentage as may be specified for this purpose by the Committee from time to time).

“AGREEMENT” means the written or electronic agreement evidencing an Award granted to a Participant under the Plan. As determined by the Committee, each Agreement shall consist of either (i) a written agreement in a form approved by the Committee and executed on behalf of the Company by an officer duly authorized to act on its behalf, or (ii) an electronic notice of an Award in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking Awards, and if required by the Committee, executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company (other than the particular Award recipient) to execute any or all Agreements on behalf the Company.

“AWARD” means an award granted to a Participant under the Plan that consists of one or more Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units, Other Awards or a combination of these.

“BOARD” means the Board of Directors of the Company.

“CAUSE” means, except as provided otherwise in the applicable Agreement, the following circumstances with respect to a Participant that lead to the Participant’s termination of employment:

(a) conviction of, or entering into a plea of either guilty or nolo contendere to, any felony;

(b) fraud, misappropriation or embezzlement with respect to the Company or any Affiliate, or any other act in connection with the performance of an Employee’s duties which is materially injurious to the Company;

(c) refusal to follow the reasonable and lawful directions of the Board or the Participant’s supervisor;

(d) substantial failure to perform the Participant’s duties for the Company or any Affiliate, after the Company delivers written demand for substantial performance to the Participant, which demand specifically identifies the manner in which the Company believes that the Participant has failed to substantially perform the Participant’s duties and either (i) determines that the failure is not capable of adequate cure, or (ii) provides the Participant with a reasonable period of time to cure such failure (and the Participant does not cure the failure within the period);

(e) engaging in an act of willful misconduct or gross negligence in connection with the Company’s or an Affiliate’s business;

(f) a material breach of any affirmative covenant between the Participant and the Company or any Affiliate, including but not limited to those set forth in in any non-compete, non-solicitation, no-dealing, and/or confidentiality agreement, as well as the Company’s Executive Severance Benefits Plan (with respect to Participants covered by any such agreements or such plan);

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(g) breach of a material Company policy or the Company’s Code of Business Conduct, which reasonably would be expected to result in a material liability to, or have a material adverse effect on the business or financial condition of, the Company or any Affiliate.

“CERTIFICATE OF INCORPORATION” means the Certificate of Incorporation of the Company, as they may be amended from time to time.

“CHANGE IN CONTROL” means the occurrence of one of the following events:

(a) any Person, other than an Exempt Person, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, over a period of 12 consecutive months, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities;

(b) the consummation of a merger, consolidation or combination that results in the Company’s voting securities representing less than 50% of the combined voting power of the securities of the Company or of the surviving entity outstanding immediately after such merger, consolidation or combination;

(c) the individuals who constitute the Board (the “Incumbent Board”) cease for any reason within any period of 12 consecutive months to constitute at least a majority of the members of the Board; provided, however, that any individual becoming a director whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then compromising the Incumbent Board shall be considered as though the individual were a member of the Incumbent Board; or

(d) the sale or disposition by the Company of all or substantially all the Company’s assets, other than a sale or disposition to an Exempt Person or a sale or disposition to an entity of which at least 50% of the voting power is represented by voting securities of the Company.

In all cases, a “Change in Control” shall occur pursuant to any of clauses (a) – (d) above only if the event also constitutes a change in the effective ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Treasury Regulation section 1.409A-3(i)(5).

“CODE” means the U.S. Internal Revenue Code of 1986, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Code includes any applicable regulations promulgated under that section. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

“COMMITTEE” means the Compensation Committee of the Board or such other committee consisting of two or more members of the Board as may be appointed by the Board from time to time to administer this Plan pursuant to Article 3. If the Common Stock is traded on the NYSE or the NASDAQ, all of the members of the Committee shall be independent directors within the meaning of the NYSE’s or NASDAQ’s listing standards (as applicable). If any member of the Committee does not qualify as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, the Board shall appoint a subcommittee of the Committee, consisting of at least two Independent Directors who are

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“non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, to grant Awards to Insiders. In addition, if any member of the Committee does not qualify as an “outside director” within the meaning of Code section 162(m) as in effect immediately prior to 2018, and the Company intends to grant Qualified Performance-Based Awards to Covered Employees pursuant to the 162(m) Transition Rule, the Board shall appoint a subcommittee of the Committee, which may be the same as any subcommittee described in the immediately preceding sentence, consisting of at least two Independent Directors who are “outside directors” (for purposes of the 162(m) Transition Rule) to grant and make all determinations related to performance requirements for such Qualified Performance-Based Awards so that such Awards can qualify for the Exception. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

“COMMON STOCK” means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

“COMPANY” means Sotheby’s, a Delaware corporation, and its successors and assigns.

“COVERED EMPLOYEE” has the meaning ascribed to such term in Section 1.2 hereof.

“DISABILITY” means (except as otherwise required or specified in applicable non-U.S. law) (i) with respect to any Incentive Stock Option, a disability as determined under Code section 22(e)(3), and (ii) with respect to any other Award, unless provided otherwise in an Agreement (in which case such definition shall apply for purposes of the Plan with respect to that particular Award), (A) with respect to a Participant who is eligible to participate in a program of long-term disability insurance maintained by the Employer, the date on which the insurer or administrator under such program of long-term disability insurance determines that the Participant is eligible to commence benefits under such program, and (B) with respect to any other Participant, a physical or mental condition resulting from any medically determinable physical or mental impairment that renders such Participant incapable of engaging in any substantial gainful employment and that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than three hundred sixty-five (365) Days. For purposes of clause (i) and clause (ii)(B) above, the existence of a Disability shall be determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Agreement. For purposes of clause (i) and clause (ii) above, the date upon which a Participant ceases to be employed by reason of Disability shall be determined by the Committee in accordance with uniform principles consistently applied, upon the basis of such evidence as the Committee deems necessary and desirable, and its good faith determination shall be conclusive for all purposes of this Plan and the relevant Agreement. In the case of a Participant employed outside the U.S. to whom non-U.S. applicable law requires or specifies a different definition of Disability, the definition that is required or specified shall apply, but the procedures described above for the Committee’s determination of (I) the existence of a Disability, and (II) the date of cessation of employment for Disability shall also apply.

“EFFECTIVE DATE” has the meaning ascribed to such term in Section 1.4 hereof.

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“EMPLOYEE” means any service provider to an Employer whom the Employer treats as a common law employee for U.S. payroll tax purposes (or as an employee for purposes of non-U.S. local law, in the case of an individual whose work location is outside the U.S.), as of the time in question (and disregarding any subsequent change in treatment to the extent it is applied retroactively), either within or outside the United States, unless the Committee (in its discretion) determines that the individual is not an Employee or has ceased to be an Employee.

“EMPLOYER” means the entity employing an Employee (either the Company or a Subsidiary) as determined by the Company.

“EXCEPTION” means the performance-based compensation exception to the deductibility limitation of Code section 162(m), as in effect immediately prior to 2018.

“EXCHANGE ACT” means the Securities Exchange Act of 1934, as now in effect and as hereafter amended from time to time. Any reference to a particular section of the Exchange Act includes any applicable regulations promulgated under that section. All citations to sections of the Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

“EXEMPT PERSON” means an employee benefit plan of the Company or an Affiliate or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company or an Affiliate.

“FAIR MARKET VALUE” of a share of Common Stock of the Company means, as of the date in question,

(a) if the Common Stock is listed for trading on the NYSE or another national securities exchange, the closing sale price of a share of Common Stock on such date, as reported by the NYSE or such other exchange or such other source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale;

(b) if the Common Stock is not listed for trading on a national securities exchange but nevertheless is publicly traded and reported (through the OTC Bulletin Board or otherwise), the closing sale price of a share of Common Stock on such date as reported by such source as the Committee deems reliable, or if no such reported sale of the Common Stock shall have occurred on such date, on the last day prior to such date on which there was such a reported sale; or

(c) if the Common Stock is not publicly traded and reported, the fair market value as determined by the Committee, in good faith and in accordance with uniform principles consistently applied.

For purposes of subsection (a) above, if the Common Stock is not traded on the NYSE but is traded on more than one other securities exchange on the given date, then the largest exchange on which the Common Stock is traded shall be referenced to determine Fair Market Value.

Notwithstanding the foregoing but subject to the next paragraph, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant,

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exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Agreement applicable to the Award. Such alternative definition may include a price that is based on the opening, actual, high, low, or average selling prices of a share of Common Stock on the NYSE or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days. In particular, and not by way of limitation, for purposes of determining taxation of the Awards granted to U.K. Employees, the definition of Fair Market Value may be adjusted as required by the Shares Valuation Division of the U.K. Inland Revenue, and Awards for other non-U.S. Employees may be valued in the manner that the Committee determines to be appropriate in light of applicable non-U.S. law.

Notwithstanding the foregoing, (i) in the case of an Option or SAR, Fair Market Value shall be determined in accordance with a definition of fair market value that permits the Award to be exempt from Code section 409A; and (ii) in the case of an Option that is intended to qualify as an ISO under Code section 422 or an Award that is intended to qualify for the Exception (when appropriate to preserve the 162(m) Transition Rule), Fair Market Value shall be determined by the Committee in accordance with the requirements of Code section 422 or Code section 162(m), as applicable.

“GENERAL AWARD” means an Award that is not a Qualified Performance-Based Award.

“INCENTIVE STOCK OPTION” or “ISO” means an Option which is designated as an “incentive stock option” and intended to meet the requirements of Code section 422.

“INDEPENDENT DIRECTOR” means any individual who is a member of the Board and who is not also employed by the Employer.

“INSIDER” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Exchange Act section 16(a).

“NASDAQ” means The NASDAQ Stock Market LLC or its successor.

“NEGATIVE DISCRETION” means the absolute and unrestricted discretion that the Committee may exercise to reduce, but not increase, the amount that otherwise would be payable pursuant to an Award in connection with the attainment of a performance objective under the Award for any reason, including but not limited to the Committee’s determination that the performance objective has become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, or unsatisfactory performance of the Participant. It is expressly permissible to reduce the amount otherwise payable pursuant to an Award to zero.

“NONQUALIFIED STOCK OPTION” or “NSO” means any Option which is not designated as an “incentive stock option” or that otherwise does not meet the requirements of Code section 422.

“NYSE” means the New York Stock Exchange or its successor.

“OPTION” means an Award granted under Article 5 which is either an Incentive Stock Option or a Nonqualified Stock Option. An Option shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option, and in the absence of such designation, shall be treated as a Nonqualified Stock Option.

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“OPTION EXERCISE PRICE” means the price at which a share of Common Stock may be purchased by a Participant pursuant to the exercise of an Option.

“OTHER AWARD” has the meaning ascribed to such term in Article 9.

“OTHER COMPANY SECURITIES” mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

“PARTICIPANT” means an Employee who has received an Award under this Plan.

“PERFORMANCE PERIOD ” has the meaning ascribed to such term in Section 8.3.

“PERFORMANCE SHARE” means an Award under Article 8 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant (by delivery of Common Stock, cash or other property as the Committee shall determine) upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) as in effect immediately prior to 2018 in the case of a Qualified Performance-Based Award granted to a Covered Employee when appropriate to preserve the 162(m) Transition Rule.

“PERFORMANCE SHARE UNIT” means an Award under Article 8 of the Plan that has a value set by the Committee, or that is determined by reference to a valuation formula specified by the Committee, which value may be paid to the Participant (by delivery of Common Stock, cash or other property as the Committee shall determine) upon achievement of such performance objectives during the relevant Performance Period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Code section 162(m) as in effect immediately prior to 2018 in the case of a Qualified Performance-Based Award granted to a Covered Employee when appropriate to preserve the 162(m) Transition Rule.

“PERMITTED TRANSFEREE” means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members.

“PERSON” means any “person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act

“PLAN” has the meaning ascribed to such term in Section 1.1 hereof.

“PRIOR PLANS” means the Fourth Amended and Restated Sotheby’s Restricted Stock Unit Plan and the Sotheby’s Holdings, Inc. 1997 Stock Option Plan, each as it has been amended from time to time.

“QUALIFIED PERFORMANCE-BASED AWARD” means an Award (or a specified portion of an Award) to a Participant that is intended to satisfy the requirements for the Exception.

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“RESTRICTED STOCK” means an Award of shares of Common Stock under Article 7 of the Plan, which shares are issued with such restrictions as the Committee, in its sole discretion, may impose.

“RESTRICTED STOCK UNIT” or “RSU” means an Award under Article 7 of the Plan that is valued by reference to a share of Common Stock, which value may be paid to the Participant by delivery of Common Stock, cash or other property as the Committee shall determine and that has such restrictions as the Committee, in its sole discretion, may impose.

“RESTRICTION PERIOD” means the period commencing on the date an Award of Restricted Stock or an RSU is granted and ending on such date as the Committee shall determine, during which time the Award is subject to forfeiture as provided in the Agreement.

“RETIREMENT” means the termination of employment by an Employee after the attainment of the age sixty-five (65) (or upon such earlier or later date as determined by local law) or as otherwise determined or approved by the Committee and under any other conditions as the Committee may add including, but not limited to, a minimum length of service requirement.

“SHARE POOL” has the meaning ascribed to such term in Section 4.1.

“STOCK APPRECIATION RIGHT” or “SAR” means an Award granted under Article 6 which provides for delivery of cash, Common Stock or other property as the Committee shall determine with a value equal to the excess of the Fair Market Value of a share of Common Stock on the day the Stock Appreciation Right is exercised over the specified purchase price.

“SUBSIDIARY” means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power that is entitled to elect the management of such corporation or other entity thereof are owned directly or indirectly by the Company. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company and the Committee shall be authorized to act on behalf of all other entities included within the definition of “Subsidiary.”

“SUBSTITUTE AWARD” means any Award granted in assumption of or in substitution for an award of a company or business acquired by the Company or a Subsidiary or with which the Company or an Affiliate combines.

“TANDEM SAR” means a Stock Appreciation Right granted to a Participant in connection with an Option as described in Section 6.4.

ARTICLE 3 – ADMINISTRATION; POWERS OF THE COMMITTEE

3.1 General. This Plan shall be administered by the Committee.

3.2 Authority of the Committee.

(a) Subject to the provisions of the Plan, the Committee shall have the full and discretionary authority to (i) select the persons who are eligible to receive Awards under the Plan, (ii) determine the form and substance of Awards made under the Plan and the conditions and restrictions, if any,

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subject to which such Awards will be made, (iii) modify the terms of Awards made under the Plan, (iv) interpret, construe and administer the Plan and Awards granted thereunder, (v) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Participants located outside the United States, and (vi) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate in its discretion.

(b) The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable.

(c) Decisions of the Committee on all matters relating to the Plan shall be in the Committee’s sole discretion and shall be conclusive, final and binding on all parties.

(d) In the event the Company shall assume outstanding equity awards or the right or obligation to make such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards as it shall deem equitable and appropriate to prevent dilution or enlargement of benefits intended to be made under the Plan.

(e) In making any determination or in taking or not taking any action under the Plan, the Committee may obtain and may rely on the advice of experts, including but not limited to employees of the Company and professional advisors.

3.3 Rules for Foreign Jurisdictions. Notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, (i) amend or vary the terms of the Plan in order to conform such terms with the requirements of each non-U.S. jurisdiction where a Participant works or resides or to meet the goals and objectives of the Plan; (ii) establish one or more sub-plans for these purposes; and (iii) establish administrative rules and procedures to facilitate the operation of the Plan in such non-U.S. jurisdictions. For purposes of clarity, the terms and conditions contained herein which are subject to variation in a non-U.S. jurisdiction shall be reflected in a special form of Agreement approved by the Committee or one or more written addendums to the Plan with respect to such non-U.S.  jurisdictions.

3.4 Delegation of Authority. The Committee may, in its discretion, at any time and from time to time, delegate to one or more of its members such of its authority as it deems appropriate, provided that any such delegation shall be to at least two members of the Committee with respect to Awards granted to Insiders (and Qualified Performance-Based Awards granted to Covered Employees when appropriate to preserve the 162(m) Transition Rule), as described in the definition of “Committee”. Except with respect to the grant or amendment of Qualified Performance-Based Awards (when appropriate to preserve the 162(m) Transition Rule), the Committee may, at any time and from time to time, delegate to one or more other members of the Board such of its authority as it deems appropriate. To the extent permitted by law and applicable stock exchange rules, the Committee may also delegate its authority to one or more persons who are not members of the Board, except that no such delegation will be permitted with respect to Qualified Performance-Based Awards granted to Covered Employees (when appropriate to preserve the 162(m) Transition Rule) and Awards granted to Insiders.

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3.5 Agreements. Each Award granted under the Plan shall be evidenced by an Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such Agreement shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign (or otherwise acknowledge receipt of) a copy of the Agreement or a copy of a notice of grant. Each Participant may be required, as a condition to receiving an Award under this Plan, to enter into agreements with the Company containing such affirmative covenants as the Committee may adopt and approve from time to time (the “Affirmative Covenant Agreements”). The provisions of the Affirmative Covenant Agreements may also be included in, or incorporated by reference in, the Agreement.

3.6 Indemnification. No member or former member of the Committee or the Board or person to whom the Committee has delegated responsibility under the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it. The Company shall indemnify and hold harmless each member and former member of the Committee and the Board and each person to whom the Committee has delegated responsibility under the Plan against all cost or expense (including counsel fees and expenses) or liability (including any sum paid in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan, unless arising out of such member’s or former member’s own willful misconduct, fraud, bad faith or as expressly prohibited by statute. Such indemnification shall be in addition (without duplication) to any rights to indemnification or insurance the member or former member may have as a director or under the Certificate of Incorporation.

3.7 Minimum Vesting Requirement. Notwithstanding any other provision of the Plan to the contrary, equity-based Awards granted under the Plan shall vest no earlier than the first anniversary of the date the Award is granted (excluding, for this purpose, any (i) Substitute Awards and (ii) Shares delivered in lieu of fully vested cash Awards); provided, that the Committee may grant equity-based Awards without regard to the foregoing minimum vesting requirement with respect to a maximum of five percent (5%) of the available Share Pool authorized for issuance under the Plan pursuant to Section 4.1 (subject to adjustment under Section 4.3); and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award (including in cases of Retirement, death, Disability or a Change in Control) in the terms of the Award or otherwise. A Participant’s rights with respect to an Award are entirely conditioned on its vesting, and such rights shall only apply to the extent the Award vests.

3.8 Restrictions on Dividends and Dividend Equivalents. Notwithstanding anything herein to the contrary, dividend equivalents shall not be paid with respect to Options or SARs. Dividends and dividend equivalents with respect to a Restricted Stock Award, Restricted Stock Unit, Performance Share, Performance Share Unit or Other Award shall be subject to the same vesting requirements as the underlying Award; in no event shall dividends or dividend equivalents be paid on any such Award prior to the date on which such Award has become vested.

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ARTICLE 4 – SHARES  AVAILABLE UNDER THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in this Section 4.1 and in Section 4.3, the aggregate number of shares of Common Stock that are available for issuance pursuant to Awards granted under the Plan is – (i) 7,650,000 shares, reduced by (ii) the number of shares used for awards granted under the Prior Plans in 2018 before the Effective Date (the “Share Pool”). All of the Share Pool may, but is not required to, be issued pursuant to Incentive Stock Options. If Awards are granted in substitution or assumption of awards of an entity acquired, by merger or otherwise, by the Company (or any Subsidiary), to the extent such grant shall not be inconsistent with the terms, limitations and conditions of Code section 422, Exchange Act Rule 16b-3 or applicable NYSE rules, the number of shares subject to such substitute or assumed Awards shall not increase or decrease the Share Pool.

The shares issued pursuant to Awards under the Plan shall be made available from shares currently authorized but unissued or shares currently held (or subsequently acquired) by the Company as treasury shares, including shares purchased in the open market or in private transactions.

No additional awards shall be granted under the Prior Plans after the Effective Date, and all remaining shares available for grant under the Prior Plans will be cancelled on the Effective Date. Outstanding awards under the Prior Plans shall continue to be to be governed by the Prior Plans and the agreements under which they were granted, except that they may be returned to the Share Pool to the extent provided in subsection (f) below for the specific type of grant.

The following rules shall apply for purposes of the determination of the number of shares of Common Stock available for grants of Awards under the Plan:

(a) Each Option shall be counted as one share subject to an Award and deducted from the Share Pool.

(b) Each share of Restricted Stock, each Restricted Stock Unit that may be settled in a share of Common Stock, and each Other Award that may be settled in a share of Common Stock shall be counted as 2.14 shares subject to an Award and deducted from the Share Pool. Restricted Stock Units and Other Awards that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(c) Each Performance Share that may be settled in shares of Common Stock shall be counted as 2.14 shares subject to an Award, based on the number of shares that would be paid under the Performance Share for achievement of target performance, and deducted from the Share Pool. Each Performance Share Unit that may be settled in shares of Common Stock shall be counted as a number of shares subject to an Award, based on 2.14 multiplied by the number of shares that would be paid under the Performance Share Unit for achievement of target performance, with the number determined by dividing the value of the Performance Share Unit at the time of grant by the Fair Market Value of a share of Common Stock at the time of grant, and this number shall be deducted from the Share Pool. In both cases, in the event that the Award is later settled based on above-target performance, the number of shares of Common Stock corresponding to the above-target performance, calculated pursuant to the applicable methodology specified above, shall be deducted from the Share Pool at the time of such settlement after applying the 2.14 factor described above; in

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the event that the Award is later settled upon below-target performance, the number of shares of Common Stock corresponding to the below-target performance, calculated pursuant to the applicable methodology specified above, shall be added back to the Share Pool after applying the 2.14 factor described above. Performance Shares and Performance Share Units that may not be settled in shares of Common Stock shall not result in a deduction from the Share Pool.

(d) Each Stock Appreciation Right that may be settled in a share of Common Stock shall be counted as one share subject to an Award and deducted from the Share Pool. Stock Appreciation Rights that may not be settled in shares of Common Stock shall not result in a reduction from the Share Pool. If a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the shares subject to such related Option shall be added back to the Share Pool.

(e) If, for any reason, any shares subject to an Award under the Plan are not issued or are returned to the Company, for reasons including, but not limited to – (i) a forfeiture of Restricted Stock, a Restricted Stock Unit, a Performance Share, a Performance Share Unit, or Other Award; (ii) the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, Performance Share Unit, or Other Award; (iii) the settlement of any Award in cash rather than shares; or (iv) the withholding of shares for the payment of taxes on (and only on) Restricted Stock, a Restricted Stock Unit, a Performance Share or a Performance Share Unit, then such shares shall again be available for Awards under the Plan and shall be added to the Share Pool. Any addition to the Share Pool pursuant to this paragraph shall be adjusted by the factor specified above with respect to the type of Award from which the shares were derived.

(f) If, for any reason, after May 3, 2018, any shares subject to an award under the Prior Plans are not issued or are returned to the Company, for reasons including, but not limited to – (i) a forfeiture of restricted stock, a restricted stock unit, a performance share, or a performance share unit; (ii) the termination, expiration or cancellation of restricted stock, a restricted stock unit, a performance share, or a performance share unit; (iii) settlement of any award in cash rather than shares; or (iv) the withholding of shares for the payment of taxes on (and only on) Restricted Stock, a Restricted Stock Unit, a Performance Share or a Performance Share Unit, then such shares shall be available for Awards under the Plan and shall be added to the Share Pool. Any addition to the Share Pool pursuant to this paragraph shall be adjusted by the factor specified above with respect to the type of award from which the shares were derived.

(g) Notwithstanding subsections (e) and (f) above, if the exercise price and/or tax withholding obligation under an Option, Stock Appreciation Right or other appreciation award is satisfied by the Company retaining shares or by the Participant tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. Similarly, after May 3, 2018, if the exercise price and/or tax withholding obligation under an option or stock appreciation award under a Prior Plan is satisfied by the Company retaining shares or by the holder tendering shares (either by actual delivery or attestation), the number of shares so retained or tendered shall not be available for further Awards under the Plan and shall not be added to the Share Pool. To the extent an SAR that may be settled in shares of Common Stock is, in fact, settled in

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shares of Common Stock, the gross number of shares subject to such Stock Appreciation Right shall be deemed delivered for purposes of determining the Share Pool and shall not be available for further Awards under the Plan. Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or after May 3, 2018, the exercise of options under a Prior Plan) shall not be available for Awards under the Plan and shall not be added back to the Share Pool.

4.2 Individual Limits. Subject to adjustment as provided in Section 4.3, the following rules shall apply to Awards under the Plan:

(a) The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one fiscal year of the Company to any one Participant shall be 1,000,000.

(b) The maximum number of shares of Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units that are stock denominated (i.e., have a unit value based on Common Stock) and Other Awards that are stock denominated that may be granted, in the aggregate, in any one fiscal year of the Company to any one Participant shall be 500,000.

(c) The maximum aggregate payout (determined as of the end of the applicable Performance Period) under any Performance Share Units that are not stock denominated and Other Awards that are not stock denominated and that are granted in any one fiscal year of the Corporation to any one Participant shall be $10,000,000.

The multipliers specified in subsections (a) through (g) of Section 4.1 shall not apply for purposes of applying the foregoing limitations of this Section 4.2.

4.3 Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to stockholders (other than an ordinary cash dividend) results in the outstanding shares of Common Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation (or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Common Stock), or a material change in the value of the outstanding shares of Common Stock as a result of the change, transaction or distribution, then the Committee shall make equitable adjustments, as it determines are necessary and appropriate to prevent the enlargement or dilution of benefits intended to be made available under the Plan, in:

(a) the number and class of stock or other securities that comprise the Share Pool as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b) the limitations on the aggregate number of shares of Common Stock that may be awarded to any one Participant under various Awards as set forth in Section 4.2;

(c) the number and class of stock or other securities subject to outstanding Awards, and which have not been issued or transferred under an outstanding Award;

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(d) the Option Exercise Price under outstanding Options, the exercise price under outstanding Stock Appreciate Rights, and the number of shares of Common Stock to be transferred in settlement of outstanding Awards; and

(e) the terms, conditions or restrictions of any Award and Agreement, including but not limited to the price payable for the acquisition of shares of Common Stock.

It is intended that, if possible, any adjustment contemplated above shall be made in a manner that satisfies applicable legal requirements as well as applicable requirements with respect to taxation (including, without limitation and as applicable under the circumstances, Code section 424, Code section 409A, and Code section 162(m) when appropriate to preserve the 162(m) Transition Rule) and applicable accounting standards, so as to not trigger any charge to earnings with respect to such adjustment).

Without limiting the generality of the above, any good faith determination by the Committee as to whether an adjustment is required in the circumstances and the extent and nature of any such adjustment shall be final, conclusive and binding on all persons.

ARTICLE 5 – STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, the Committee may from time to time grant Options to eligible Participants. The Committee shall have sole discretion in determining the number of shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NSOs or a combination thereof, and may vary such Awards among Participants; provided that the Committee may grant ISOs only to individuals who are employees within the meaning of Code section 3401(c) of the Company or its eligible subsidiaries (as defined for this purpose in Code section 424(f)). Notwithstanding anything in this Article 5 to the contrary, except for Options that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant Options to individuals who provide direct services on the date of grant of the Options to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

5.2 Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the Option Exercise Price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, the conditions upon which the Option shall become vested and exercisable and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NSO. Dividend equivalents shall not be paid with respect to Options.

5.3 Option Exercise Price. The per share Option Exercise Price for each Option shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an Option Exercise Price lower than set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another Option in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or

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liquidation; provided that the Committee determines that such Option Exercise Price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the Option from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the Option is granted).

5.4 Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date (other than an Option granted to a Participant outside the United States and then only to the extent required by applicable non-U.S. law). If an Agreement does not specify an expiration date, the Option’s expiration date shall be the 10th anniversary of its grant date.

5.5 Exercise of Options. Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of an Option, the number of shares of Common Stock subject to exercise under any related SAR shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.

5.6 Payment. Options shall be exercised, in whole or in part, by the delivery of an oral, written or electronic notice of exercise to the Company or its designated representative in the form prescribed by the Company, setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and satisfying any requirements that the Committee may apply from time to time. Full payment of the Option Exercise Price for such shares (less any amount previously paid by the Participant to acquire the Option) must be made on or prior to the Payment Date, as defined below. The Option Exercise Price shall be paid to the Company in United States dollars either: (a) in cash, (b) by check, bank draft, money order or other cash equivalent approved by the Committee, (c) if approved by the Committee, by tendering previously acquired shares of Common Stock (or delivering a certification or attestation of ownership of such shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price (provided that the tendered shares must have been held by the Participant for any period required by the Committee), (d) if approved by the Committee, by cashless exercise as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, (e) by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law, including a net exercise; or (f) by a combination of the foregoing. “Payment Date” shall mean the date on which a sale transaction in connection with a cashless exercise (whether or not payment is actually made pursuant to a cashless exercise) would have settled in connection with the subject option exercise. No certificate or cash representing a share of Common Stock shall be delivered until the full Option Exercise Price has been paid.

5.7 Special Rules for ISOs. The following rules apply notwithstanding any other terms of the Plan.

(a) No ISOs may be granted under the Plan after February 28, 2028.

(b) In no event shall any Participant who owns (within the meaning of Code section 424(d)) stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiary” (within the meaning of Code

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section 424(e) or (f), respectively) be eligible to receive an ISO (i) at an Option Exercise Price less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock on the date the ISO is granted, or (ii) that is exercisable later than the fifth (5th) anniversary date of its grant date.

(c) The aggregate Fair Market Value of shares of Common Stock with respect to which incentive stock options (within the meaning of Code section 422) granted to a Participant are first exercisable in any calendar year under the Plan and all other incentive stock option plans of the Employer shall not exceed One Hundred Thousand Dollars ($100,000). For this purpose, Fair Market Value shall be determined with respect to a particular incentive stock option on the date on which such incentive stock option is granted. In the event that this One Hundred Thousand Dollar ($100,000) limit is exceeded with respect to a Participant, then ISOs granted under this Plan to such Participant shall, to the extent and in the order required by Treasury Regulations under Code section 422, automatically become NSOs granted under this Plan.

(d) Solely for purposes of determining the limit on ISOs that may be granted under the Plan, the provisions of Section 4.1 that replenish the Share Pool shall only be applied to the extent permitted by Code section 422 and the regulations promulgated thereunder.

ARTICLE 6 – STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and provisions of the Plan, the Committee may grant SARs to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine. The Committee may grant Tandem SARs or SARs that are unrelated to Options. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the specified purchase price, times the number of shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic exercise on a certain date, for payment of the proceeds on a certain date, and/or for accelerated vesting and other rights upon the occurrence of events specified in the Agreement. Notwithstanding anything in this Article 6 to the contrary, except for SARs that are specifically designated as intended to be subject to Code section 409A, the Committee may only grant SARs to individuals who provide direct services on the date of grant of the SARs to the Company or another entity in a chain of entities in which the Company or another such entity has a controlling interest (within the meaning of Treasury Regulation section 1.409A-1(b)(5)(iii)(e)) in each entity in the chain.

6.2 Agreement. Each SAR grant shall be evidenced by an Agreement that shall specify the exercise price, the duration of the SAR, the number of shares of Common Stock to which the SAR pertains, the conditions upon which the SAR shall become vested and exercisable and such other provisions as the Committee shall determine. Dividend equivalents shall not be paid with respect to SARs.

6.3 Duration of SARs. Each SAR shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no SAR shall be exercisable later than the tenth (10th) anniversary of its grant date (other than an SAR granted to a Participant outside the United States and then only to

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the extent required by applicable non-U.S. law). If an Agreement does not specify an expiration date, the SAR’s expiration date shall be the 10th anniversary of its grant date.

6.4 Tandem SARs. A Tandem SAR shall entitle the holder, within the specified exercise period for the related Option, to surrender the unexercised related Option, or a portion thereof, and to receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value of a share of Common Stock on the exercise date exceeds the Option Exercise Price per share, times the number of shares subject to the Option, or portion thereof, which is surrendered. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of SARs related to Options must be concurrent with the grant of the Options.

6.5 Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of a Stock Appreciation Right will be in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such payment will be in the form of shares of Common Stock. If payment is to be made in shares, the number of shares shall be determined based on the Fair Market Value of a share on the date of exercise. The Committee shall have sole discretion to determine and set forth in the Agreement the timing of any payment made in cash or shares, or a combination thereof, upon exercise of SARs.

6.6 Exercise Price. The exercise price for each Stock Appreciation Right shall be determined by the Committee and shall not be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the SAR is granted. Notwithstanding the foregoing, an SAR may be granted with an exercise price lower than set forth in the preceding sentence if such SAR is granted pursuant to an assumption or substitution for another SAR in a manner satisfying the provisions of Code section 424(a) relating to a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation; provided that the Committee determines that such SAR exercise price is appropriate to preserve the economic benefit of the replaced award and will not impair the exemption of the SAR from Code section 409A (unless the Committee clearly and expressly foregoes such exemption at the time the SAR is granted).

6.7 Exercise of SARs. SARs shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall specify, including conditions related to the employment of the Participant with the Employer or provision of services by the Participant to the Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for rights upon the occurrence of events specified in the Agreement. Upon exercise of a Tandem SAR, the number of shares of Common Stock subject to exercise under the related Option shall automatically be reduced by the number of shares represented by the Option or portion thereof which is surrendered.

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ARTICLE 7 – RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1 Grant of Restricted Stock and Restricted Stock Units. Subject to provisions of the Plan, the Committee may from time to time grant Awards of Restricted Stock and Restricted Stock Units (“RSUs”) to Participants. Awards of Restricted Stock and RSUs may be made either alone or in addition to or in tandem with other Awards granted under the Plan.

7.2 Agreement. The Restricted Stock or RSU Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of shares of Restricted Stock or the number of RSUs granted; the purchase price, if any, to be paid for such Restricted Stock or RSUs, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the restrictions applicable to the Restricted Stock or RSU, the length of the Restriction Period (subject to Section 3.7) and any circumstances that will shorten or terminate the Restriction Period; and rights of the Participant to vote the shares during the Restriction Period. The Committee shall have sole discretion to determine and specify in each RSU Agreement whether the RSUs will be settled in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock.

7.3 Certificates. Upon an Award of Restricted Stock to a Participant, shares of restricted Common Stock shall be registered in the Participant’s name. Certificates, if issued, may either (i) be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse, and/or (ii) be issued to the Participant and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant or registered in the Participant’s name on the Company’s or transfer agent’s records; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the terms of the Plan and the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law. Concurrently with the lapse of any risk of forfeiture applicable to the Restricted Stock, the Participant shall be required to pay to the Company an amount necessary to satisfy any applicable federal, state and local tax requirements as set out in Article 14 below.

7.4 Stockholder Rights; Dividends and Other Distributions. Except as provided in this Article 7 or in the applicable Agreement, a Participant who receives a Restricted Stock Award shall have (during and after the Restriction Period), with respect to such Restricted Stock Award, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive dividends and other distributions to the extent, if any, such shares possess such rights; provided, however, that (i) any dividends and other distributions payable on such shares of Restricted Stock during the Restriction Period shall be either automatically reinvested in additional shares of Restricted Stock or paid to the Company for the account of the Participant, in either case subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividends and other distributions shall be included in the Agreement related to the Award and shall, to the extent required, comply with

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the requirements of Code section 409A. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts (provided again that all such terms shall, to the extent required, comply with Code section 409A). A Participant receiving a Restricted Stock Unit Award shall not possess voting rights and shall accrue dividend equivalents on such Units only to the extent provided in the Agreement relating to the Award; provided, however, that (A) any dividend equivalents payable on such Restricted Stock Unit Award shall be subject to the same restrictions on vesting as the underlying Award, and (B) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 8 – PERFORMANCE SHARES AND PERFORMANCE SHARE UNITS

8.1 Grant of Performance Shares and Performance Share Units. The Committee may grant Performance Shares and Performance Share Units to Participants in such amounts and upon such terms, and at any time and from time to time, as the Committee shall determine.

8.2 Agreement. The Performance Share or Performance Share Unit Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the number of Performance Shares or Performance Share Units granted; the purchase price, if any, to be paid for such Performance Shares or Performance Share Units, which may be equal to or less than Fair Market Value of a share and may be zero, subject to such minimum consideration as may be required by applicable law; the performance objectives applicable to the Performance Shares or Performance Share Units; and any additional restrictions applicable to the Performance Shares or Performance Share Units such as continued service (subject to Section 3.7). The Committee shall have sole discretion to determine and specify in each Performance Shares or Performance Share Units Agreement whether the Award will be settled in the form of all cash, all shares of Common Stock, Other Company Securities, or any combination thereof. Unless and to the extent the Committee specifies otherwise, such settlement will be in the form of shares of Common Stock. Any such shares may be granted subject to any restrictions deemed appropriate by the Committee.

8.3 Value of Performance Shares and Performance Share Units. Each Performance Share shall have an initial value equal to the Fair Market Value of a share of Common Stock on the date of grant. Each Performance Share Unit shall have an initial value that is established by the Committee at the time of grant. In addition to any non-performance terms applicable to the Award, the Committee shall set performance objectives in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Shares, Performance Share Units or both, as applicable, that will be paid out to the Participant. For purposes of this Article 8, the time period during which the performance objectives must be met shall be called a “Performance Period.” The Committee may, but is not obligated to, set such performance objectives by reference to the performance measures set forth in Article 10.

8.4 Earning of Performance Shares and Performance Share Units. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of the Performance Shares or Performance Share Units shall be entitled to receive a payout of the number and value of Performance

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Shares or Performance Share Units, as applicable, earned by the Participant over the Performance Period, if any, to be determined as a function of the extent to which the corresponding performance objectives have been achieved and any applicable non-performance terms have been met.

8.5 Stockholder Rights; Dividends and Other Distributions. A Participant receiving Performance Shares or Performance Share Units shall not possess voting rights. A Participant receiving Performance Shares or Performance Share Units or any other Award that is subject to performance conditions shall accrue dividend equivalents on such Award only to the extent provided in the Agreement relating to the Award; provided, however, that (i) any dividend equivalents payable on such Performance Shares or Performance Share Units shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 9 – OTHER AWARDS

The Committee shall have the authority to specify the terms and provisions of other forms of equity-based, equity-related or cash awards not described in Articles 5 through 8 of this Plan that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company (“Other Awards”). Other Awards may provide for (a) cash payments based in whole or in part on the value or future value of shares of Common Stock, (b) the acquisition or future acquisition of shares of Common Stock, (c) cash payments that are not based on the value or future value of shares of Common Stock, or (d) any combination of the foregoing. A Participant receiving an Other Award (except an Other Award described in (c) above) may accrue dividend equivalents on such Award to the extent provided in the Agreement relating to the Award; provided, however, that (i) that any dividend equivalents payable on such Other Award shall be subject to the same restrictions on vesting as the underlying Award, and (ii) all terms and conditions for payment of such dividend equivalents shall be included in the Agreement related to the Award and shall, to the extent required, comply with the requirements of Code section 409A.

ARTICLE 10 – PERFORMANCE MEASURES

10.1 In General. The Committee may, in its discretion, include performance objectives in any Award. The Committee may grant a Qualified Performance-Based Award when appropriate with respect to the 162(m) Transition Rule, in which case the Committee shall designate the Award as such in writing at the time the Award is granted. Any such designation shall become irrevocable at the end of the period described in Section 10.2 below that applies to the Award. To the extent the Committee does not designate an Award as a Qualified Performance-Based Award at the time the Award is granted, it shall be a General Award.

10.2 Qualified Performance-Based Awards. If the Committee grants a Qualified Performance-Based Award, as deemed appropriate with respect to the 162(m) Transition Rule, the Committee shall establish at least one performance objective that is intended to permit the Award to satisfy the Exception with respect to the Award and shall determine the maximum amount payable under the Qualified

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Performance-Based Award for attainment of the performance objective. The Committee may also establish lower amounts payable for lower levels of achievement with respect to the performance objective and may also establish one or more threshold levels of achievement with respect to the performance objective in order for any amount to be paid pursuant to the Qualified Performance-Based Award. If none of the threshold levels of achievement with respect to the performance objective intended to permit the Award to satisfy the Exception are attained, no amount may be paid pursuant to the Qualified Performance-Based Award.

(a) The Committee shall establish in writing the performance objective intended to permit the Award to satisfy the Exception within the first 90 days of the Performance Period and at a time when the outcome of the performance objective is substantially uncertain. Notwithstanding the 90-day deadline specified in the prior sentence, in the event that a Performance Period (or a Participant’s service during a Performance Period) is expected to be less than 12 months, the Committee shall establish in writing the performance objective intended to permit the Award to satisfy the Exception on or before the date when 25% of the Performance Period (or the Participant’s service during the Performance Period), as each is scheduled in good faith at the time the objective is established, has elapsed.

(b) In addition to specifying the performance objective intended to permit the Award to satisfy the Exception, the Committee may specify one or more additional performance objectives, or such other conditions and criteria as it chooses, to guide the exercise of its Negative Discretion and thereby determine the final amount payable to the Participant under the Qualified Performance-Based Award.

10.3 General Awards. If the Committee grants a General Award, the Committee may provide for a threshold level of performance below which no amount of compensation will be paid, and it may provide for the payment of differing amounts of compensation for different levels of performance.

10.4 Performance Measures.

(a) In the case of a Qualified Performance-Based Award granted pursuant to the 162(m) Transition Rule, the performance measures intended to permit the Award to satisfy the Exception shall be stated as levels of, or growth or changes in, or other objective specification of performance with respect to one or more of the following performance criteria: earnings; earnings before income taxes; earnings before interest and taxes (EBIT); earnings before interest after taxes (EBIAT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings before interest, taxes, depreciation, amortization and rent (EBITDAR); gross margin; operating margin; profit margin; market value added; market share; revenue; revenue growth; return measures (including but not limited to return on equity, return on stockholders’ equity, return on investment, return on assets, return on net assets, return on capital, return on sales, and return on invested capital); total stockholder return; profit; economic profit; capitalized economic profit; after-tax profit; net operating profit after tax (NOPAT); pre-tax profit; cash; cash flow measures (including but not limited to operating cash flow; free cash flow; cash flow return; cash flow per share; and free cash flow per share); earnings per share (EPS); net earnings; operating earnings; segment income; economic value added; net income; net income from continuing operations available to common stockholders excluding special items; operating income; adjusted operating income; assets; sales;

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net sales; sales volume; sales growth; net sales growth; debt/capital ratio; return on total capital; cost; cost control; expense targets or ratios, operating expenses; adjusted operating expenses; improvement in or attainment of expense levels; working capital; working capital targets; improvement in or attainment of working capital levels; debt; debt to equity ratio; debt reduction; capital targets; capital expenditures; price/earnings growth ratio; corporate value measures (such as compliance, safety and personnel matters); acquisitions, dispositions, projects or other specific events, transactions or strategic milestones; the Common Stock price (and stock price appreciation, either in absolute terms or in relationship to the appreciation of a public stock index or the appreciation among members of a peer group determined by the Committee); and book value per share. All criteria may be measured on a Generally Accepted Accounting Principles (“GAAP”) basis, adjusted GAAP basis, or non-GAAP basis.

(b) In the case of a General Award, the Committee may establish one or more performance objectives that is based on categories of performance that are different than those set forth in subsection (a).

(c) When selecting targets to guide the exercise of Negative Discretion with respect to a Qualified Performance-Based Award, the Committee may establish one or more performance objectives that is based on categories of performance that are different than those set forth in subsection (a).

10.5 Definitions of Performance Objectives. If the Committee makes an Award subject to a particular performance objective, the Committee shall adopt or confirm a written definition of that performance objective at the time the performance objective is established, provided that the Committee retains the discretion to forego such written definition in connection with a General Award. The performance objective for an Award may be described in terms of Company-wide objectives or objectives that are related to a specific division, Subsidiary, Employer, department, region, or function in which the participant is employed or as some combination of these (as alternatives or otherwise). A performance objective may be measured on an absolute basis or relative to a pre-established target, results for a previous year, the performance of other corporations (or a peer group determined by the Committee that may include non-corporate entities), or a stock market or other index. If the Committee specifies more than one individual performance objective for a particular Award, the Committee shall also specify, in writing, whether one, all or some other number of such objectives must be attained.

10.6 Determinations of Performance. For each Award that has been made subject to a performance objective, not later than 70 days following the end of each Performance Period, the Committee shall determine whether the performance objective for such Performance Period has been satisfied. With respect to the performance objective related to a Qualified Performance-Based Award, the Award may not be paid out unless and until the Committee has made a final written certification that the performance objective intended to permit such Award to satisfy the Exception has, in fact, been satisfied. This may be accomplished through approved minutes of the Committee meeting (or by some other form of written certification). In addition, prior to paying out an Award, the Committee shall complete the exercise of its Negative Discretion (or it shall decide not to apply Negative Discretion). In this regard, the Committee shall determine whether any performance objective or other conditions or criteria specified to guide the exercise of its Negative Discretion were satisfied, and thereby make a final determination

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with respect to the Award. If a performance objective applicable to a General Award for a Performance Period is not achieved, the Committee in its sole discretion may pay all or a portion of that Award based on such criteria as the Committee deems appropriate, including without limitation individual performance, Company-wide performance or the performance of the specific division, Subsidiary, Employer, department, region, or function employing the participant.

10.7 Adjustments and Exclusions. In determining whether (and to what extent) any performance objective has been achieved, the Committee may exclude any or all items that are unusual or non-recurring, including but not limited to (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Employer, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), inventory valuations, real estate strategy (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlements or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance objective for a Performance Period as it deems equitable to recognize unusual or non-recurring events affecting the Employer, changes in tax laws or regulations or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine (including adjustments that would result in the Company’s payment of non-deductible compensation under a General Award). In the case of a Qualified-Performance-Based Award, such exclusions and adjustments may only apply to the extent the Committee specifies in writing (not later than the time performance objectives are required to be established) which exclusions and adjustments the Committee will apply to determine whether a performance objective has been satisfied, as well as an objective manner for applying them, or to the extent that the Committee determines (if such determination is memorialized in writing) that they may apply without adversely affecting the Award’s status as a Qualified Performance-Based Award. To the extent that a performance objective is based on the price of the Company’s common stock, then in the event of any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, any merger, consolidation, spin-off, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in such performance objective as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of participants. In the case of a Qualified Performance-Based Award, the Committee’s adjustments as described in the preceding sentence shall apply only to the extent the Committee determines that such adjustments will not adversely affect the Award’s status as a Qualified Performance-Based Award.

10.8 Increases. The Committee may not increase the amount payable under a Qualified Performance-Based Award, except as a result of an equitable adjustment permitted by Section 4.3 or an adjustment or exclusion permitted by Section 10.7.

10.9 Changes. If applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Exception, the Committee may make such grants without satisfying the requirements of the Exception.

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ARTICLE 11 – TERMINATION OF EMPLOYMENT, BLACKOUT PERIODS AND CHANGE IN CONTROL

11.1 Termination of Employment. If a Participant ceases to be an Employee of, or to otherwise perform services for, the Company and its Subsidiaries for any reason (i) all of the Participant’s Options and SARs that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days after the date of such cessation, but in no event after the expiration date of the Options or SARs, (ii) all of the Participant’s Options and SARs that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation, and (iii) all of the Participant’s Restricted Stock, RSUs, Performance Shares, Performance Share Units and Other Awards that were not vested on the date of such cessation shall be forfeited immediately upon such cessation. Notwithstanding the preceding provisions of this Section 11.1, but subject in all respects and at all times to the minimum vesting requirement of Section 3.7, the following special rules shall apply.

(a) The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for (A) a prorated Award in the event of a cessation of the Participant’s service relationship with the Employer as a result of death or Disability; and/or (B) continued vesting during a post-cessation of service period if the Participant’s non-competition and other affirmative covenants to the Company continue to apply during such period for at least 12 months (or during which new or additional valuable covenants apply for at least 12 months), if the Committee determines that the applicable covenants are essential to the business interests of the Company.

(b) The Committee may, in its sole discretion, and to the extent applicable, in accordance with the provisions of Code section 409A, determine (i) whether any bona fide leave of absence (including short-term or long-term disability or medical leave) shall constitute a termination of employment for purposes of this Plan, and (ii) the impact, if any, of any such leave on outstanding Awards under the Plan.

11.2 Special Rule for Company Blackout Periods. The Company has established a securities trading policy (the “Policy”) relative to disclosure and trading on inside information as described in the Policy. Under the Policy, certain Employees of the Company are prohibited from trading stock or other securities of the Company during certain “blackout periods” as described in the Policy. If, under the above provisions or the terms of the applicable Agreement, the last date on which an Option or SAR can be exercised falls within a blackout period imposed by the Policy, the applicable exercise period shall automatically be extended by this Section 11.2 by a number of days equal to the total number of United States business days that the applicable blackout period is in effect. The Committee shall interpret and apply the extension automatically provided by the preceding sentence to ensure that in no event shall the term of any Option or SAR expire during an imposed blackout period.

11.3 Change in Control. The Committee may, in its sole discretion and in such manner as it may from time to time prescribe (including, but not by way of limitation, in granting an Award or in an individual employment agreement, severance plan or individual severance agreement), provide that a Participant shall be eligible for the following: (i) for Awards that are not subject to performance objectives, a full or

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prorated Award (determined based on time elapsed in the service period) in the event that both a Change in Control occurs and either (A) a cessation of the Participant’s service relationship with the Employer occurs during a specified time thereafter, or (B) the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control, and (ii) for Awards that are subject to one or more performance objectives, a prorated Award (determined based on time elapsed in the performance period) in the event that both a Change in Control occurs and either (A) a cessation of the Participant’s service relationship with the Employer occurs during a specified time thereafter, or (B) the surviving entity in such Change in Control does not assume or replace the Award in the Change in Control. For Awards that are subject to one or more performance objectives, the Committee may, in its sole discretion, provide that any such prorated Award will be paid under the provisions of this Section 11.3 based on actual performance achieved prior to when any or all such performance objectives are certified (or without regard to whether they are certified), based on target performance, or based on a combination of actual performance achieved and target performance.

ARTICLE 12 – BENEFICIARY DESIGNATION

To the extent permitted by the Committee, each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any vested but unpaid Award is to be paid in case of the Participant’s death. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company or its designee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s spouse, and if the Participant has no surviving spouse, to the Participant’s estate.

ARTICLE 13 – DEFERRALS

The Committee may permit a Participant to defer such Participant’s receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to RSUs and Other Awards, or the satisfaction of any requirements or objectives with respect to Performance Shares and Performance Share Units. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which rules and procedures shall comply with Code section 409A. The deferral of Option and SAR gains is prohibited.

ARTICLE 14 – WITHHOLDING TAXES

14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with this Plan or any Award.

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14.2 Share Withholding. Except as otherwise permitted by the Committee or provided in the Agreement corresponding to an Award, with respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, Restricted Stock Units or Other Awards, upon the achievement of performance objectives related to Performance Shares or Performance Share Units, or upon any other taxable event arising as a result of or in connection with an Award granted hereunder that is settled in shares of Common Stock, Participants shall satisfy the withholding requirement by having the Company withhold shares of Common Stock having a Fair Market Value on the date the tax is to be determined equal to not more than the amount necessary to satisfy the Company’s withholding obligations at the minimum statutory withholding rates (or, if permitted by the Committee, such greater rate as will not cause adverse accounting or Section 16 of the Exchange Act consequences and is permitted under applicable Internal Revenue Service withholding rules or applicable non-U.S. tax law rules). All such withholding arrangements shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 15 – AMENDMENT AND TERMINATION

15.1 Amendment or Termination of Plan. The Board or the Committee may at any time terminate and from time to time amend the Plan in whole or in part, but no such action shall materially adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, as determined by the Board or Committee, unless such action is necessary to achieve compliance with applicable law or any exchange requirements or listing standards applicable to the Common Stock, or unless the affected Participants consent in writing. To the extent required by Code section 422, other applicable law, and/or any such listing standards (or as appropriate to preserve the 162(m) Transition Rule), no amendment shall be effective unless approved by the stockholders of the Company.

15.2 Amendment of Agreement. The Committee may, at any time, amend any outstanding Agreement in its discretion to the extent the Committee determines that such amendment is necessary to achieve compliance with applicable law or any exchange requirements or listing standards, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and the guidance thereunder. The Committee may, at any time, amend outstanding Agreements in any other manner not inconsistent with the terms of the Plan; provided, however, except as provided in Sections 15.3 and 15.4, if such amendment is materially adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not materially adverse to the Participant without the consent of such Participant. Except for adjustments as provided in Section 4.3 or in connection with a Change in Control, the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Awards or cancel outstanding Options or SARs with per share exercise prices that are more than the Fair Market Value at the time of such cancellation in exchange for cash, other awards, or Options or SARs with per share exercise prices that are less than the exercise prices of the original Options or SARs without stockholder approval.

15.3 Cancellation of Awards for Detrimental Activity. The Committee may provide in the applicable Agreement, a separate employment-related agreement with a Participant or a separate policy that if the

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Participant engages in detrimental activity, as defined in such Agreement, separate agreement or separate policy, the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the detrimental activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Further, but without limiting the generality of the foregoing, the Agreement, separate agreement or separate policy may also provide that if the Participant exercises an Option or SAR, receives an RSU, Performance Share, Performance Share Unit or Other Award payout, or receives or vests in shares of Common Stock under an Award at any time during the time specified in such Agreement, separate agreement or separate policy, the Participant shall be required to pay to the Company the excess of the then fair market value of the shares that were received with respect to the Award (or if the Participant previously disposed of such shares, the fair market value of such shares at the time of the disposition plus reasonable interest) over the total price paid by the Participant for such shares.

15.4 Assumption or Cancellation of Awards Upon a Corporate Transaction.

(a) In the event of a sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that stockholders of the Company immediately prior to the merger exchange their shares of stock in the Company for cash and/or shares of another entity or any other corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Corporate Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation and adjusted as appropriate.

(b) In addition or in the alternative, the Committee, in its discretion, may cancel all or certain types of outstanding Awards at or immediately prior to the time of the Corporate Transaction provided that the Committee either (i) provides that the Participant is entitled to a payment (in cash or shares) equal to the value of the portion of the Award that would be vested upon the Corporate Transaction, as determined below and to the extent there is any such value, or (ii) at least 15 days prior to the Corporate Transaction (or, if not feasible to provide 15 days’ notice, within a reasonable period prior to the Corporate Transaction), notifies the Participant that, subject to rescission if the Corporate Transaction is not successfully completed within a certain period, the Award will be terminated and, if the Award is an Option, SAR or similar right, provides the Participant the right to exercise the portion of the Option, SAR or similar right that would be vested upon the Corporate Transaction prior to the Corporate Transaction.

(c) For purposes of this provision, the value of the Award that would be vested upon the Corporate Transaction shall be measured as of the date of the Corporate Transaction and shall equal the value of the cash, shares or other property that would be payable to the Participant for such vested Award (or, if the Award is an Option, SAR or similar right, upon exercise of the vested Award) less the amount of any payment required to be tendered by the Participant upon such exercise. The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash settlement and, in the case of Options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess (if any) of the per share amount payable upon or in respect of such event over the exercise price of such Option,

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Appendix A—2018 Equity Incentive Plan

SAR or similar right and may cancel each Option, SAR or similar right with an exercise price greater than the per share amount payable upon or in respect of such event without any payment to the person holding such Option, SAR or similar right. For example, under this provision, in connection with a Corporate Transaction, the Committee can cancel all outstanding Options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to the Corporate Transaction if their vested Options had been fully exercised immediately prior to such Corporate Transaction, less the aggregate Option Exercise Price that would have been payable therefor, or if the amount that would have been payable to the Option holders pursuant to such Corporate Transaction if their vested Options had been fully exercised immediately prior thereto would be less than the aggregate Option Exercise Price that would have been payable therefor, the Committee can cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to this cancellation provision may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee’s discretion.

(d) Any actions taken under this Section 15.4 shall be valid with respect to a 409A Award only to the extent that such action complies with Code section 409A.

ARTICLE 16 – MISCELLANEOUS PROVISIONS

16.1 Restrictions on Shares. If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Award may be exercised in whole or in part (as applicable), no such Award may be paid out (as applicable) and no shares may be issued pursuant to such Award (as applicable) unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee. All certificates for shares of Common Stock delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any listing standards applicable to the Common Stock and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable state, federal and foreign laws (including, without limitation and if applicable, the requirements of the Securities Act of 1933), and any applicable requirements of any securities exchange or similar entity.

16.2 Rights of a Stockholder. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, SAR, RSU, Performance Share, Performance Share Unit or Other Award shall have any right as a stockholder with respect to any shares covered by such Award prior to the date of issuance to him or her or his or her delegate of a certificate or certificates for such shares or the date the Participant’s name is registered on the Company’s books as the stockholders of record with respect to such shares.

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Appendix A—2018 Equity Incentive Plan

16.3 Transferability. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution. Unless the Committee determines otherwise consistent with securities and other applicable laws, rules and regulations, (i) no Award granted under the Plan shall be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant other than upon the Participant’s death, to a beneficiary in accordance with Article 12 or by will or the laws of descent and distribution, and (ii) each Option and SAR outstanding to a Participant may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative (provided that Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by the Code and any regulations promulgated thereunder). In the event of a transfer to a Permitted Transferee as permitted under this Section 16.3 or by the Committee, appropriate evidence of any transfer to the Permitted Transferee shall be delivered to the Company at its principal executive office. If all or part of an Award is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Award as the Participant. For the avoidance of doubt, any permitted transfer of an Award will be without payment of consideration by the Permitted Transferee.

16.4 No Fractional Shares. Unless provided otherwise in the Agreement applicable to an Award, no fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award and any fractional share otherwise payable pursuant to an Award shall be forfeited.

16.5 No Implied Rights. Nothing in the Plan or any Agreement shall confer upon any Participant any right to continue in the employ or service of the Employer or interfere in any way with the right of the Employer to terminate the Participant’s employment or other service relationship at any time and for any reason. Unless otherwise determined by the Committee, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. An Award of any type made in any one year to an eligible Participant shall neither guarantee nor preclude a further grant of that or any other type of Award to such Participant in that year or any subsequent year. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

16.6 No Right to Continued Employment. No Employee or any other Person shall have any claim or right to be issued any Award under the Plan. Neither the adoption and maintenance of the Plan nor the granting of Awards pursuant to the Plan shall be deemed to constitute a contract of employment between the Employer and any Employee or to be a condition of the employment of any Person. The Plan and any Awards granted under the Plan shall not confer upon any Participant any right with respect to continued employment by the Employer, nor shall they interfere in any way with the right of the Employer to terminate the employment of any Participant at any time, and for any reason, with or without cause, it being acknowledged, unless expressly provided otherwise in writing, that the employment of a Participant is and continues to be “at will” (except to the extent that applicable foreign law provides otherwise).

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Appendix A—2018 Equity Incentive Plan

16.7 Transfer of Employee. The transfer of an Employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an Employee is placed on military, disability or sick leave or such other leave of absence which is considered by the Committee as continuing intact the employment relationship. If an Employee’s employment or other service relationship is with a Subsidiary and that entity ceases to be a Subsidiary of the Company, a termination of employment shall be deemed to have occurred when the entity ceases to be a Subsidiary unless the Employee transfers his or her employment or other service relationship to the Company or its remaining Subsidiaries.

16.8 Expenses of the Plan. The expenses of the Plan shall be borne by the Company. The Company shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any Award under the Plan.

16.9 Compliance with Laws.

(a) At all times when the Committee determines that compliance with Code section 162(m) is required or desirable with respect to Qualified Performance-Based Awards granted to Covered Employees, as appropriate to preserve the 162(m) Transition Rule, such Awards shall comply with the requirements of Code section 162(m). In addition, in the event that changes are made to Code section 162(m) to permit greater flexibility with respect to any Awards, the Committee may, subject to the requirements of Article 15, make any adjustments it deems appropriate.

(b) The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. It is the intent of the Company that the awards made hereunder comply in all respects with Rule 16b-3 under the Exchange Act and that any ambiguities or inconsistencies in construction of the Plan be interpreted to give effect to such intention. To the extent any provision of the Plan or action by the Compensation Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Compensation Committee. The Compensation Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers or directors of the Company, subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other participants. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

16.10 Recoupment/Clawback. All Awards, amounts or benefits received or outstanding under the Plan shall be subject to clawback, cancellation, recoupment, rescission, payback, reduction or other similar action in accordance with the terms of any Company clawback or similar policy or any applicable law related to such actions, as may be in effect from time to time. A Participant’s acceptance of an Award shall be deemed to constitute the Participant’s acknowledgement of and consent to the Company’s application, implementation and enforcement of any applicable Company clawback or similar policy that may apply to the Participant, whether adopted prior to or following the Effective Date, and any provision of applicable law relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Participant’s agreement that the Company may take such action as may be necessary to effectuate any such policy or applicable law, without further consideration or action.

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Appendix A—2018 Equity Incentive Plan

16.11 Whistleblower Protection. Nothing contained in this Plan or any Agreement (i) shall be deemed to prohibit any Participant from responding to a subpoena or order of a court or other governmental authority to testify or give evidence or engaging in conduct otherwise protected by the Sarbanes-Oxley Act; (ii) shall be deemed to prohibit any Participant from providing truthful information in good faith to any federal, state, or local governmental body, agency, or official investigating an alleged violation of any antidiscrimination or other employment-related law or otherwise gathering information or evidence pursuant to any official investigation, hearing, trial, or proceeding; (iii) is intended in any way to intimidate, coerce, deter, persuade, or compensate any Participant with respect to providing, withholding, or restricting any communication whatsoever to the extent prohibited under 18 U.S.C. §§ 201, 1503, or 1512 or under any similar or related provision of state or federal law; and (iv) is intended to require any Participant to provide notice to the Employer or its attorneys before reporting any possible violations of federal law or regulation to any governmental agency or entity (“Whistleblower Disclosures”) or to provide notice to the Employer or its attorneys after any Participant has made any such Whistleblower Disclosures.

16.12 Successors. The terms of the Plan and outstanding Awards shall be binding upon the Company and its successors and assigns.

16.13 Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Code section 83(b) or any similar provision thereof. Notwithstanding the preceding sentence, the Committee may condition any award on the Participant’s not making an election under Code section 83(b).

16.14 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of shares of Common Stock, the transfer of such shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which shares of Common Stock are traded.

16.15 Compliance With Code Section 409A.

(a) At all times, this Plan shall be interpreted and operated (i) with respect to 409A Awards in accordance with the requirements of Code section 409A, and (ii) to maintain the exemptions from Code section 409A of Options, SARs and Restricted Stock and any Awards designed to meet the short-term deferral exception under Code section 409A. To the extent there is a conflict between the provisions of the Plan relating to compliance with Code section 409A and the provisions of any Agreement issued under the Plan, the provisions of the Plan control. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to a 409A Award to the extent such discretionary authority would conflict with Code section 409A.

(b) To the extent that a 409A Award provides for payment upon the recipient’s termination of employment as an Employee, (i) the 409A Award shall be deemed to require payment upon the individual’s “separation from service” within the meaning of Code section 409A, and (ii) if the individual is a “specified employee” on the date of the individual’s termination of employment (with such status determined by the Company in accordance with rules established by the Company in writing in advance of the “specified employee identification date” within the meaning of Code section 409A that relates to the date of the individual’s termination of employment or, in the

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Appendix A—2018 Equity Incentive Plan

absence of such rules established by the Company, under the default rules for identifying specified employees under Code section 409A), such payment shall not be paid earlier than six months after such termination of employment (provided that if the individual dies after the date of the individual’s termination of employment but before payment has been made, payment will be made to the individual’s estate without regard to such six-month delay).

(c) To the extent any provision of this Plan or an Agreement would cause a payment of a 409A Award to be made because of the Participant’s Disability, then such payment shall not be made unless the Participant’s Disability also constitutes a “disability” within the meaning of Code section 409A(a). Any payment that would have been made except for the application of the preceding sentence shall be made in accordance with the payment schedule that would have applied in the absence of a Disability.

(d) To the extent an Award is a 409A Award and is subject to a substantial risk of forfeiture within the meaning of Code section 409A (or will be granted upon the satisfaction of a condition that constitutes such a substantial risk of forfeiture), any compensation due under the Award (or pursuant to a commitment to grant an Award) shall be paid in full not later than the 60th day following the date on which there is no longer such a substantial risk of forfeiture with respect to the Award (and the Participant shall have no right to designate the year of the payment), unless the Committee shall clearly and expressly provide otherwise at the time of granting the Award.

(e) In the event that an Award shall be deemed not to comply with Code section 409A, then neither the Company, the Board, the Committee nor its or their designees or agents, nor any of their affiliates, assigns or successors (each a “protected party”) shall be liable to any Award recipient or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.

16.16 Legal Construction.

(a) If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

(b) Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

(c) To the extent not preempted by federal law, the Plan and all Agreements hereunder shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law provisions. Unless otherwise provided in the applicable Agreement, the recipient of an Award is deemed to submit to the exclusive jurisdiction and venue of the Federal and state courts of New York to resolve any and all issues that may arise out of or relate to the Plan or such Agreement.

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1334 York Avenue

New York, New York 10021

2018 Annual Meeting of Stockholders

9:00 a.m., Eastern Daylight Savings Time, May 3, 2018

1334 York Avenue

New York, NY 10021

You may view this proxy statement and our Annual Report at the following Internet web site: https://investor.shareholder.com/bid/proxy.cfm.

SOTHEBY'S

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Standard Time, on May 2, 2018.

Vote by Internet

- Go to **www.investorvote.com/BID**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

1. Election of Directors:

	For	Against	Abstain
01 - Jessica M. Bibliowicz	☐	☐	☐
02 - Linus W. L. Cheung	☐	☐	☐
03 - Kevin C. Conroy	☐	☐	☐
04 - Domenico De Sole	☐	☐	☐
05 - The Duke of Devonshire	☐	☐	☐
06 - Daniel S. Loeb	☐	☐	☐
07 - Marsha E. Simms	☐	☐	☐
08 - Thomas S. Smith, Jr.	☐	☐	☐
09 - Diana L. Taylor	☐	☐	☐
10 - Dennis M. Weibling	☐	☐	☐
11 - Harry J. Wilson	☐	☐	☐

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
3. Approval of a change in director compensation.	☐	☐	☐
4. Adoption of 2018 Equity Incentive Plan.	☐	☐	☐
5. Ratification of appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.	☐	☐	☐

Transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

1 U P X

02SBBA

The Proxy Statement and other proxy materials are available at:
http://investor.shareholder.com/bid/proxy.cfm

Dear Stockholders of Sotheby's:

Whether or not you expect to attend the Annual Meeting, please complete and return promptly the attached proxy card in the accompanying envelope, which requires no postage if mailed in the United States. As a stockholder, please remember that your vote is important to us. We look forward to hearing from you.

For Certain Sotheby's Employees Who Are Retirement Savings Plan Participants: The attached proxy card covers all shares for which you have the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Company's Retirement Savings Plan (the "Plan"). The attached proxy card, when properly executed, will be voted as directed as long as the proxy card is received by Computershare no later than April 27, 2018. If no direction is given to the Trustee by such date, the Trustee will vote your shares held in the Plan in the same proportion as votes received from other participants in the Plan.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Sotheby's

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS - MAY 3, 2018

The undersigned hereby appoints each of DOMENICO DE SOLE, THE DUKE OF DEVONSHIRE and THOMAS S. SMITH, JR., and each of them, attorneys and proxies, with full power of substitution, to represent the undersigned at the annual meeting of stockholders of Sotheby's, on Thursday, May 3, 2018, at the office of Sotheby's 1334 York Avenue, New York, New York, at 9:00 a.m., local time, and at any adjournments or postponements thereof, and to vote at such meeting the shares of common stock that the undersigned would be entitled to vote if personally present in accordance with the following instructions and to vote in their judgment upon all other matters that may properly come before the meeting and any adjournment or postponement thereof.

If at least one of the above-named Proxies shall be present in person or by substitution at such meeting or at any adjournment or postponement thereof, said Proxy or Proxies, as the case may be, so present and voting, either in person or by substitution, shall exercise all of the powers hereby given. The undersigned hereby revokes any proxy heretofore given to vote at such meeting.

(Continued and to be SIGNED and dated on the reverse side.)

B Non-Voting Item

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name appears hereon and date. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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